UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FOOT LOCKER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

FOOT LOCKER, INC.

50

2024 PROXY STATEMENT

THE HEART OF SNEAKERS

Foot Locker | Kids Foot Locker | CHAMPS SPORTS | WSS | atmos

LACE UP
PLAN

- EXPAND
  SNEAKER CULTURE
- POWER UP OUR
  PORTFOLIO
- DEEPEN OUR RELATIONSHIP WITH
  CUSTOMERS
- BE BEST-IN-CLASS
  OMNI

Create Value for All Stakeholders

Customers, Brand Partners, Team Members, Communities, and Investors

2024 PROXY STATEMENT	i

DEFINED TERMS

1165(e) Plan	Foot Locker Puerto Rico 1165(e) Plan, as amended and restated
401(k) Plan	Foot Locker 401(k) Plan, as amended and restated
Annual Incentive Plan	Foot Locker Executive Incentive Cash Compensation Plan
Annual Meeting	2024 Annual Meeting of Shareholders
Annual Report	Annual Report on Form 10-K for Fiscal 2023
APAC	Asia Pacific
Board	Board of Directors
Broadridge	Broadridge Financial Solutions, Inc.
CACM	Consistently Applied Compensation Measure
CAP	Compensation Actually Paid
CD&A	Compensation Discussion and Analysis
Common Stock	Foot Locker’s Common Stock, par value $0.01 per share
Company/ Foot Locker	Foot Locker, Inc.
Corporate Headquarters	330 West 34th Street, New York, New York 10001
DSU	Deferred Stock Unit (an accounting equivalent of one share of Common Stock)
EBIT	Earnings Before Interest and Taxes
EDT	Eastern Daylight Time
EMEA	Europe, the Middle East, and Africa
ERISA	Employee Retirement Income Security Act of 1974, as amended
ERM	Enterprise Risk Management
ERP	Enterprise Resource Planning
ESG	Environmental, Social, and Governance
ESPP	Foot Locker Employee Stock Purchase Plan
Excess Cash Plan	Foot Locker Excess Cash Balance Plan
Excess Savings Plan	Foot Locker Excess Savings Plan
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
Fiscal 2023	Fiscal year ended February 3, 2024
Fiscal 2024	Fiscal year ending February 1, 2025
Fiscal 2025	Fiscal year ending January 31, 2026
Fiscal 2026	Fiscal year ending January 30, 2027
Fiscal 2027	Fiscal year ending January 29, 2028
GAAP	U.S. Generally Accepted Accounting Principles
GDPR	EU General Data Protection Regulation
GHG	Greenhouse Gas
GTS	Global Technology Solutions
HCC Committee	Human Capital and Compensation Committee
IAP	International Assignment Policy
Innisfree	Innisfree M&A Incorporated
Interest Account	A hypothetical investment account bearing interest at the rate of 120% of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year
IRC	Internal Revenue Code of 1986, as amended
IT	Information Technology
LTI	Foot Locker Long-Term Incentive Program
NACD	National Association of Corporate Directors
NCR Committee	Nominating and Corporate Responsibility Committee
NEO	Named Executive Officer
Non-Executive Chair	Non-Executive Chair of the Board
Non-Qualified Stock Option	Stock Option that is not subject to the provisions of Section 422 of the IRC
Notice	Notice of Internet Availability of Proxy Materials
NPS	Net Promoter Score
NYSE	New York Stock Exchange
PAC	Political Action Committee
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PSU	Performance Stock Unit
Record Date	March 25, 2024
Retirement Plan	Foot Locker Retirement Plan, as amended and restated
RILA	Retail Industry Leaders Association
ROIC	Return on Invested Capital
RSU	Restricted Stock Unit (time-based)
SASB	Sustainability Accounting Standards Board
SBTi	Science Based Targets initiative
SEC	U.S. Securities and Exchange Commission
SERP	Foot Locker Supplemental Executive Retirement Plan, as amended and restated
Stock Incentive Plan	Foot Locker 2007 Stock Incentive Plan, as amended and restated
Stripers	Store team members across all Company banners
TCFD	Task Force on Climate-related Financial Disclosures
Technology Committee	Technology and Digital Engagement Committee
TSR	Total Shareholder Return
VIF	Voting Instruction Form

ii	Foot Locker, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the U.S. securities laws. Other than statements of historical facts, all statements that address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, future merchandise and vendor mix, real estate opportunities, strategic partnerships, loyalty program, technology investments, capital expenditures, strategic plans, financial objectives, growth of the Company’s business and operations, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s SEC filings.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the Annual Report and subsequent SEC filings. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.

2024 PROXY STATEMENT	iii

NOTICE OF ANNUAL MEETING

DATE AND TIME May 21, 2024 at 9:00 a.m. EDT	VIRTUAL MEETING SITE virtualshareholdermeeting.com/FL2024	RECORD DATE Shareholders of record as of March 25, 2024 can vote at the Annual Meeting

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board. Your vote is very important to us. Please vote your shares.

ITEMS OF BUSINESS

Proposal		Board’s Voting Recommendation	Vote Required to Approve

	Elect nine directors to the Board to serve for one-year terms	FOR each of the nominees

	Vote, on an advisory basis, to approve the NEOs’ compensation	FOR	Majority of Votes Cast by Shareholders

	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2024	FOR

In addition, the Board may transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement of the meeting.

1	Foot Locker, Inc.

NOTIce OF ANNuAl MeeTINg

PROXY VOTING

You may vote using any of the following methods:

TELEPHONE	If you are located within the United States or Canada, you may vote your shares by calling 800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2024. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or VIF.	SCANNING	You may scan the QR Code provided to you to vote your shares through the internet with your mobile device. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2024. You will be able to confirm that the system has properly recorded your vote. If you scan your QR code to vote, you do NOT need to return a proxy card or VIF.

AT THE VIRTUAL ANNUAL MEETING	You may vote at the virtual Annual Meeting using the 16-digit control number included on your Notice, proxy card, and VIF that accompanied your proxy materials.	INTERNET	You may vote your shares through the internet at proxyvote.com. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2024. You will be able to confirm that the system has properly recorded your vote. If you vote through the internet, you do NOT need to return a proxy card or VIF.

MAIL	If you received printed copies of the proxy materials by mail, you may vote by mail. Simply mark your proxy card or VIF, date and sign it, and return it in the postage-paid envelope that we included with your materials.	APP	You may vote your shares by using the ProxyVote app. Download it for free wherever you get your apps, scan or enter your control number, and vote. App voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2024. You will be able to confirm that the system has properly recorded your vote. If you vote using the app, you do NOT need to return a proxy card or VIF.

On or about April 11, 2024, we started mailing a Notice to our shareholders. Proxies are being solicited by the Board to be voted at our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2024

The Proxy Statement and Annual Report are available at materials.proxyvote.com/344849.

April 11, 2024

ANTHONY D. FOTI (he/him/his)

Senior Vice President, Deputy General Counsel and Corporate Secretary

2024 PROXY STATEMENT	2

Dear Fellow Shareholders:

Our vision at Foot Locker, Inc. is to be known as the “go to” destination for discovering and buying sneakers globally. Our mission is to unlock the “inner sneakerhead” in all of us. The Lace Up Plan is designed to support our vision and mission, and our plan delivers for all of our stakeholders: for customers, we will be their destination for “all things sneakers, unlocking the inner sneakerhead in all of us;” for brand partners, we will partner to build brand equity and incremental growth; for team members, we offer job and career opportunities for our young and diverse team members that leverage our Stripers’ passion for sneaker culture; for communities, we will continue to invest in economic development and education for the communities we serve; and for investors, we will provide longer-term, profitable growth and attractive returns.

As we reflect on the past year, 2023 presented the Company with certain macroeconomic and consumer-related pressures in addition to Company-specific factors, including elevated inventories. In the face of those challenges, the team focused on both delivering near-term results and executing the Lace Up Plan by closing under-performing stores and building out our loyalty program and digital capabilities to drive long-term shareholder value creation.

Notable achievements and progress on our Lace Up Plan in 2023 included:

►	Expand Sneaker Culture. We are harnessing our multi-branded leadership position to expand sneaker culture by serving more sneaker occasions, providing more sneaker choices, and driving greater sneaker distinction. Despite allocation changes in 2023, we collaborated with our largest partner, Nike, Inc., on our mutual key pillars of basketball, kids, and sneaker culture, and we look forward to continuing to enhance the partnership in 2024. Further, sales of brands beyond Nike in our core banners outpaced our total Company sales, as penetration of our other brands in our business reached 35% of sales compared to 33% in 2022. Additionally, we grew our door counts with vendors, including New Balance, On Running, and Hoka.	“Looking to 2024, we are repositioning Foot Locker, Inc. for the future. Our momentum—particularly in the second half of the year—means that we are entering 2024 positioned for a recovery, and on the path to reaching 8.5%-9.0%(1) in EBIT margins by 2028.”

►	Power Up the Portfolio. We opened 69 new format stores at our Foot Locker banner, including our highly-compelling Power and Community store concepts, that now total 242 doors. We are well on our way to achieving our goal for these formats to comprise at least 20% of our square footage in North America, compared with 16% today. In 2023, we also began a meaningful store refresh program designed to create a more consistent and elevated brand experience for our Foot Locker and Kids Foot Locker banners. Initial results from our refreshed stores have been encouraging, and we intend to accelerate this refresh work to approximately two-thirds of our global Foot Locker and Kids Foot Locker doors by the end of next year. Additionally, our Off-Mall square footage increased to 39% of our footprint in North America, up from approximately 34% in 2022. Finally, we are creating more distinction among our banners and transforming our real estate footprint. In 2023, we made strides to reposition the Champs Sports banner by focusing its store base to serve the active athlete consumer.

►	Deepen Our Relationships with Customers. In 2023, we began to reignite the Foot Locker brand by launching our new global platform “The Heart of Sneakers” and investing in brand-building marketing strategies. We will continue to make strategic investments in marketing in 2024 and beyond to drive customer engagement and evolve and elevate the brand experience across channels. To deepen customer loyalty, we piloted an enhanced FLX loyalty program in Canada. This re-imagined membership program is resonating with a broader range of our customers and driving lift. We are excited to roll out this program to the rest of North America in 2024, and globally in 2025.

►	Be Best-in-Class Omni. We saw meaningful gains in our digital penetration in 2023, which reached 17.2% of sales, compared to 16.3% in 2022, after adjusting for the wind-down of our digital-only banner, Eastbay, in 2022. Our momentum was driven by meaningful improvements to our sites’ customer experience, including enhanced search capability, site navigation, filtering, product recommendations, and cart and checkout optimizations, among others. While we are still in the early innings of our digital transformation, we continue to target 25% digital penetration by 2026. We are confident we will further build on our progress in 2024, including with the launch of our new and refreshed mobile Foot Locker app.

3	Foot Locker, Inc.

In addition to executing on our strategic imperatives, we advanced key business initiatives in 2023 to help us return to longer-term growth, including:

►

Simplifying Our Operations. We made significant progress simplifying our operations to enhance our focus on our core banners and regions. This included exiting the Sidestep banner in Europe, exiting the Macau and Hong Kong markets, and converting our owned stores in Singapore and Malaysia to a license model. We also exited atmos from the United States, with the closure of three stores and its website, to align our focus on driving the brand’s future growth in its core Japanese market. Finally, we made changes to our merchandising and finance organizations to drive greater connectivity across our banners.

►

Leaning into Our Basketball Leadership. In November, we were pleased to announce that Foot Locker and the National Basketball Association (NBA) entered into a multi-year partnership under which Foot Locker will serve as an official league marketing partner in the United States. This collaboration, which builds on a partnership dating back to 1999, will enable Foot Locker to meaningfully engage with fans throughout the NBA season, while celebrating the intersection of basketball and sneaker culture. We are also excited about the ongoing rollout of our new, multi-branded, basketball-focused experience—Home Court—in select stores to bring the excitement and passion of the sport to our customers. We are well-positioned to continue our basketball momentum into 2024 and beyond.

►

Building Our Team for the Future. Throughout 2023, we strengthened our executive leadership team through a series of talented hires, and our new executive leadership team is now fully in place. While we continue to lean into the strong institutional and category knowledge of core Foot Locker, Inc. veterans, including Frank Bracken, our Chief Commercial Officer, and Bryon Milburn, our Chief Merchandising Officer, we have also added new leaders who bring a broad range of experience and perspectives across a variety of industries. In addition to Elliott Rodgers, who joined us in 2022 as our Chief Operations Officer, in 2023 we welcomed Mike Baughn as Chief Financial Officer, Jennifer Kraft as General Counsel, Adrian Butler as Chief Technology Officer, Kim Waldmann as Chief Customer Officer, and Kristin Bauer as Chief Supply Chain Officer. In 2024, we also welcomed Cindy Carlisle as Chief Human Resources Officer. Our executive leadership team brings the ideal combination of functional expertise, enterprise thinking, and collaboration required to meet customer expectations in a rapidly-changing retail environment.

Looking to 2024, we are repositioning Foot Locker, Inc. for the future. Our momentum—particularly in the second half of the year—means that we are entering 2024 positioned for a recovery, and on the path to reaching 8.5%-9.0%(1) in EBIT margins by 2028.

I thank you —our shareholders—for your ongoing support. I also thank our Board of Directors for their expertise, guidance, and support, and our 45,000 team members for their hard work and passion for serving our customers.

I am excited to continue unlocking the inner sneakerhead in all of us in 2024 and beyond.

MARY N. DIllON (she/her/hers) President and Chief Executive Officer

(1)	A reconciliation to GAAP is provided beginning on page 22 of our Annual Report, which is available at investors.footlocker-inc.com/ar.

2024 PROXY STATEMENT	4

Dear Fellow Shareholders:

Foot Locker, Inc. is an iconic company that has shaped sneaker culture for 50 years. I am incredibly honored to serve you, our shareholders, as Non-Executive Chair of the Board, and to partner with our Chief Executive Officer, Mary Dillon, and her executive leadership team as they execute the Lace Up Plan.

“Foot Locker, Inc. is an iconic company that has shaped sneaker culture for 50 years. The Board is actively engaged in overseeing the Company’s long-term strategy to position the business for the next 50 years of growth.”

Against a backdrop of macroeconomic and consumer-related challenges in 2023, as well as Company-specific factors, the executive leadership team focused on both delivering near-term results and executing the Lace Up Plan. Highlights from 2023 include the following:

►	Long-Term Strategy Oversight. In 2023, the Board oversaw the development of the Lace Up Plan. The Board is now focused on overseeing the execution and delivery of results under the plan, reflecting the Board’s confidence in and commitment to the plan, as management undertakes to simplify the Company’s operations, invest behind longer-term growth, and build the team for the future. The Board is accountable to create shareholder value and fully aligned with management on the strategies outlined within the plan. With a focus on the four pillars of the Lace Up Plan, the Board formed the Technology Committee to provide deeper engagement on IT infrastructure and digital oversight, including progress against the GTS strategy and the return on GTS investments. The HCC Committee also undertook a comprehensive review of the executive compensation program, with changes effective in 2024 designed to further drive results under the Lace Up Plan. As the business and industry continue to evolve, the Board will remain focused on management’s execution of the Lace Up Plan, and its key objectives of expanding sneaker culture, powering up our portfolio, deepening our relationship with customers, and being best-in-class omni.

►	Board Refreshment. Because the Board believes deeply that it must be fit for its purpose and provide strategic value to the Company, ongoing Board refreshment is critical to ensure we have the right mix of skills, diversity, and expertise to support the Company. I want to thank Alan Feldman, who will retire from the Board at the Annual Meeting, after 19 years of exemplary service and devotion to the Company and our shareholders. Alan’s extensive retail experience across multiple retail formats and his tenure as a public company CEO in the retail industry have provided an invaluable source of insights and perspectives to the Company and the Board. The Board recognizes and expresses deep gratitude to Alan for his years of service. Upon the recommendation of the NCR Committee, at this time the Board has decided to decrease the size of the Board from ten to nine directors effective upon Alan’s retirement. The Board will continue to assess the size and composition of the Board.

►	Shareholder Engagement. Our Board serves at the pleasure of our shareholders. Therefore, as a Board, one of our highest priorities is hearing from you, our shareholders, who have entrusted us with this responsibility. For the past several years, I have led, on behalf of our Board, a structured and governance-focused shareholder engagement program designed to accomplish this by facilitating transparency and creating a platform to receive shareholder feedback that is shared with the Board. During the 2023 shareholder engagement cycle, we met individually with shareholders representing over 46% of our total shares outstanding, as well as proxy advisory firms, to discuss various topics, including the Board’s oversight of the Lace Up Plan, our Board’s assessment process, Board and management succession, executive compensation, and key supply chain risks. The feedback gathered from shareholder engagement has been considered by the Board as it reviews changes and updates to the Company’s policies, practices, and public disclosures. We look forward to continuing our dialogue with you in the future. For additional information, see Shareholder Engagement beginning on page 36.

5	Foot Locker, Inc.

►

Responsible Business Stewardship. We are committed to operating the Company in a responsible manner consistent with our values. This is necessary to achieve our strategic imperatives. The Board has partnered with management to support these efforts in the execution of the Lace Up Plan. For additional information regarding our responsible business efforts and Board oversight, see our Impact Report, which is available at investors.footlocker-inc.com/impactreport.

The Board believes that the foundation established in 2023 will set the stage for the Company’s next 50 years, and remains committed to the strategic imperatives outlined in the Lace Up Plan. I am immensely proud of the company that Foot Locker, Inc. is today and will be in the future.

On behalf of the Board, I am incredibly grateful to all our shareholders for their continued commitment to supporting the Company during this period of transformation. The Board, management team, and Foot Locker, Inc.’s 45,000 team members around the world are building upon our strong foundation and helping to shape the Company’s future, one pair of sneakers at a time.

The Notice and this Proxy Statement each contain details of the business to be conducted at the Annual Meeting. I also encourage you to review our Annual Report, which is available at investors.footlocker-inc.com/ar. Your participation is important to us, so please exercise your right to vote your shares. We hope that we have the chance to see you unlock your “inner sneakerhead” through a visit to a Foot Locker store, our website, or our mobile app.

DONA D. YOuNg (she/her/hers) Non-Executive Chair

2024 PROXY STATEMENT	6

ABOUT FOOT LOCKER, INC.

ALL THINGS SNEAKERS

Foot Locker, Inc. (NYSE: FL) is a leading footwear and apparel retailer that unlocks the “inner sneakerhead” in all of us. With approximately 2,500 retail stores in 26 countries across North America, Europe, Asia, Australia, and New Zealand, and a licensed store presence in the Middle East and Asia, Foot Locker, Inc. has a strong history of sneaker authority that sparks discovery and ignites the power of sneaker culture through its portfolio of brands, including Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos. For more information visit footlocker-inc.com.

Bring the Best of Sneaker Culture to All	Recruit the Next Generation	Serve the Active Athlete	Celebrate the Hispanic Community	Share and Celebrate Japanese Street and Sneaker Culture

OUR FISCAL 2023 FINANCIAL HIGHLIGHTS

While the year presented certain macroeconomic and consumer-related pressures in addition to Company-specific factors, including elevated inventories, the team focused on both delivering near-term results and executing the Lace Up Plan by closing under-performing stores and building out our loyalty program and digital capabilities to drive long-term shareholder value creation. Highlights include the following:

(1)	A reconciliation to GAAP is provided beginning on page 22 of our Annual Report, which is available at investors.footlocker-inc.com/ar.

LEARN MORE ABOUT OUR COMPANY

You can learn more about the Company by visiting footlocker.com/corp. We also encourage you to read our Annual Report, which is available at investors.footlocker-inc.com/ar.

7	Foot Locker, Inc.

VOTING ROADMAP

PROPOSAL

ELECTION OF DIRECTORS

The Board believes that the nine director nominees possess the appropriate diversity, skills, and experiences to provide quality oversight of the business, strategy, and long-term interests of shareholders.

The Board recommends a vote FOR each of the nominees. Page 12

DEMOGRAPHICS

Tenure

►	8 years (Median)

►

Directors with varied tenure contribute to a range of perspectives and ensure we transition knowledge and experience from longer-serving members to those newer to our Board. We have a balanced mix of new and longer-tenured directors.

Age

►	62 years (Median)

Diversity

Our director nominees represent a diverse range of backgrounds—in terms of gender, age, ethnicity, skills, and business and board experience—with an equally diverse range of perspectives. What we share is a common desire to support, and provide effective oversight of, management in executing our Lace Up Plan.

►	89% of the director nominees are women or persons of color.

►	80% of our committees are chaired by women or persons of color.

►

Our NCR Committee is focused on ensuring continued diversity on the Board during refreshment activities by requiring that candidate pools include diverse individuals meeting the relevant recruitment criteria.

SKILLS AND EXPERIENCES

We believe that our slate of director nominees possesses the appropriate mix of diversity in terms of skills, business and Board experience, and viewpoints.

2024 PROXY STATEMENT	8

VOTINg ROADMAP

PROPOSAL

ADVISORY VOTE TO APPROVE NEO COMPENSATION

The Company seeks a non-binding advisory vote to approve the compensation of its NEOs, as described in the CD&A beginning on page 46 and the Summary Compensation Table and related tables beginning on page 65.

The Board recommends a vote FOR this proposal. Page 45

PAY-FOR-PERFORMANCE

The centerpiece of our compensation program is our pay-for-performance philosophy that aligns compensation payouts with the achievement of our annual operating plan and long-term strategy, and consequently shareholder value. This is showcased at senior levels of the Company—particularly the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance, as described below.

Factor	Description

Performance-Based	89% of the CEO’s annual target compensation mix is performance based.

Challenging Goals	Recent Annual Incentive Plan and PSU payouts underscore our pay-for-performance culture and the rigor of the financial goals approved by the HCC Committee. For example, only three times in the past five years has the Annual Incentive Plan paid out above target and two of the past five PSU awards were not earned and paid out at 0%.

Formulaic	Our Annual Incentive Plan and PSU payouts are formulaically determined based on performance against challenging financial and operating goals.

Peer Benchmarked	We utilize an objective set of criteria to determine peer companies and evaluate CEO and NEO pay against the peer group median, while factoring in individual contribution and experience.

Responsive to Say-on-Pay Vote	Our Say-on-Pay support has been strong in recent years. The HCC Committee considered the results of the 2023 Say-on-Pay vote and our shareholders’ historically strong support of our executive compensation program in reviewing the program for 2024. Additionally, we had discussions with many of our shareholders regarding executive compensation as part of our 2023 shareholder engagement cycle and took into account the views of shareholders regarding the design and effectiveness of our executive compensation program. See Shareholder Engagement on page 36 for more details on our shareholder engagement program. In light of this feedback received during our shareholder engagement, the HCC Committee decided to make certain adjustments to the program design. See 2024 Compensation Program Design Changes on page 63 for a discussion of the 2024 compensation program design changes. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.

Compensation Mix	For LTI awards granted in 2021 through 2023, we utilized a consistent mix of PSU awards (60%), stock option awards (20%), and RSU awards (20%).

See Pay Versus Performance beginning on page 80 for further information.

9	Foot Locker, Inc.

VOTING ROADMAP

COMPENSATION MIX

The HCC Committee seeks to align the compensation program with both our business strategy and our shareholders’ interests. Our executive compensation program includes both a mix of annual and long-term, as well as cash and equity, compensation. As shown in the charts below, for 2023, 89% of the CEO’s annual target compensation mix, and 75%, on average, of the remaining NEOs’ annual target compensation mix, was variable based on performance.

2023 TARGET COMPENSATION

CEO	Average of Remaining NEOs

2023 PERFORMANCE-BASED COMPENSATION METRICS

Annual Incentive Plan	PSUs

PROPOSAL

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board believes that the retention of KPMG LLP to serve as the Independent Auditors for Fiscal 2024 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the Independent Auditors.

The Board recommends a vote FOR this proposal. Page 84

2024 PROXY STATEMENT	10

Foot Locker, Inc.

50

CELEBRATING
FIVE DECADES
OF UNLOCKING
EVERYONE'S
INNER
SNEAKERHEAD

PROPOSAL	ELECTION OF DIRECTORS
The Board recommends a vote FOR each of the nominees.

There are currently ten directors on our Board. Mr. Feldman will be retiring when his term expires at the conclusion of the 2024 Annual Meeting. Upon the recommendation of our NCR Committee, the Board has decided to decrease the size of the Board from ten to nine directors, effective upon Mr. Feldman’s retirement from the Board. All current directors, other than Mr. Feldman, are standing for election for a one-year term at the Annual Meeting.

We have refreshed our Board over the past five years, as three highly-qualified independent directors were added to the Board, and with Mr. Feldman’s upcoming retirement, four independent directors will have retired. We believe that the Board possesses the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business and Board experience, and viewpoints.

DIRECTOR NOMINEES

Messrs. Marmol, Oakland, Payne, and Walker, and Mses. Dillon, Drosos, Nicosia, Underhill, and Young will be considered for election as directors to serve for one-year terms expiring at the 2025 Annual Meeting. Each nominee has been nominated by the Board for election and has agreed to serve. If, prior to the Annual Meeting, any nominee is unable to serve, then the persons designated as proxies for this meeting (Michael A. Baughn and Jennifer L. Kraft) will have full discretion to vote for another person to serve as a director in place of that nominee, or the Board may reduce its size.

DIRECTOR QUALIFICATIONS

The NCR Committee reviewed and evaluated the skills, experience, and qualifications catalogued under the Director Nominees’ Skillset Matrix on pages 21 through 22, and demonstrated by the director nominees, in light of the Company’s long-term strategic plan.

The Board, acting through the NCR Committee, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board due to a variety of factors reflected in each director’s education, areas of expertise, and experience serving on other organizations’ boards during the past five years. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the shareholders in overseeing the Company’s management in their operation of the business. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on page 15. The ages shown are as of April 11, 2024. There are no family relationships among our directors or executive officers.

2024 PROXY STATEMENT	12

PROPOSAL 1

PROPOSAL 1

DIRECTOR NOMINEES AT A GLANCE

Nine directors are standing for election at the Annual Meeting for one-year terms. The table provides summary information about each of the nominees for director. See pages 15 through 19 for additional information about each nominee and pages 38 through 39 for additional information about the committees.

COMMITTEES

A Audit E Executive H HCC N NCR T Technology ● Committee Chair ○ Ex Officio Member

TENURE

8 Median

3
>9 years
4
<4 years
2
5-8 years

AGE

62 Median

2
>68
3
39-59
4
60-68

ATTENDANCE

97%

Over **97%** aggregate attendance of directors at Board and committee meetings in 2023.

Mary N. Dillon (she/her/hers) — E
President and Chief Executive Officer of Foot Locker, Inc.
Age: 62
Director Since: 2022
Other Public Company Board:
KKR & Co. Inc.

Dona D. Young (she/her/hers) — A, E (Chair), H (Ex Officio), N, T (Ex Officio)
Non-Executive Chair
Independent
Independent executive and board consultant; Retired Chair, President and Chief Executive Officer of The Phoenix Companies, Inc.
Age: 70
Director Since: 2001
Other Public Company Board: Aegon Ltd.

Virginia C. Drosos (she/her/hers) — A, T
Independent
Chief Executive Officer of Signet Jewelers Limited
Age: 61
Director Since: 2022
Other Public Company Board:
Signet Jewelers Limited

Ulice Payne, Jr. (he/him/his) — A, E, N (Chair)
Independent
President of Cyber-Athletix, LLC;
President and Managing Member of Addison-Clifton, LLC
Age: 68
Director Since: 2016
Other Public Company Boards:
ManpowerGroup Inc.
WEC Energy Group, Inc.

Guillermo G. Marmol (he/him/his) — A (Chair), E, H
Independent
President and Chief Executive Officer of Porosome Therapeutics, Inc.;
President of Marmol & Associates
Age: 71
Director Since: 2011

INDEPENDENCE

All directors are **independent**, except the CEO

REFRESHMENT

Over past **5** years, **3** new independent directors added and, as of 2024 Annual Meeting, **4** independent directors will have retired

Director Refreshment Policy: Age **72** and **Periodic Individual Assessment Process**

Kimberly Underhill (she/her/hers) — E, H (Chair), N
Independent
Senior Advisor of Boston Consulting Group
Age: 59
Director Since: 2016
Other Public Company Board:
Glanbia PLC

Darlene Nicosia (she/her/hers) — A, H
Independent
Audit Committee Financial Expert
Chief Executive Officer of Hearthside Food Solutions LLC
Age: 56
Director Since: 2020

Steven Oakland (he/him/his) — E, N, T (Chair)
Independent
Chairman, Chief Executive Officer and President of TreeHouse Foods, Inc.
Age: 63
Director Since: 2014
Other Public Company Board:
TreeHouse Foods, Inc.

Tristan Walker (he/him/his) — N, T
Independent
Managing Member of Heirloom Management Company, LLC
Age: 39
Director Since: 2020
Other Public Company Board:
Shake Shack Inc.

DIVERSITY

89%

80%

6
4
2
0
Women
African American/ Black
LGBTQ+
Hispanic/ Latinx

13 FOOT LOCKER, INC.

2024 PROXY STATEMENT 14

PROPOSAL 1

MARY N. DILLON (she/her/hers) President and Chief Executive Officer Age: 62 Director since: 2022

PROFESSIONAL EXPERIENCE

Foot Locker, Inc.

►	President and Chief Executive Officer, since September 2022

Ulta Beauty, Inc. (beauty retailer)

►	Executive Chair, June 2021 to June 2022

►	Chief Executive Officer and Director, July 2013 to June 2021

OTHER BOARD SERVICE

►	Director, and member of the Risk and Conflicts committees, KKR & Co., since September 2018

►	Director, RILA

►	Ex-Officio Member of the Executive Committee, The Economic Club of Chicago

►	Member of the Executive Committee, The Business Council

►	Member, The Civic Committee

►	Director, Chair of the Compensation and Management Development Committee, and member of the Corporate Governance Committee, Starbucks Corporation, January 2016 to September 2022

REASONS FOR NOMINATION

Ms. Dillon has over 35 years of experience leading consumer-driven businesses in a diverse range of industries, including consumer-packaged goods, restaurants, telecom, and retail. She brings deep consumer marketing and digital transformation expertise, strong operational experience, and a proven track record of shareholder value creation. Before Foot Locker, Inc., she served as Executive Chair of Ulta Beauty, after having served as CEO for eight years, and was responsible for guiding the company as it became the leading beauty destination in the United States and a successful omni-channel retailer with a best-in-class loyalty program. Ms. Dillon also has extensive public company board experience.

COMMITTEE	RELEVANT SKILLS
E
DONA D. YOUNG (she/her/hers) Non-Executive Chair Age: 70 Director since: 2001

PROFESSIONAL EXPERIENCE

Independent executive and board consultant

The Phoenix Companies, Inc. (insurance and asset management company)

►	Chair, President and Chief Executive Officer, April 2003 to April 2009

OTHER BOARD SERVICE

►	Director, Chair of Compensation and Human Resource Committee, member of Nomination and Governance Committee, and member of Risk Committee, Aegon Ltd. (insurance, pension, and asset management company)

►	Director, Vice Chair of Audit Committee, and member of the Nominating and Governance Committee and Compensation and Workforce Committee, USAA (United Services Automobile Association)

►	Director and member of Executive Committee, Spahn & Rose Lumber Co.

►	Director, Chair of the Compensation Committee, and member of the Nominating and Governance Committee, NACD

►	Director and member of the Audit and Governance committees, Save the Children Association and Save the Children International (non-profit organizations), 2016 to 2023

►	Director and member of the Audit Committee, Save the Children U.S. (non-profit organization), 2012 to 2023

►	Trustee, Saint James School in Saint James, Maryland

REASONS FOR NOMINATION

Ms. Young has significant governance, corporate development, risk management, leadership development, and financial experience given her prior service as a General Counsel, and later as a public company CEO, which are relevant in her role as Non-Executive Chair, as well as a member of the Audit Committee and NCR Committee. The experience Ms. Young has acquired through her board service at Save the Children is useful in her oversight of the Company’s human rights efforts. Ms. Young has received numerous awards and distinctions throughout her career, including being named one of four individuals identified by the Financial Times’s Outstanding Directors Exchange as a member of its Outstanding Directors Class of 2021 and the NACD Directorship 100 for 2015. She has served as an NACD Board Leadership Fellow since 2013, and was a 2012 Advanced Leadership Fellow at Harvard University. She obtained the CERT Certificate in Cybersecurity Oversight through the Software Engineering Institute at Carnegie Mellon University and NACD. She also received the NACD Director Certified designation.

COMMITTEES	RELEVANT SKILLS

15	Foot Locker, Inc.

PROPOSAL 1

VIRGINIA C. DROSOS (she/her/hers) Independent Director Age: 61 Director since: 2022

PROFESSIONAL EXPERIENCE

Signet Jewelers Limited (specialty jewelry retailer)

►	Chief Executive Officer, since August 2017

OTHER BOARD SERVICE

►	Director, Signet Jewelers Limited, since 2012

►	Executive Committee Member, United States Golf Association, since February 2024

►	Director, Akron Children’s Hospital, since April 2019

►	Director, American Financial Group, Inc., 2013 to 2021

REASONS FOR NOMINATION

Ms. Drosos brings valuable skills and insights to the Board, including proven expertise in retail, strategy, branding, marketing, digital commerce, and global operations. Ms. Drosos is the sitting CEO of a specialty retailer, she is a visionary and transformational leader with an entrepreneurial mindset, and she has a proven track record of growing and scaling global businesses through deep consumer understanding, product and experience innovation, and heightened employee engagement. Further, Ms. Drosos is actively involved in financial planning, risk management, and technology issues as the CEO of a public company, providing her with relevant expertise as a member of the Audit Committee and Technology Committee, respectively.

COMMITTEES	RELEVANT SKILLS
A T
GUILLERMO G. MARMOL (he/him/his) Independent Director Age: 71 Director since: 2011

PROFESSIONAL EXPERIENCE

Porosome Therapeutics, Inc. (formerly known as Viron Therapeutics Holdings, Inc.) (medicine and therapeutics company)

► President and Chief Executive Officer, since 2021

Marmol & Associates (consulting firm that provides advisory services and investment capital to early-stage technology companies)

► President, since March 2007 and October 2000 to May 2003

OTHER BOARD SERVICE

► Chair of the Board of Trustees, Center for a Free Cuba

► Director and Audit Committee member, Morae Global Corporation, until August 2021

► Director, Vitamin Shoppe, Inc., February 2016 to December 2019

REASONS FOR NOMINATION

Mr. Marmol has a significant technology background, which is critical to the Company as it invests in technology and systems to build more powerful digital engagement with customers. Mr. Marmol also has extensive financial, strategy, and management resources experience as a management consultant at Marmol & Associates and McKinsey & Company and a former senior executive officer of Luminant Worldwide Corporation, Electronic Data Systems Corporation, and Perot Systems Corporation, providing him with relevant expertise as Audit Committee Chair and a member of the HCC Committee.

COMMITTEES	RELEVANT SKILLS

2024 PROXY STATEMENT	16

PROPOSAL 1

DARLENE NICOSIA (she/her/hers) Independent Director Age: 56 Director since: 2020

PROFESSIONAL EXPERIENCE

Hearthside Food Solutions LLC (manufacturer of packaged foods)

►	Chief Executive Officer, since August 2022

The Coca-Cola Company (beverage company)

►	President, Canada and Northeast U.S., North America Operating Unit, January 2021 to August 2022

►	President of the Canada Business Unit, January 2019 to January 2021

►	Vice President, Commercial Product Supply, May 2016 to January 2019

OTHER BOARD SERVICE

►	Advisory Board Member, Georgia Institute of Technology, Scheller College of Business

►	Member, American Bakers Association

REASONS FOR NOMINATION

Ms. Nicosia brings to our Board a broad-based global business background, particularly brand-building and global supply chain management, gained through her experience in the consumer- packaged goods industry. Throughout her career, Ms. Nicosia has navigated complex regulatory environments and shifting consumer preferences. Her extensive understanding of supply chain, risk management, and management resources is an asset to our Board, particularly the Audit Committee and HCC Committee. In addition, Ms. Nicosia qualifies as an “Audit Committee Financial Expert,” as defined by the rules under the Exchange Act, through her relevant experience as a sitting CEO, and her prior experience as president of an operating unit of a large multinational corporation where she supervised the finance and accounting professionals responsible for, and personally analyzed and evaluated, financial statements, as well as internal controls over financial reporting.

COMMITTEES	RELEVANT SKILLS
A H
STEVEN OAKLAND (he/him/his) Independent Director Age: 63 Director since: 2014

PROFESSIONAL EXPERIENCE

TreeHouse Foods, Inc. (manufacturer of packaged foods and beverages)

►	Chairman, since April 2023

►	Chief Executive Officer and President, since March 2018

OTHER BOARD SERVICE

►	Director, The Green Coffee Co.

►	Director, Food Industry Association

►	Director, MTD Products, Inc., until December 2021

REASONS FOR NOMINATION

Mr. Oakland brings to our Board a broad-based business background and extensive experience in domestic and international consumer-packaged goods, with particular strengths around corporate development, risk management, strategic planning, customer engagement, marketing, and brand building. Mr. Oakland is actively involved in technology and governance matters as the sitting CEO of a public company, providing him with relevant expertise as Technology Committee Chair and a member of the NCR Committee.

COMMITTEES	RELEVANT SKILLS

17	Foot Locker, Inc.

PROPOSAL 1

ULICE PAYNE, JR. (he/him/his) Independent Director Age: 68 Director since: 2016

PROFESSIONAL EXPERIENCE

Cyber-Athletix, LLC (esports healthcare company)

► President, since March 2021

Addison-Clifton, LLC (global trade compliance advisory services provider)

► President and Managing Member, since May 2004

OTHER BOARD SERVICE

► Director and member of the Audit and Governance and Sustainability committees, ManpowerGroup, Inc.

► Director, Chair of the Compensation Committee, and member of the Finance Committee, WEC Energy Group, Inc.

► Director, Wisconsin Conservatory of Music

REASONS FOR NOMINATION

Mr. Payne brings to our Board significant governance, operational, financial, public service, trade compliance, and international experience as a result of the many senior positions he has held, including as President and Managing Member of Addison-Clifton, LLC, President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Managing Partner of Foley & Lardner, LLP, and the Wisconsin Commissioner of Securities. Mr. Payne’s extensive experience provides him with relevant expertise as NCR Committee Chair and a member of the Audit Committee.

COMMITTEES	RELEVANT SKILLS

KIMBERLY UNDERHILL (she/her/hers) Independent Director Age: 59 Director since: 2016

PROFESSIONAL EXPERIENCE

Boston Consulting Group (management consulting firm)

►	Senior Advisor, since November 2021

Kimberly-Clark Corporation (manufacturer of branded personal care, consumer tissue, and professional healthcare products)

►	President, North America Consumer, May 2018 to September 2021

OTHER BOARD SERVICE

►	Director and member of the Audit, Development, and Remuneration committees, Glanbia PLC, since August 2022

►	Director and member of the Audit and Compensation committees, Menasha Corporation, since May 2022

►	Advisory Board Member, Rawhide Youth Services

►	Director, Board of Trustees, ThedaCare

►	Co-Chair and Leadership Giving Chair, United Way Fox Cities Campaign

►	Director and Compensation Committee Chair, Network of Executive Women, until 2021

►	Director, Food Industry Association, until 2021

REASONS FOR NOMINATION

Ms. Underhill brings to our Board extensive consumer-packaged goods experience with particular strengths in marketing, brand building, strategic planning, and corporate development. She is NACD Directorship CertifiedTM. Ms. Underhill’s management resources experience from her prior service as a senior executive of a public company is relevant to both our HCC Committee, of which she is Chair, and NCR Committee, of which she is a member.

COMMITTEES	RELEVANT SKILLS

2024 PROXY STATEMENT	18

PROPOSAL 1

TRISTAN WALKER (he/him/his) Independent Director Age: 39 Director since: 2020

PROFESSIONAL EXPERIENCE

Heirloom Management Company, LLC (micro venture capital fund)

► Managing Member, since March 2022

Walker & Company Brands Inc. (manufacturer of health and beauty products for persons of color), a subsidiary of the Procter & Gamble Company

► Founder and Chief Executive Officer, April 2013 to 2023

OTHER BOARD SERVICE

► Director and member of the Nominating and Corporate Governance Committee, Shake Shack, Inc.

► Trustee, Children’s Healthcare of Atlanta

► Chairman, CODE2040 (non-profit organization that matches high-performing Black and Latino software engineering students and graduates with technology firms and start-ups), until January 2020

REASONS FOR NOMINATION

Mr. Walker’s brand marketing and technology experience are deeply connected to the mission of designing solutions for consumers. Mr. Walker understands how to utilize innovation and technology to drive change and deliver growth. His experience at the intersection of technology and consumer insights benefits our Technology Committee, and his experience as a former CEO provides him with relevant expertise as a member of the NCR Committee.

COMMITTEES	RELEVANT SKILLS
N T

19	Foot Locker, Inc.

OUR VISION

OUR MISSION

FOOT LOCKER, INC. UNLOCKS THE INNER SNEAKERHEAD IN ALL OF US, SPARKING DISCOVERY AND IGNITING THE POWER OF SNEAKER CULTURE

PROPOSAL 1

DIRECTOR NOMINEES’ SKILLSET MATRIX

We believe that the director nominees possess the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business and Board experience, and viewpoints. We have refreshed our Board over the past five years, as three highly-qualified independent directors were added to the Board, and with Mr. Feldman’s upcoming retirement, four independent directors will have retired.

21	Foot Locker, Inc.

PROPOSAL 1

Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making. This blend of qualifications, attributes, and tenure results in highly-effective oversight.

2024 PROXY STATEMENT	22

GOVERNANCE

OUR BOARD OF DIRECTORS

Our Board consists of individuals from a diverse range of backgrounds—in terms of gender, age, ethnicity, skills, and business and Board experience—with an equally diverse range of perspectives. What our Board shares is a common desire to support and oversee management in executing our Lace Up Plan.

Our Bylaws provide for a Board consisting of between seven and thirteen directors. The exact number of directors is determined from time to time by the Board. There are currently ten directors on our Board. Mr. Feldman, who has reached the retirement age under our Corporate Governance Guidelines, will not stand for re-election and will retire when his term expires at the conclusion of the 2024 Annual Meeting. Upon the recommendation of our NCR Committee, the Board has decided to decrease the size of the Board from ten to nine directors at this time, effective upon Mr. Feldman’s retirement from the Board.

The Board has delegated certain duties to its committees, which assist the Board in carrying out its responsibilities. There are five standing committees of the Board. Each independent director serves on at least two committees.

The Board has adopted charters for each of the Audit Committee (investors.footlocker-inc.com/audit), HCC Committee (investors.footlocker-inc.com/comp), NCR Committee (investors.footlocker-inc.com/gov), and Technology Committee (investors.footlocker-inc.com/tech).

As a general principle, the Board believes that the periodic rotation of committee and committee chair assignments on a staggered basis provides opportunities to foster diverse perspectives, develops further the depth and breadth of knowledge within the Board, and prepares the Board for future director succession.

CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Guidelines assist the Board in the exercise of its governance responsibilities and serve as a framework within which the Board may conduct its business, including the following duties:

►	Director Responsibilities	►	Human Capital Management and	►	CEO and Board Evaluations
Succession Planning Oversight
►	Board Leadership and Committees			►	Director Qualifications
		►	Director Independence
►	Change in Director’s Principal			►	Director Refreshment Policy
	Employment	►	Director Resignation Policy
				►	Board Meeting Agendas
►	Media and Stakeholder	►	Board Access to Management and
	Engagement		Independent Advisors	►	Director Compensation

►	Stock Ownership Guidelines	►	Director On-Boarding	►	Director Continuing Education

				►	Outside Directorships Policy

The Board periodically reviews the guidelines and revises them, as appropriate. The Corporate Governance Guidelines are available at investors.footlocker-inc.com/cgg.

23	Foot Locker, Inc.

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DIRECTORS’ INDEPENDENCE

A director is not considered independent under NYSE rules if they have a material relationship with the Company that would impair their independence. In addition to the independence criteria established by the NYSE, the Board has adopted categorical standards to assist it in making its independence determinations regarding individual directors. These categorical standards are contained in the Corporate Governance Guidelines, which are available at investors.footlocker-inc.com/cgg.

The Board has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the NYSE listing standards:

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities	A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10% of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1 million or 2% of either that entity or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities	A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1 million or 2% of the not-for-profit entity’s total annual receipts.

We individually inquire of each of our directors and executive officers about any transactions in which the Company and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions of which we are aware in which the Company and any of our directors, executive officers, their immediate family members, or 5% shareholders are participants to determine, based on the facts and circumstances, whether the related persons have a direct or indirect material interest. Our General Counsel’s office coordinates the related person transaction review process, and the NCR Committee reviews any potential related person transactions reported to, and referred by, our General Counsel’s office involving directors and their immediate family members in making its recommendation to the Board concerning the independence of the directors. In approving, ratifying, or rejecting a related person transaction, the NCR Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. There were no related person transactions in 2023. See the Corporate Governance Guidelines and the Code of Business Conduct for further information.

2024 PROXY STATEMENT	24

gOvERNaNCE

The Board, upon the recommendation of the NCR Committee, has determined that the following directors are independent under the NYSE rules because they have no material relationship with the Company that would impair their independence:

In making its independence determination, the Board reviewed recommendations of the NCR Committee and considered Ms. Young’s relationship as a director of a company with which we do business. The Board determined that this relationship meets the categorical standard for Relationships with Other Business Entities and is immaterial with respect to determining independence.

The Board has determined that all members of the Audit Committee, HCC Committee, NCR Committee, and Technology Committee are independent as defined under the NYSE listing standards and the director independence standards adopted by the Board.

25	Foot Locker, Inc.

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BOARD LEADERSHIP STRUCTURE

Our Board evaluates, from time to time as appropriate, whether the same person should serve as Chairman and CEO, or whether the positions should be held by different persons, in light of all relevant facts and circumstances and what it considers to be in the best interests of the Company and our shareholders. The positions of Chair and CEO are currently separated with Ms. Young serving as Non-Executive Chair and Ms. Dillon serving as CEO. The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and the Company’s overall corporate governance at this time. The Board also believes the separation of the roles allows the CEO to focus her efforts on operating and managing the Company.

MAJORITY VOTING IN THE ELECTION OF DIRECTORS

Directors must be elected by a majority of the votes cast in uncontested elections, and a plurality of the votes cast in contested elections. Our Corporate Governance Guidelines provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender their resignation for consideration by the NCR Committee. The NCR Committee will make a recommendation to the Board whether to accept or reject the resignation, or take other action based upon the best interests of the Company and its shareholders. In determining its recommendation to the Board, the NCR Committee shall consider all factors that it deems relevant. The director who tenders their resignation will not participate in the NCR Committee or Board’s decision. Following such determination, the Company will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.

PROXY ACCESS

Under our proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Common Stock continuously for at least three years as of the date of the notice of nomination, may nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the Bylaws), provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

DIRECTOR REFRESHMENT POLICY, BOARD TENURE, AND TERM LIMITS

The Company is focused on having a well-constructed and high-performing Board, and recognizes the importance of Board refreshment. To that end, the Company has a healthy director refreshment policy that combines a retirement age (age 72) and a periodic individual assessment process with the annual election of directors. Over the past five years, we have added three highly-qualified independent directors to the Board, and with Mr. Feldman’s upcoming retirement, four independent directors will have retired over that same time period. The Board’s median tenure is currently eight years, consistent with other leading companies. This reflects the balance the Board brings to refreshment while maintaining the benefits of experience.

The NCR Committee selects director nominees who think and act independently and can clearly and effectively communicate their convictions. The Board does not believe long tenure alone presumptively renders a director to not be independent. Conversely, the Board has determined that its longer-tenured directors have important experience, bring diverse perspectives, and provide tangible value to the Board and the Company. The Board has also determined that their length of tenure has allowed these directors to accumulate valuable knowledge and experience based upon their history with the Company and their breadth of experience in leadership roles across a range of industries outside the Company. This knowledge and experience improves the ability of the Board to provide constructive guidance and informed oversight to management.

The NCR Committee has specifically considered the feedback of some shareholders as well as the discussions of some commentators that suggest lengthy Board tenure should be balanced with new perspectives. Specific to the Company, the NCR Committee has structured the Board such that there is an appropriate mix of directors of varying tenures, with new directors and perspectives joining the Board over time while retaining the institutional knowledge and broader business experience of longer-tenured directors. This balance enhances the Board’s oversight capabilities. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders. The Board does not believe that long tenure impairs a director’s ability to act independently of management.

MANDATORY RESIGNATION OR RETIREMENT

The Board has established a policy whereby a non-employee director is required to advise the NCR Committee Chair of any change to their principal employment. If requested by the NCR Committee Chair, after consultation with the other members of the NCR Committee, the director is required to submit a letter of resignation to the NCR Committee Chair, for the NCR Committee to consider.

2024 PROXY STATEMENT	26

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DIRECTOR ON-BOARDING

We have a two-phase on-boarding program for new directors that is intended to educate new directors about the Company and the Board’s practices:

27	Foot Locker, Inc.

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DIRECTOR CONTINUING EDUCATION

Director education is an ongoing process, which begins when a director joins our Board. We host quarterly Board and committee presentations to keep directors appropriately apprised of key developments concerning the following topics so they can effectively carry out their oversight responsibilities:

We also encourage all directors to attend external continuing education programs to maintain their expertise and share takeaways with the other directors concerning these programs. We reimburse directors for reasonable expenses incurred in attending continuing education programs. Our directors have attended a variety of continuing education programs, conferences, and events hosted by universities, trade groups, law firms, accounting firms, and other advisory service firms on a variety of topics, including the following:

Our directors also regularly visit our stores to engage with our Stripers, enhance their understanding of our business, witness strategy execution firsthand, and further contribute to their oversight of the Lace Up Plan.

BOARD ATTENDANCE

The Board held 9 meetings during 2023. Each individual director attended at least 85% of the aggregate of all Board and committee meetings for the committees on which they served during 2023.

The Board holds regularly-scheduled executive sessions of independent directors in conjunction with each Board meeting. Ms. Young, as Non-Executive Chair, presides at these executive sessions, as well as at Board meetings.

Directors are expected to attend annual meetings. The annual meeting is typically scheduled on the same day as a quarterly Board meeting. In 2023, all of the directors attended the annual meeting.

2024 PROXY STATEMENT	28

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STOCK OWNERSHIP GUIDELINES

The Stock Ownership Guidelines align the interests of non-employee directors and executive officers with the interests of shareholders, and promote the Company’s sound corporate governance. The non-employee directors and executive officers are expected to achieve and maintain beneficial ownership of Common Stock having a value equal to at least the multiple indicated in the table below of the remuneration payable to them from time to time. The individual guidelines established for each participant are as follows:

Non-Employee Director and Executive Officer Position	Multiple
Non-Employee Director	4x	Annual Retainer Fee (both Cash and Equity)
Chief Executive Officer	6x	Annual Base Salary Rate
Executive Vice President	3x	Annual Base Salary Rate
Senior Vice President	2x	Annual Base Salary Rate

The following table illustrates which equity holdings count toward the stock ownership guidelines:

Executives and non-employee directors are required to achieve compliance within five years of their hire or promotion effective date that caused them to be covered by the guidelines, and their election to the Board, respectively. In the event of any increase in the required ownership level, either as a result of an increase in the remuneration paid or the multiple, the target date for compliance with such increase is five years after the effective date.

The Company measures compliance at the end of each fiscal year, with the compliance determination at that point in time applying for the entire ensuing fiscal year, regardless of fluctuations in the Company’s stock price.

In the event any person subject to these guidelines fails to comply by the applicable date, they are required to hold the net shares obtained through all future stock option exercises and RSU vestings, after withholding for the payment of applicable taxes, until such person is in compliance; provided, however, that in order to take into consideration fluctuations in the Company’s stock price, any person who has been in compliance as of the end of at least one of the two preceding fiscal years and who has not subsequently sold shares will not be subject to the holding requirements.

The NCR Committee will consider a non-employee director’s failure to comply with these guidelines when considering that director for re-election to the Board.

of directors, the CEO, and other executive officers were in compliance as of the end of Fiscal 2023 (or within the initial five-year period to achieve compliance)

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RETENTION OF OUTSIDE ADVISORS

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by, and report directly to, the Audit Committee. In addition, the Audit Committee is responsible for overseeing the qualifications, performance, and compensation of the internal auditors, which the Company has partially outsourced to an independent public accounting firm. Similarly, the consultant retained by the HCC Committee to assist in evaluating executive compensation reports directly to that committee.

BOARD EVALUATIONS

The Board and its committees engage in a robust Board and committee assessment process every year, and a 360-degree peer and self-assessment facilitated by an independent third party approximately every three years, both of which are designed to elicit candid feedback regarding the areas in which the Board and its committees could improve, as described in the table below. The Board last conducted a 360-degree peer and self-assessment in 2021, and plans to conduct another in 2024.

Action Item	Board and Committee Assessment	360-Degree Peer and Self-Assessment
Cadence	Annual	Triennial
Assessments

Each director completes a separate detailed assessment to evaluate the Board and each committee on which they serve.

Topics covered include, among others:

►   Board and committee structure, size, composition, skills, diversity, and succession planning.

►   The effectiveness of the Board, committees, and committee chairs.

►   Board strategy and operational oversight.

►   Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings.

►   The quality of Board and committee agendas, meeting length, and presentations.

►   The appropriateness of Board and committee priorities.

►   Board interactions with management, including the quality of meeting materials and the information provided to the Board and committees.

Each independent director completes a detailed peer and self-assessment.

Topics covered include, among others, whether each director:

►   Demonstrates dedication to the Company’s core values.

►   Participates actively and constructively in, and is well-prepared for, Board and committee meetings.

►   Exercises independent judgment when considering issues before the Board and committees.

►   Seeks opportunities to proactively strengthen their understanding of their role as a director and are open to ongoing training and constructive feedback.

►   Brings functional expertise to the Board to augment management’s thinking and development.

►   Seeks opportunities to better understand the Company’s business and issues that are important to shareholders and offers innovative solutions to these challenges.

Reporting

The results of the assessments are processed as follows:

►   The General Counsel reviews and summarizes the responses from each director’s assessment for the Non-Executive Chair and each of the committee chairs.

►   Each director participates in a confidential, open-ended, one-on-one interview facilitated by the Non-Executive Chair to discuss the results of the assessments regarding Board and committee performance, and solicit input on the performance and effectiveness of the Board and committees (except the Non-Executive Chair, who meets with the NCR Committee Chair).

►   Each committee chair meets separately with each of its members to discuss the results of that committee’s assessment.

The results of the peer and self-evaluations are processed as follows:

►   An independent third party tabulates the results of the evaluation and prepares individual, confidential reports reflecting the directors’ peer and self-evaluation findings and recommendations.

►   The reports are provided to the Non-Executive Chair, except the report on the Non-Executive Chair, which is provided to the NCR Committee Chair.

►   The Non-Executive Chair briefs the CEO on the results.

►   Confidential, open-ended, one-on-one interviews are facilitated by the Non-Executive Chair and, for the Non-Executive Chair, by the NCR Committee Chair.

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Action Item	Board and Committee Assessment	360-Degree Peer and Self-Assessment
Action Planning

These evaluations have consistently found that the Board and its committees are operating effectively.

This evaluation process has led to various refinements designed to increase Board effectiveness over the past few years, including:

►   Enhancing Board evaluation process with a 360-degree peer and self-assessment facilitated by an independent third party.

►   Ensuring that Board and committee agendas are appropriately focused on strategic priorities.

►   Increasing focus on continuous Board succession planning and refreshment.

►   Adding additional responsibilities for the NCR Committee, including overseeing ESG.

►   Establishing the Technology Committee, given the Board’s increased focus on the Company’s technology and digital engagement oversight responsibilities, including the significant GTS investments included in the Lace Up Plan.

►   Rotating committee and committee chair assignments periodically on a staggered basis to provide opportunities to foster diverse perspectives, develop further the depth and breadth of knowledge within the Board, and prepare the Board for future director succession.

►   Recommending specific topics for directors to attend external continuing education programs to maintain their expertise and share takeaways with the other directors concerning these programs.

These evaluations have consistently identified development opportunities for each director. They have also found that each director:

►   Seeks opportunities to proactively strengthen their understanding of their role as a director and is open to ongoing training and constructive feedback.

►   Participates actively and constructively in, and is well-prepared for, Board and committee meetings.

►   Exercises independent judgment when considering issues before the Board and committees.

►   Brings functional expertise to the Board to augment management’s thinking and development.

►   Seeks opportunities to better understand the Company’s business and issues that are important to shareholders and offers innovative solutions to these challenges.

POLITICAL CONTRIBUTIONS AND PUBLIC ADVOCACY

Our Code of Business Conduct prohibits making contributions on behalf of the Company to political parties, PACs, political candidates, or holders of public office.

The Company is a member of certain trade associations, which support their member companies by offering educational fora, public policy advocacy, networking, and advancement of issues important to the retail and footwear industries, as well as the business community generally. Given the diversity of interests, viewpoints, and broad membership represented by these trade associations, their positions may not always reflect the Company’s values.

The Company is a member of, and has paid membership fees to, RILA and The Business Council, which, as part of their overall activities, may engage in advocacy activities concerning issues important to the retail or footwear industries or the business community generally, as applicable.

For additional information regarding our Board’s political and public advocacy oversight, see Political and Public advocacy Oversight on page 35.

We periodically review our membership in trade associations, and the positions they support, to evaluate whether they align with our values. If we identify a significant inconsistency on a material policy issue, we discuss and review our options with respect to such organization, including the benefits and challenges associated with our continued membership. We may take certain actions to address material misalignment, including engagement with the trade association or termination of our membership.

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OUR BOARD’S OVERSIGHT OF OUR BUSINESS

The Board believes deeply that it must be fit for its purpose and provide strategic value to the Company. Oversight of the Company’s business strategy is a key responsibility of the Board, including work embedded in the Board committees. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties. The Board’s oversight, and management’s execution of business strategy, are viewed with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company.

While the Board and its committees oversee strategic planning, management is charged with developing and executing the business strategy. Management is completely transparent with the Board. To monitor the performance of the Company’s strategic goals, the Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management. For example, our Non-Executive Chair engages in regular cadence of communication and engagement with management, including ongoing dialogue with the CEO and monthly calls with members of the executive leadership team, and each of the committee chairs regularly engages with their respective management liaisons. These discussions are enhanced with regular visits to our stores to engage with our Stripers, understand the business, see strategy execution firsthand, and ultimately contribute to the oversight of our Lace Up Plan.

HUMAN CAPITAL MANAGEMENT AND SUCCESSION PLANNING OVERSIGHT

The Board believes that the strength of the Company’s workforce is one of the significant contributors to our success as a global company that leads with purpose. One of the primary responsibilities of the Board is to ensure that the Company has a high-performing CEO and management team. To meet that goal, the Board, the HCC Committee, the NCR Committee, and management share responsibility for management development and succession planning, guided by a very intentional process:

Responsible Party	Oversight Area
Board

Oversight of these topics as part of its overall oversight role, including regular reviews of management development and succession planning to maximize the pool of emerging diverse talent who can assume top management positions without undue interruption. The Board is committed to actively seeking highly-qualified diverse individuals from a range of backgrounds—in terms of gender, ethnicity, and perspectives—to include in the pool of potential candidates.

In assessing possible CEO and other senior leadership candidates, our independent directors identify the skills, experiences, and attributes they believe are required to be an effective leader in light of the Company’s global business strategies, opportunities, and challenges. This process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as those occurring when executives leave unexpectedly, including due to death, disability, or other unforeseen events. Each director has complete and open access to any member of management. Members of management, including those several levels below senior management, are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character. We maintain updated emergency succession plans for the CEO. Succession reviews for key executive roles consist of an assessment of internal candidates and external talent identified by executive search firms, as well as professional and leadership development plans for internal candidates. Executive search firms are expected to include in their initial lists of candidates qualified candidates who reflect diverse backgrounds, including, but not limited to, diversity of race, ethnicity, national origin, gender, and sexual orientation.

HCC Committee

As described in its charter, primary responsibility for organizational talent and development and management succession planning, including regular reviews of executive performance, potential, and succession planning with a deeper focus than the full Board review, emphasizing career development of promising management talent. The Board made human capital management a priority through its HCC Committee, which oversees the Company’s strategies and initiatives on diversity and inclusion, employee well-being, compensation and benefits, and engagement.

NCR Committee	As described in its charter, primary responsibility for reviewing and making recommendations regarding the governance and process around CEO succession planning.

Management

Collaboration of the Chief Human Resources Officer and senior Human Resources leaders with functional leaders across the Company in developing and implementing programs to attract, assess, and develop management-level talent for possible future senior leadership positions.

For additional information on the Company’s human capital management strategies and initiatives, see our Annual Report, which is available at investors.footlocker-inc.com/ar.

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RISK OVERSIGHT

The Board has oversight responsibilities regarding risks that could impact the Company. Oversight for some of these risks is assigned to the committees—largely the Audit Committee and Technology Committee—based on the individual risk.

The Audit Committee has established procedures for reviewing the Company’s risks, including climate-related and supply chain-related risks. These procedures include regular risk monitoring by management to update current risks and identify potential new and emerging risks, quarterly risk reviews by management with the Audit Committee, and an annual risk report to the Board. In addition, the Audit Committee receives regular briefings from our Chief Financial Officer, Chief Accounting Officer, General Counsel, and Vice President of Internal Audit. During these meetings, the Audit Committee and management discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies, the effectiveness of our controls, and other related matters. The Audit Committee Chair reports on the committee’s meetings, considerations, and actions to the Board at the next Board meeting following each Audit Committee meeting.

The HCC Committee considers risk in relation to the Company’s compensation policies and practices. The HCC Committee’s independent compensation consultant provides an annual report to the committee on risk relative to the Company’s compensation programs.

The Technology Committee has established procedures for reviewing the Company’s GTS risks. These procedures include regular risk monitoring by management to update current risks and identify potential new and emerging risks. In addition, the Technology Committee receives regular briefings from our Chief Operations Officer, Chief Technology Officer, Chief Information Security Officer, Chief Privacy Officer, and outside experts on cybersecurity risks and cyber risk oversight. During these meetings, the Technology Committee and management discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies, the effectiveness of our security measures, and other related matters. The Technology Committee Chair reports on the committee’s meetings, considerations, and actions to the Board at the next Board meeting following each Technology Committee meeting.

The Company believes that this risk oversight process is appropriate in light of the Company’s business, size, and active senior management participation, including by the CEO, in managing risk and holding regular discussions on risk with the Audit Committee, the HCC Committee, the Technology Committee, and the Board.

Cybersecurity

We are subject to technology risks, including failures, security breaches, and cybersecurity risks, that could harm our business. Our cybersecurity program includes the following elements:

Element	Strategy
Technology	We employ a layered “defense, detect, and respond” strategy.

Benchmarking and External Engagement	We benchmark our security practices against other organizations, and are active in the information security community.

Third-Party Assessments	We engage a range of outside experts to regularly assess our organizational security programs, processes, and capabilities.

Internal Assessments	We regularly test and improve our information systems through security risk and compliance review, tabletop exercises, user access campaigns, and other strategies.

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Privacy

Our privacy policies and privacy statements govern our treatment of customer data. These policies describe the types of customer personal information we collect, how we use and share the information, and measures we take in order to help protect the security of the information. Our policies provide multiple points of contact through which our customers may initiate inquiries, make requests, and raise concerns to us regarding our collection, sharing, and use of their personal data. Our privacy policies and practices in the European Union were updated in response to the GDPR requirements, and are subject to further updates from time to time in response to EU developments. Similarly, our privacy statements and practices in the United States and other countries are periodically reviewed and updated in response to local privacy laws and developments.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, executive officers, corporate officers, and other team members, and requires them to each sign annually to certify they have reviewed and understand the Code of Business Conduct. We refer to all our employees as “team members,” including throughout this Proxy Statement, to reflect the significant role they play in our success. The Company periodically reviews the Code of Business Conduct and revises it, as appropriate. Any waivers of the Code of Business Conduct for directors and officers must be approved by the Audit Committee. The Code of Business Conduct is available at investors.footlocker-inc.com/cobc.

Global Sourcing Guidelines

Without a sound adherence to human rights and implementation through due diligence, jobs can be precarious, compensation can be below a living wage, and individuals can be subjected to modern day slavery, among a range of other potential impacts. Therefore, we have policies, processes, and practices in place to systematize our human rights approach and how we respond to serious allegations. Operating responsibly is in the long-term interest of our shareholders.

Our Global Sourcing Guidelines require all of our suppliers to respect certain employment standards that we believe should be universal, notwithstanding more relaxed standards (if any) imposed by law. In the selection of our suppliers, we work hard to choose reputable business partners who are committed to our ethical standards and business practices. The Global Sourcing Guidelines are distributed annually to each of our suppliers and each supplier agrees that, by accepting orders from us, it will abide by and implement its terms and require the same from each of its subcontractors. Each of our suppliers acknowledges that its failure to honor these guidelines will compel us to reevaluate, and possibly terminate, our business relationship with them. The Global Sourcing Guidelines are an integral part of our purchase agreements with suppliers, and to assure conformity with the Global Sourcing Guidelines, we reserve the right to make periodic, unannounced inspections of their facilities, and suppliers agree to maintain and provide upon request all documentation necessary to demonstrate compliance.

The Company continuously reviews the Global Sourcing Guidelines and revises them, as appropriate, consistent with best practices. The Global Sourcing Guidelines are available at investors.footlocker-inc.com/gsg.

RESPONSIBLE BUSINESS OVERSIGHT

We are very intentional about our mission. Management and the Board understand that how we achieve our purpose is just as important as the results. Stakeholders understandably want to know that the companies they are buying from, investing in, working for, or doing business with, are acting responsibly by valuing their team members, giving back to the communities they serve, and actively addressing the environmental impact of their operations. For these reasons, among others, we manage our business responsibly.

The Board is actively engaged in the oversight of the Company’s global responsible business strategy. In exercising its authority, the Board recognizes that the long-term interests of our shareholders are best advanced when considering other stakeholders and interested parties, including customers, team members, business partners, and the communities we serve. The NCR Committee oversees our global responsible business strategy and associated risks and opportunities, including climate-related and supply chain-related risks and opportunities. The Board receives updates from the NCR Committee Chair throughout the year. In addition, each of the Audit Committee, HCC Committee, and Technology Committee have certain responsible business oversight responsibilities relevant to their respective committees.

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Inspired by engagement with our stakeholders, the Company publishes an annual Impact Report. The Impact Report provides details on our global responsible business strategy, consistent with the SASB reporting standards and TCFD reporting framework. Our global responsible business strategy is focused on four pillars:

Leveraging the Power of Our People and Communities	Strengthening the Sustainability of Our Supply Chain	Managing and Reducing Our Environmental Impacts	Operating Ethically and Transparently

We recognize, however, that this is a journey. We view public reporting as an ongoing process and expect our disclosures to continue to evolve over time. This process will be more evolutionary than revolutionary, but our goal is to make progress each year. We are fully committed to building on our progress over time and strengthening our vision for a more sustainable world.

For additional information regarding our global ESG program and Board oversight, see our Impact Report, which is available at investors.footlocker-inc.com/impactreport.

The Company has adopted the following policies related to its global responsible business strategy:

Policy	Purpose
Global Environmental and Climate Change Policy

Sets out certain sustainability and environmental priorities, including reducing GHG emissions that have an adverse effect on climate change, and certain responsibilities of its suppliers. This policy is available at investors.footlocker-inc.com/climate.

Global Human Rights Policy

Sets out certain priorities, including maintaining a work environment that respects and supports the provision of basic human rights to all of its team members around the world, regardless of the country in which they work, to the full extent permitted by law, and certain responsibilities of its suppliers. This policy is available at investors.footlocker-inc.com/humanrights.

Global Occupational Health and Safety Policy

Sets out certain priorities, including operating in a safe and responsible manner to protect the health and safety of its team members, partners, and customers, and certain responsibilities of its suppliers. This policy is available at investors.footlocker-inc.com/safety.

Global Water Stewardship Policy

Sets out certain priorities, including operating in a safe and responsible manner to protect against water risks and seeking to promote the human right to water and sanitation, and certain responsibilities of its suppliers. This policy is available at investors.footlocker-inc.com/water.

POLITICAL AND PUBLIC ADVOCACY OVERSIGHT

Our Board has political and public advocacy oversight responsibility, including ensuring that management’s political and lobbying expenditures are aligned with the Company’s strategy. The Board has adopted policies and procedures to oversee political and lobbying expenditures. The NCR Committee reviews annually the Board’s policies and procedures regarding politics and public advocacy and that the Company’s publicly-stated positions are aligned with its related activities and spending. For additional information regarding our policies concerning political contributions and public advocacy, see Political Contributions and Public Advocacy on page 31.

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SHAREHOLDER ENGAGEMENT

WHY WE ENGAGE

The Board’s relationship with shareholders is an important part of the Company’s success. The Board believes it is important to foster long-term relationships with shareholders and understand their perspectives. The Board has a long tradition of engaging with shareholders. The Board values an open dialogue with shareholders, and the Board believes that regular communication is a critical part of the Company’s long-term success. Through these activities, the Board discusses the Company’s corporate governance, executive compensation programs, responsible business practices, and other topics of interest to shareholders. We also closely monitor policy statements and focus areas for shareholders. These engagement efforts allow the Board to better understand shareholders’ priorities and perspectives and provide the Board with useful input concerning the Company’s compensation, corporate governance, and responsible business practices.

The Board is committed to:

►   Accountability. Drive and support leading corporate governance and board practices.

►   Transparency. Maintain high levels of transparency on a range of financial, governance, and responsible business issues to build trust.

►   Engagement. Proactively engage with shareholders and proxy advisory firms on a range of topics to sustain two-way dialogue and identify emerging trends and issues to inform the Board’s thinking and approach.

This shareholder engagement program complements the ongoing dialogue throughout the year among shareholders and our Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, and Investor Relations team on our financial and strategic performance.

WHO WE ENGAGE

During the 2023 shareholder engagement cycle, our Non-Executive Chair, General Counsel, and Deputy General Counsel and Corporate Secretary met individually with shareholders representing over 46% of our total shares outstanding, as well as proxy advisory firms.

ENGAGEMENT TOPICS

► Board Oversight of Lace Up Plan ► Board Assessment Process ► Board and Management Succession	► Executive Compensation ► ESG ► Supply Chain Risks

We had discussions regarding executive compensation and our 2023 Say-on-Pay vote as part of our 2023 shareholder engagement cycle, and took into account the views of shareholders regarding the design and effectiveness of our executive compensation program. In light of this feedback received during our shareholder engagement, the HCC Committee decided to make certain enhancements to the program design, which include linking the Lace Up Plan scorecard to the Annual Incentive Plan and implementing a three-year performance period for the PSU awards granted in March 2024. See 2024 Compensation Program Design Changes on page 63 for a discussion of the 2024 compensation program design changes. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.

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HOW WE HAVE BEEN RESPONSIVE TO ENGAGEMENT

The Non-Executive Chair shares the feedback gained from our shareholder engagement meetings with the NCR Committee and the Board, as well as compensation-specific feedback with the HCC Committee. In recent years, we have taken a number of actions based on shareholder feedback to strengthen our governance practices, global responsible business strategy, and disclosure. For example, the Board separated the Chair and CEO roles, adopted proxy access, amended our Bylaws to implement a majority voting standard in uncontested director elections, and added a Director Nominees’ Skillset Matrix to our Proxy Statements to describe each director’s qualifications. The Company also enhanced its responsible business disclosure by publishing an Impact Report, which is presented consistent with the SASB reporting standards and TCFD reporting framework and is available at investors.footlocker-inc.com/impactreport. These examples evidence our continued dedication to remain responsive on a variety of shareholder concerns. Please continue to share your thoughts or concerns at any time. The Board has established a process to facilitate shareholder communications with the Board, as described below.

COMMUNICATIONS WITH OUR BOARD

Shareholders and other interested parties who wish to communicate directly with the independent directors of the Board should send a letter to the Board. The Procedures for Communications with the Board are available at investors.footlocker-inc.com/boardcomms. Our Corporate Secretary will promptly send a copy of the communication to the Non-Executive Chair, who may direct our Corporate Secretary to send a copy of the communication to the other independent directors and may determine whether a meeting of the independent directors should be called to review the communication.

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COMMITTEES

AUDIT GUILLERMO G. MARMOL Chair	Other Members: Drosos, Nicosia (Audit Committee Financial Expert), Payne, and Young	2023 Meetings: 13

KEY OVERSIGHT RESPONSIBILITIES

►   appoints the independent auditors

►   approves the independent auditors’ compensation

►   assists the Board in fulfilling its oversight responsibilities in the following areas:

►   accounting policies and practices

►   financial statements

►   legal and regulatory compliance

►   ERM

►   independent auditors’ qualifications, independence, and performance

►   internal auditors’ qualifications, performance, and compensation

►   Code of Business Conduct compliance

►   establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting and audit controls, and auditing matters

►   reviews insurance and self-insurance reserves

►   reviews derivatives policy and use of derivatives

►   reviews and discusses risk assessments from management with respect to responsible business-related risks

This committee consists of five independent directors, as independence is defined under the SEC and NYSE rules applicable to audit committee members. All of the members meet the expertise requirements under the NYSE rules. The Board has determined that Ms. Nicosia qualifies as an “Audit Committee Financial Expert,” as defined by the rules under the Exchange Act, through her relevant experience as a sitting Chief Executive Officer, and her prior experience as president of an operating unit of a large multinational corporation where she supervised the finance and accounting professionals responsible for, and personally analyzed and evaluated, financial statements, as well as internal controls over financial reporting. The Audit Committee Report appears on page 86.

EXECUTIVE DONA D. YOUNG Chair	Other Members: Dillon, Marmol, Oakland, Payne, and Underhill	No Meetings in 2023

KEY OVERSIGHT RESPONSIBILITY

►	shares all of the powers of the Board during intervals between Board meetings, with all directors invited to participate, and used only in extraordinary circumstances

HCC KIMBERLY UNDERHILL Chair	Other Members: Feldman, Marmol, Nicosia and Young (Ex Officio Member)	2023 Meetings: 6

KEY OVERSIGHT RESPONSIBILITIES

►   determines the CEO’s compensation

►   reviews and approves compensation for executive officers, corporate officers, and other highly-compensated executives

►   approves all equity compensation (except by delegation of authority for participants other than the CEO, other executive officers and corporate officers, and other highly-compensated executives)

►   assesses risk in relation to the Company’s compensation policies and practices

►   administers the Company’s compensation plans reviews

►   reviews and makes recommendations to the Board concerning human capital matters, including executive development and succession

►   reviews non-employee directors’ compensation and makes recommendations to the Board concerning the form and amount of non-employee directors’ compensation

►   reviews relevant responsible business factors in its oversight of compensation, benefits, and employment arrangements

This committee consists of four independent directors, and an Ex Officio Member, as independence is defined under the NYSE rules applicable to compensation committee members. See CD&A beginning on page 46 for a discussion of the HCC Committee’s procedures for determining compensation, and the HCC Committee Report on page 64.

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NCR ULICE PAYNE, JR. Chair	Other Members: Oakland, Underhill, Walker, and Young	2023 Meetings: 4

KEY OVERSIGHT RESPONSIBILITIES

►   oversees corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to director service and tenure

►   establishes criteria for Board candidates

►   retains a third-party search firm from time to time to identify potential director candidates

►   selects new director nominees to recommend to the Board

►   considers the re-nomination of existing directors after it conducts an annual review of each director’s qualifications, experience, and independence

►   reviews membership on the Board committees and, after consultation with the CEO and Non-Executive Chair, makes recommendations to the Board annually regarding committee, and committee chair, assignments

►   reviews trends and governance with regard to non-employee directors’ compensation

►   oversees the Company’s responsible business strategy and reviews and considers related public reporting, including the Company’s annual Impact Report

Shareholders who wish to recommend candidates for Board membership may contact the NCR Committee in the manner described under Communications with Our Board on page 37. Shareholder nominations must be made according to the procedures required under, and within the timeframe described in, the Bylaws and under Deadlines and Procedures for Nominations and Shareholder Proposals for the 2025 Annual Meeting on page 89. Shareholder-recommended candidates will be evaluated by the NCR Committee in the same manner as the Company’s nominees.

TECHNOLOGY STEVEN OAKLAND Chair	Other Members: Drosos, Feldman, Walker, and Young (Ex Officio Member)	2023 Meetings: 4

KEY OVERSIGHT RESPONSIBILITIES

►   reviews GTS strategy, risks, controls, processes, and progress

►   considers the staffing adequacy, skills, and allocation of GTS resources

►   assesses and provides feedback on technology trends

►   oversees, in conjunction with the Audit Committee, the GTS ERM framework

►   reviews significant technology acquisition processes, including ERP

►   reviews data and analytics capabilities and information governance framework

►   reviews digital engagement strategy, development, and operations, as well as customer satisfaction performance results

►   reviews, in connection with its oversight of the Company’s utilization of technology and digital engagement, relevant responsible business factors

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DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting.

We have purchased directors and officers liability and corporation reimbursement insurance from the following group of insurers:

►	ACE American Insurance Co.	►	Beazley Insurance Co.	►	Palomar Insurance Co.
►	Ambridge Insurance Co.	►	Berkley Insurance Co.	►	Sompo International Insurance Co.
►	American International Group	►	Chubb Bermuda Insurance Ltd.	►	Starstone Insurance Co.
►	Amtrust Financial Services Insurance Co.	►	CNA Insurance Co.	►	Swiss Re Insurance Co.
►	ANV Insurance Co.	►	Hartford Accident & Indemnity Co.	►	Zurich American Insurance Company
►	Argonaut Insurance Co.	►	Old Republic Insurance Co.
►	Ascot Insurance Co.	►	Orion Insurance Co.

These policies insure all of the directors and officers of the Company and its covered subsidiaries. The policies were each written for a 12-month term, expiring October 12, 2024. The aggregate annual premium for these policies, including fees and taxes, is $1,333,396.

Directors and officers of the Company, as well as all other team members with fiduciary responsibilities under ERISA, are insured under policies issued by the following group of insurers:

►	ACE American Insurance Co.	►	Euclid Insurance Co.	►	Zurich American Insurance Company
►	CNA Insurance Co.	►	Sompo International Insurance Co.

The policies were each written for a 12-month term, expiring October 12, 2024. The aggregate annual premium for these policies, including fees and taxes, is $250,498.

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DIRECTOR COMPENSATION

This discussion relates to the compensation we pay to non-employee directors. We do not pay additional compensation to any director for service on the Board or any committee who is also a Company employee.

KEY PRINCIPLES OF DIRECTOR COMPENSATION PROGRAM

The Company compensates its non-employee directors for their service according to the following principles:

Category	Description
Pay Position	The targeted pay position for our non-employee directors’ compensation program is the median of the retail and general industry market reference points.

Peer Groups

When establishing reference points for market comparisons of our non-employee directors’ compensation program, we consider the retail peer group used for our executive compensation purposes and general industry data for similarly-sized companies. See Peer Group Approach beginning on page 59 for more information on our peer group.

Pay Evaluation Perspective	When assessing the competitive position of our non-employee directors’ compensation program, the primary focus is the total targeted compensation opportunity.

Pay Mix	Our non-employee directors’ compensation program consists of a mix of cash and equity, with an emphasis on equity. See Components of Director Compensation Program on page 42 for further information.

Differentiation

Non-employee directors receive additional compensation for leadership positions on the Board, including the Non-Executive Chair and committee chair roles. See Components of Director Compensation Program on page 42 for further information.

Stock Ownership	Our Stock Ownership Guidelines further align our directors with our shareholders’ interests, with compliance measured annually, as described further in Stock Ownership Guidelines on page 29.

Deferral Opportunities

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of DSUs or to have these amounts placed in an Interest Account. Directors may also elect to receive all or a portion of the stock component of their annual retainer fee or their RSU awards in the form of DSUs. Beginning in 2023, the Non-Executive Chair may also elect to receive all or a portion of her Non-Executive Chair retainer in the form of DSUs.

Total Compensation Limits

Meaningful limits on non-employee directors’ compensation have been established to ensure consistency with sound governance practices. See Components of Director Compensation Program on page 42 for further information.

Regular Review

The NCR Committee conducts regular reviews of governance practices and trends in directors’ compensation to ensure our program’s consistency with sound governance practices and reports out to the Board. The HCC Committee conducts regular reviews of our non-employee directors’ compensation program and makes recommendations to the Board regarding the amount and form of directors’ compensation each year.

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DiReCtoR CoMPenSAtion

COMPONENTS OF DIRECTOR COMPENSATION PROGRAM

The Company’s non-employee directors were paid the following fees in 2023:

	Amount
Fee	($)		Form of Payment
Annual Retainer	150,000
Committee Chair Retainer
Audit Committee	25,000		50% Cash(1) and
HCC Committee	25,000		50% Common Stock(2)
NCR Committee	15,000
Technology Committee	15,000
Lead Independent Director Retainer(3)	50,000
Non-Executive Chair Retainer(3)	250,000		Cash
Meeting Fee(4)	2,000	per Board and committee meeting attended
Annual RSU Award	80,003		RSUs(5)

(1)	Directors may defer all or a portion of the fee in the form of DSUs or have these amounts placed in an Interest Account.
(2)	Directors may defer all or a portion of the fee in the form of DSUs.
(3)	The Lead Independent Director or Non-Executive Chair, as applicable, may also elect to receive all or a portion of the fee in the form of DSUs.
(4)

The Company reimburses reasonable expenses incurred in attending Board and committee meetings, other meetings with management, and continuing education programs, including transportation, hotel accommodations, and meals.

(5)	Directors may defer all or a portion of the RSU awards in the form of DSUs.

Each non-employee director’s annual compensation, including cash and equity but excluding dividend equivalents paid on DSUs for previously-deferred compensation and credited in the form of additional DSUs, is capped at $600,000 per fiscal year. Directors are eligible to receive the same discount on purchases of merchandise from our stores and websites that is available to team members.

For all compensation periods through and including Fiscal 2023, six of our current directors have previously elected to defer all or a portion of one or more of their annual retainers, committee chair retainers, or annual RSU award into DSUs, and none of the current directors have elected to place any amount of their annual retainer fees into an Interest Account.

GOVERNANCE

The HCC Committee and NCR Committee jointly oversee our non-employee director compensation program, conduct annual reviews, and make recommendations for adjustments, as appropriate, to the Board. The NCR Committee reviews trends and governance with regard to non-employee directors’ compensation. Following consultation with the NCR Committee, the HCC Committee reviews nonemployee directors’ compensation and makes recommendations to the Board concerning the form and amount of non-employee directors’ compensation.

In connection with the review conducted in Fiscal 2023, the HCC Committee’s independent compensation consultant assessed the compensation paid to our non-employee directors against non-employee director compensation trends and data from our peer group, including overall trends and governance principles, market competitiveness of our program, and the mix of cash and equity provided under our program. Following this review, no changes were made to directors’ compensation. The annual retainer, committee chair annual retainers, and mix of cash and equity, were found to be aligned with industry norms and best practices.

2024 PROXY STATEMENT	42

DiReCtoR CoMPenSAtion

FISCAL 2023 DIRECTOR COMPENSATION

The amounts paid to each non-employee director for Fiscal 2023, including amounts deferred under the Stock Incentive Plan, and the RSUs granted to each non-employee director are reported in the tables below:

(a)	(b)	(c)	(d)
	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)	($)(1)	($)
Drosos	121,014	154,989	276,003
Feldman	115,014	194,009	309,023
Marmol	147,516	167,487	315,003
Nicosia	133,000	165,844	298,844
Oakland	120,500	178,517	299,017
Payne	138,504	170,109	308,613
Underhill	129,516	167,487	297,003
Walker	113,000	164,372	277,372
Young	381,000	259,090	640,090

(1)	Column (c) reflects the following three items:

(A)

the grant date fair value determined in accordance with FASB ASC 718 for the portion of a director’s annual retainer fees (including committee chair retainer fees) for Fiscal 2023 paid in shares of Common Stock (including any portions deferred in the form of DSUs under the Stock Incentive Plan) ($27.11 per share, representing the closing price of a share of Common Stock on June 30, 2023). Such shares of Common Stock are fully vested on grant, regardless of whether deferred into DSUs.

(B)

the grant date fair value determined in accordance with FASB ASC 718 for RSUs granted in Fiscal 2023 ($41.56 per share, representing the closing price of a share of Common Stock on the grant date of May 17, 2023). In May 2023, each director received an award of 1,925 RSUs. The number of RSUs granted was calculated by dividing $80,000 by the closing price of a share of Common Stock on the grant date, rounded to the nearest full share ($80,003). The RSUs will vest in May 2024, provided the director continues to serve on the Board through the vesting date. Each RSU represents the right to receive one share of Common Stock on the vesting date. No dividends are paid or accrued on the RSU awards. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(C)

the grant date fair value, determined in accordance with FASB ASC 718, for dividend equivalents paid on DSUs and credited in the form of additional DSUs, made to Messrs. Feldman, Oakland, Payne, and Walker, and Mses. Nicosia and Young ($41.99 per share for DSUs granted on April 28, 2023, $26.27 per share for DSUs granted on July 28, 2023, and $19.60 per share for DSUs granted on October 27, 2023, representing the closing price of a share of Common Stock on the quarterly payment date). Such additional DSUs are fully vested on grant.

43	Foot Locker, Inc.

DiReCtoR CoMPenSAtion

The following table sets forth the grant date fair value of the above stock awards granted to our non-employee directors in Fiscal 2023:

Name	Retainer Paid in Common Stock ($)(1)	RSUs ($)(2)	DSUs ($)(3)	Total ($)
Drosos	74,986	80,003	—	154,989
Feldman	74,986	80,003	39,020	194,009
Marmol	87,484	80,003	—	167,487
Nicosia	75,000	80,003	10,841	165,844
Oakland	82,500	80,003	16,014	178,517
Payne	82,496	80,003	7,610	170,109
Underhill	87,484	80,003	—	167,487
Walker	75,000	80,003	9,369	164,372
Young	75,000	80,003	104,087	259,090

(1)	Messrs. Oakland and Walker, and Mses. Nicosia and Young elected to receive 100% of their stock portion of their annual retainer for Fiscal 2023 in DSUs.
(2)	Messrs. Oakland and Walker, and Mses. Nicosia and Young elected to receive 100% of their RSU awards granted in Fiscal 2023 in DSUs.
(3)

Represents dividend equivalents paid on DSUs and credited in the form of additional DSUs made to Messrs. Feldman, Oakland, Payne, and Walker, and Mses. Nicosia and Young ($41.99 per share for DSUs granted on April 28, 2023, $26.27 per share for DSUs granted on July 28, 2023, and $19.60 per share for DSUs granted on October 27, 2023, representing the closing price of a share of Common Stock on the quarterly payment date).

For additional information on the valuation assumptions, refer to Note 21 to the Company’s financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar.

As of the end of Fiscal 2023, the number of RSUs and DSUs held by our non-employee directors were as follows:

Name	RSUs (#)	DSUs (#)
Drosos, Marmol, and Underhill	1,925	—
Feldman	1,925	33,621
Nicosia	—	11,059
Oakland	—	15,610
Payne	1,925	7,330
Walker	—	9,790
Young	—	91,402

2024 PROXY STATEMENT	44

PROPOSAL	ADVISORY VOTE TO APPROVE NEO COMPENSATION
The Board recommends a vote FOR this proposal.

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, our shareholders have the opportunity to cast a non-binding, advisory vote to approve the compensation of our NEOs, as disclosed beginning on page 48 (a “Say-on-Pay” vote). We currently hold our “Say-on-Pay” vote every year, consistent with the preference previously expressed by a majority of our shareholders.

As described in detail in the CD&A beginning on page 46, our compensation program is designed to attract, motivate, and retain talented executives responsible for leading our strategic priorities and, in turn, deliver value to our shareholders. Our executive compensation program ties compensation closely to the Company’s performance. A significant portion of the compensation provided to the NEOs is based upon the Company’s performance or the performance of our share price, and we believe this compensation structure closely aligns the interests of our executives with the interests of our shareholders. The higher an executive’s position, the greater percentage of their compensation is tied to performance.

At our 2023 annual meeting, nearly 97% of shares voted on the Say-on-Pay proposal supported our executive compensation program. The HCC Committee considered the results of the 2023 Say-on-Pay vote in reviewing the program for 2024. Additionally, as part of our 2023 shareholder engagement cycle, we had individual discussions with shareholders representing over 46% of our total shares outstanding, as well as proxy advisory firms, regarding executive compensation, and took into account the views of shareholders regarding the design and effectiveness of our executive compensation program for 2024. See Shareholder Engagement beginning on page 36 for more details on our shareholder engagement program. In light of this support and feedback received during our shareholder engagement, the HCC Committee decided to retain the general program design with certain enhancements to further align the program with the Lace Up Plan. See 2024 Compensation Program Design Changes on page 63 for more details. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback. We believe shareholders should read the CD&A, beginning on page 46, and the compensation tables beginning on page 65, in determining whether to vote in favor of this proposal.

Shareholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the SEC’s compensation disclosure rules, including the CD&A, the Summary Compensation Table, and the other related tables and disclosures.”

As an advisory vote, this proposal is not binding on the Company, the HCC Committee, or the Board. However, the HCC Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

45	Foot Locker, Inc.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A provides information on our executive compensation program, including our global compensation philosophy, which focuses on rewarding team members for their roles in executing our performance against the goals that were established for the Annual Incentive Plan and LTI. While the principles underlying this philosophy extend within the organization, this CD&A primarily covers the compensation of our NEOs. For Fiscal 2023, our NEOs are the current executive officers, former executive officers, and former interim executive officer named below.

MARY N. DILLON	MICHAEL A. BAUGHN(1)	FRANKLIN R. BRACKEN	ELLIOTT D. RODGERS	ROSALIND REEVES(2)
(she/her/hers)	(he/him/his)	(he/him/his)	(he/him/his)	(she/her/hers)
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Commercial Officer	Executive Vice President and Chief Operations Officer	Former Executive Vice President and Chief Human Resources Officer

ANDREW E. PAGE(3)	ROBERT F. HIGGINBOTHAM(3)
(he/him/his)	(he/him/his)
Former Executive Vice President and Chief Financial Officer	Former Interim Chief Financial Officer

(1)	Mr. Baughn joined the Company and was appointed Executive Vice President and Chief Financial Officer, effective June 12, 2023.

(2)

Ms. Reeves served as Executive Vice President and Chief Human Resources Officer through March 11, 2024, and is currently serving as an Advisor. She expects to depart the Company, effective July 31, 2024.

(3)

Mr. Page served as Executive Vice President and Chief Financial Officer through February 28, 2023. The Company named Mr. Higginbotham as interim Chief Financial Officer while it conducted a comprehensive search, with the assistance of a leading executive recruiting firm, to identify Mr. Page’s successor, Mr. Baughn. Mr. Higginbotham ceased to serve as interim Chief Financial Officer, effective June 11, 2023. Mr. Higginbotham was appointed Senior Vice President, Investor Relations, Corporate Finance, and Treasurer, effective August 9, 2023.

TABLE OF CONTENTS
47	Fiscal 2023 Highlights
47	Financial Performance
47	Performance-Based Compensation Outcomes
47	CFO Appointment
48	Say-on-Pay Shareholder Vote
48	Compensation Program Design and Structure
48	Pay-for-Performance
50	Components of Executive Compensation Program
50	Base Salary
51	Annual Incentive Plan
54	LTI Awards
58	Retirement Plan and Excess Cash Plan
58	401(k) Plan and Excess Savings Plan
58	Perquisites
58	Employment Agreements and Offer Letters
59	Procedures for Determining Compensation
59	Setting Compensation, Establishing Goals, and Evaluating Performance
59	Peer Group Approach
60	Use of Compensation Consultant
60	Management Involvement in Developing the Compensation Program
61	Additional Information
61	Key Compensation Governance Policies
62	Compensation Program and Risk
62	Accounting and Tax Considerations
63	2024 Compensation Program Design Changes

2024 PROXY STATEMENT	46

ExECuTIvE COmPEnSATIOn

FISCAL 2023 HIGHLIGHTS

Financial Performance

While the year presented certain macroeconomic and consumer- related pressures in addition to Company-specific factors, including elevated inventories, the team focused on both delivering near-term results and executing the Lace Up Plan by closing under-performing stores and building out our loyalty program and digital capabilities to drive long-term shareholder value creation. Highlights include the following:
(1) A reconciliation to GAAP is provided beginning on page 22 of our Annual Report, which is available at investors.footlocker-inc.com/ar.

Our 2023 compensation program, as outlined in detail on the following pages, was tied to our key objectives, demonstrating our strong connection between pay and performance.

Performance-Based Compensation Outcomes

The 2023 performance-based compensation paid to our NEOs reflects our performance in a challenging macroeconomic environment, including the highlights noted above. Notable performance-based compensation outcomes for 2023 include the following that are discussed in greater detail in this CD&A:

2023 ANNUAL INCENTIVE PLAN AWARDS

►	The Adjusted Operating Income goal was weighted 80%, and the NPS goal was weighted 20%.

►	The threshold Adjusted Operating Income goal was not achieved, but the Company did achieve the threshold NPS performance required for a partial payout under the Annual Incentive Plan.

►

The HCC Committee exercised negative discretion upon management’s recommendation to reduce the payout to 0% for all participants levels Vice President and above, including the NEOs, with respect to NPS.

►	As a result, the NEOs did not earn any Annual Incentive Plan payouts for 2023 performance.

PSU AWARDS (2022-24)

►	The Two-Year Average After-Tax Income goal was weighted 70%, and the ROIC goal was weighted 30%.

►	Neither goal was achieved, and no payouts were earned for the 2022-24 performance period.

See Annual Incentive Plan and LTI Awards beginning on page 51 and page 54, respectively, for further information.

CFO Appointment

In June 2023, we recruited Mr. Baughn from outside the Company to serve as Executive Vice President and Chief Financial Officer, succeeding Mr. Page, who departed from the Company in February 2023.

In connection with Mr. Baughn’s employment, the HCC Committee and the full Board approved a compensation package designed to deliver market-competitive compensation commensurate with Mr. Baughn’s capabilities and experience, particularly in retail companies, and provide a powerful incentive to execute the Lace Up Plan. His annual base salary was set at $650,000. For 2023, Mr. Baughn was eligible to receive a prorated Annual Incentive Plan award guaranteed at least at target of 85% of his base salary. On March 27, 2024, the HCC Committee approved an amendment to Mr. Baughn’s offer letter to reduce his guaranteed prorated Annual Incentive Plan award by an amount equal to the negative discretion exercised by the HCC Committee for all participants at the levels of Vice President and above, including the NEOs, with respect to NPS (20%). Mr. Baughn also received an annual LTI award of 200% of his base salary (20% delivered in RSUs that vest three years from the date of grant, 60% delivered in PSUs for the 2023-25 performance period (prorated for the 2023-25 performance period), and 20% in Non-Qualified Stock Options that vest in equal installments over three years, in each case subject to

47	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

continued employment through the vesting dates). Mr. Baughn was also granted certain sign-on awards, which were intended to replace stock-based awards and other compensation Mr. Baughn forfeited from his prior employment in connection with his recruitment to the Company, as follows: (1) a sign-on RSU award with a grant date value of $600,000, which will vest over two years from the grant date subject to his continued employment through each vesting date, and (2) a sign-on cash payment in the amount of $600,000, $300,000 of which was paid within 90 days after his start date, and the remaining $300,000 of which is payable within 90 days after the one-year anniversary of his start date. The sign-on RSU awards’ vesting, and sign-on cash payment, schedules were designed to align with the vesting and payment schedules, as applicable, of the stock-based awards and other compensation Mr. Baughn forfeited from his prior employment in connection with his recruitment to the Company.

Say-on-Pay Shareholder Vote

At our 2023 annual meeting, nearly 97% of shares voted on the Say-on-Pay proposal supported the executive compensation program. The HCC Committee considered the results of the 2023 Say-on-Pay vote and our shareholders’ historically strong support of our executive compensation program in reviewing the program for 2024. Additionally, we had discussions with many of our shareholders regarding executive compensation as part of our 2023 shareholder engagement cycle and took into account the views of shareholders regarding the design and effectiveness of our executive compensation program. See Shareholder Engagement beginning on page 36 for more details on our shareholder engagement program. In light of this feedback received during our shareholder engagement, the HCC Committee decided to make certain adjustments to the program design. See 2024 Compensation Program Design Changes on page 63 for a discussion of the 2024 compensation program design changes. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback. Our Say-on-Pay vote is currently held every year, consistent with the preference expressed by a majority of our shareholders.

COMPENSATION PROGRAM DESIGN AND STRUCTURE

Pay-for-Performance

The centerpiece of our compensation program is our pay-for-performance philosophy that aligns compensation payouts with the achievement of our annual operating plan and long-term strategy, and consequently shareholder value. This is showcased at senior levels of the Company—particularly the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance, as described below.

Factor	Description
Performance-Based	89% of the CEO’s annual target compensation mix is performance based.

Challenging Goals

Recent Annual Incentive Plan and PSU payouts underscore our pay-for-performance culture and the rigor of the financial goals approved by the HCC Committee. For example, only three times in the past five years has the Annual Incentive Plan paid out above target and two of the past five PSU awards were not earned and paid out at 0%.

Formulaic	Our Annual Incentive Plan and PSU payouts are formulaically determined based on performance against challenging financial and operating goals.

Peer Benchmarked

We utilize an objective set of criteria to determine peer companies and evaluate CEO and other NEO compensation against the peer group median, while factoring in individual contribution and experience.

Responsive to Say-on-Pay Vote	We have received historically strong Say-on-Pay support. For example, at our 2023 annual meeting, nearly 97% of shares cast on the Say-on-Pay proposal supported the executive compensation program.

Compensation Mix	For LTI awards granted in 2021 through 2023, we utilized a consistent mix of PSU awards (60%), stock option awards (20%), and RSU awards (20%).

See Pay versus Performance beginning on page 80 for further information.

2024 PROXY STATEMENT	48

ExECuTIvE COmPEnSATIOn

COMPENSATION MIX

The HCC Committee seeks to align the compensation program with both our business strategy and our shareholders’ interests. Our executive compensation program includes both a mix of annual and long-term, as well as cash and equity, compensation. As shown in the charts below, for 2023, 89% of the CEO’s annual target compensation mix (excluding the Transformation PSU award), and 75%, on average, of the remaining NEOs who are current executive officers’ annual target compensation mix, was variable based on performance.

2023 TARGET COMPENSATION
CEO	Average of Remaining NEOs

2023 PERFORMANCE-BASED COMPENSATION METRICS
Annual Incentive Plan	PSUs

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ExECuTIvE COmPEnSATIOn

Components of Executive Compensation Program

The key components of our executive compensation program are described in the following table:

Category	Component	Purpose
ANNUAL (Performance-Based Compensation: Annual Incentive Plan)	**Base Salary**	Supports the objective of attracting and retaining talented executives with annual fixed compensation. Provides executives with market-competitive fixed compensation appropriate to their position, experience, and responsibilities.
ANNUAL	**Annual Incentive Plan**	Links annual cash compensation to attainment of short-term performance goals based on Adjusted Operating Income (80%) and NPS (20%).
LONG-TERM	**LTI Awards:**	Links to multi-year performance goals and the Company's stock price and provides an incentive to work toward the achievement of long-term strategic objectives. Supports executive retention.
LONG-TERM	**PSU Awards (60%)**	Links compensation to the attainment of long-term performance goals and a service requirement, supporting executive retention. Earned awards are payable in equity based preliminarily on Two-Year Average After-Tax Income (70%) and ROIC (30%) and then, the preliminary PSU payout is adjusted by a TSR modifier to represent the Company's TSR percent rank over a three-year performance period relative to the companies in the S&P 1500 Specialty Retail Index, such that it is multiplied by between 75% for TSR below the 30th percentile to 125% for TSR above the 80th percentile. The TSR modifier is designed to enhance the alignment of internal incentive plan payouts with changes in external shareholder value.
LONG-TERM	**Stock Option Awards (20%)**	Provides the opportunity to purchase stock at the exercise price over a ten-year period from the grant date, subject to applicable vesting and exercise conditions. Links realized compensation over long-term appreciation in stock price and represents value to executives only if the stock price increases.
LONG-TERM	**RSU Awards (20%)**	Aligns executives and shareholders' interests with value that fluctuates based on stock price performance. Supports executive retention.
OTHER	**Retirement Benefits**	Provides post-retirement security with pension (if eligible) and retirement savings benefits, which align with the objectives of attracting and retaining talented executives.
OTHER	**Perquisites**	Offers reasonable perquisites similar to our peer companies, which also aid in attracting and retaining talented executives.

Performance-Based Compensation

Base Salary

All team members, including the NEOs, are measured against several Company and individual performance measures depending on the role to be eligible for an annual base salary rate increase. As part of its annual review of compensation, the HCC Committee approved an annual base salary rate increase, effective May 1, 2023, for Mr. Bracken, as shown below, based on his performance and a position- oriented analysis of market salaries. The HCC Committee also approved a base salary rate increase, effective October 16, 2023, for Mr. Higginbotham to reflect the additional responsibilities he took on as Treasurer. The annual base salary rates for the NEOs, other than Mr. Bracken and Mr. Higginbotham, were not increased during Fiscal 2023.

	Year-End 2022	Year-End 2023	Base Salary
	Base Salary Rate	Base Salary Rate	Rate Increase
Name	($)	($)	(%)
Bracken	825,000	872,400	5.75
Higginbotham	400,000(1)	430,000	7.5

(1)	Mr. Higginbotham was paid a base salary rate of $650,000 while he served as interim Chief Financial Officer from March 1, 2023 through June 11, 2023.

2024 PROXY STATEMENT	50

ExECuTIvE COmPEnSATIOn

Annual Incentive Plan

We have a history of setting challenging performance goals. Incentive payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with shareholders’ expectations regarding financial performance.

Consistent with our pay-for-performance culture, the HCC Committee established rigorous financial performance and NPS targets for 2023. The targets the HCC Committee established were based on the Company achieving Adjusted Operating Income of $507.5 million (which accounts for 80% of the payout), and a certain NPS payout (which accounts for 20% of the payout), each as illustrated below. Although the Company did achieve the threshold NPS performance required for a payout, permitting an objective goal payout percentage of 134.6%, it did not achieve the threshold Adjusted Operating Income required for payment, so the HCC Committee exercised negative discretion, upon the recommendation of management, to reduce the NPS payout to 0% for all participants at the levels of Vice President and above, including the NEOs, notwithstanding the Company’s actual NPS performance. The HCC Committee exercised negative discretion to align management’s payouts with shareholders’ expectations regarding financial performance. As a result, the NEOs did not earn any Annual Incentive Plan payouts for this performance period. Under the terms of his offer letter, however, Mr. Baughn was eligible to receive a prorated Annual Incentive Plan award guaranteed at least at target of 85% of his base salary for 2023. On March 27, 2024, the HCC Committee approved an amendment to Mr. Baughn’s offer letter to reduce such guaranteed prorated Annual Incentive Plan award by an amount equal to the negative discretion exercised by the HCC Committee for all participants levels Vice President and above, including the NEOs, with respect to NPS (20%), resulting in a payout to Mr. Baughn of 68% of his base salary for 2023.

(1)

Although the Company did achieve the threshold NPS performance required for a payout, permitting an objective goal payout percentage of 134.6%, it did not achieve the threshold Adjusted Operating Income, so the HCC Committee exercised negative discretion, upon the recommendation of management, to reduce the NPS payout to 0% for all participants levels Vice President and above, including the NEOs, notwithstanding the Company’s actual NPS performance. The HCC Committee exercised negative discretion to align management’s payouts with shareholders’ expectations regarding financial performance.

The Annual Incentive Plan payouts provide for the exclusion of certain items from such performance targets that the HCC Committee considers to be unusual or non-recurring. These items, if they occur, are excluded when calculating the Annual Incentive Plan payouts, however, such unusual or non-recurring items may not be material for purposes of the non-GAAP measures presented in the Annual Report. In addition, certain items may not be adjusted for purposes of the Annual Incentive Plan payouts, as they do not exceed a pre-established adjustment threshold, although they are adjusted for financial reporting purposes in the Annual Report consistent with past practices. See Appendix A for a reconciliation of our non-GAAP to GAAP financial results.

Additionally, while the HCC Committee increased the maximum payouts for 2023 to 200% of target from 150% in the prior year for participants under the Annual Incentive Plan, the HCC Committee also increased the performance goal for a maximum payout from 110% to 115% of target performance to further stretch the organization to achieve a maximum performance payout. The HCC Committee made these changes to ensure industry alignment between management’s payouts and shareholders’ expectations if the target goals are exceeded. The HCC Committee believed that the introduction of Adjusted Operating Income as a performance metric is appropriate because of management’s direct ability to impact the results. An increase in the maximum payouts under the Annual Incentive Plan is appropriate to deliver market-competitive compensation, which is necessary in attracting and retaining talented executives, particularly given the Company’s transformation initiatives, and balanced by increasing the maximum performance goals relative to the target performance goals for the Annual Incentive Plan.

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ExECuTIvE COmPEnSATIOn

ADJUSTED OPERATING INCOME

The HCC Committee established the 2023 Adjusted Operating Income target of $507.5 million based upon the business plan and budget approved by the Board. Our objective is to set challenging performance goals throughout the Company. We believe that achieving these challenging performance goals is demanding. While the year presented certain macroeconomic and consumer-related pressures in addition to Company-specific factors, including changes in our vendor allocations, the team focused on delivering near-term results and building upon the momentum from our strategic initiatives to drive long-term shareholder value creation.

NPS

The HCC Committee established NPS targets for the NEOs. NPS is a metric used to measure customer experience and predict future business growth. NPS is calculated using the answers to questions posed to customers scored on a 0-10 scale. Respondents are grouped as follows:

Subtracting the percentage of Detractors from the percentage of Promoters yields the NPS, which can range from a low of -100% (if every customer is a Detractor) to a high of 100% (if every customer is a Promoter). The HCC Committee established three touchpoints for measuring NPS by each geographic region, each of which is assessed as a stand-alone performance measure to allow for balanced focus on each area of opportunity to improve an “omni-” customer experience: Store Post-Purchase, Digital Post-Purchase, and Post-Fulfillment. The survey responses are aggregated by region (North America, EMEA, and Asia Pacific) and are scored individually by touchpoint. Each customer touchpoint has its own threshold, target, and maximum, but they ultimately roll up into one payout percentage. The evaluation of full-year NPS utilizes the Company’s global performance management rating scale, in which performance can range from 0% to 200% based on the relative achievement of the metrics.

The Company leverages NPS results to implement change across the organization and better serve customers and drive future performance. The HCC Committee established rigorous NPS targets for 2023. Based on our ability to listen to our customer, the Company was able to remove friction points along the customer OMNI journey, such as improving the digital checkout experience, especially during the holiday season. Comparing holiday performance for 2022 and 2023, we saw a 22% decrease in payment errors, a 29% decrease in overall checkout issues, a 47% reduction in account login errors, a 26% decrease in promo code errors, and a 42% increase in product display accuracy. With these enhancements, the Company saw record Digital NPS numbers in North America and EMEA, as well as above target NPS performance globally for our brick-and-mortar sites and online order fulfillment.

2024 PROXY STATEMENT	52

ExECuTIvE COmPEnSATIOn

In addition, NPS also measures the effectiveness of our responsible business practices because customer satisfaction and brand perception depend on these factors, as described in the following table:

Feature	Description
Linked to Responsible Business Practices	Our responsible business practices focus on ensuring that our customers enjoy world-class engagement and an environment that encourages the pursuit of excellence every day.
Reputational	NPS measures customer satisfaction and brand perception, which are influenced by customers’ sentiments concerning the Company’s responsible business practices.
Long Term

NPS measures loyal enthusiasts who will keep buying and refer others, fueling long-term and sustainable future growth. Strong responsible business principles and performance are necessary for the Company’s success over the long term, including attracting and retaining customers.

Measurable	NPS is calculated using a 0-10 scale used to measure customer experience and predict future business growth.

To learn more about our global responsible business practices, see our Impact Report, which is presented consistent with SASB and TCFD reporting standards and is available at investors.footlocker-inc.com/impactreport.

ADDITIONAL INFORMATION

The Annual Incentive Plan for the NEOs makes incentive payments based upon the Company’s results, without individual performance adjustments. However, executives who receive a “not meeting expectations” rating in their annual performance review are ineligible to receive an annual incentive payment. All annual incentive targets and calculations are based on the results of continuing operations through the end of Fiscal 2023. None of our NEOs received a “not meeting expectations” rating in their annual performance review.

Annual Incentive Plan awards are calculated based on a percentage of the executive’s base salary rate during the year. For 2023, the maximum payout under this plan was 200% of target, with a maximum payout in any year for any participant capped at $6 million.

Annual incentive payouts are calculated on the basis of a straight-line interpolation between the threshold (90% of target), and maximum (115% of target).

	Target as a		Actual 2023 Payout
	Percentage of		as a Percentage of		Actual
	Base Salary Rate		Target		2023 Payout
Name	(%)		(%)		($)
Dillon	200		—		—
Baughn(1)	85		—	(1)	—	(1)
Bracken	110		—		—
Rodgers	100		—		—
Reeves	75		—		—
Higginbotham	50	(2)	—		—

(1)

Mr. Baughn joined the Company during 2023, so his target Annual Incentive Award was prorated for the 2023 performance period. Under the terms of his offer letter, Mr. Baughn was eligible to receive a prorated Annual Incentive Plan award guaranteed at least at target of 85% of his base salary for 2023. On March 27, 2024, the HCC Committee approved an amendment to Mr. Baughn’s offer letter to reduce such guaranteed prorated Annual Incentive Plan award by an amount equal to the negative discretion exercised by the HCC Committee for all participants levels Vice President and above, including the NEOs, with respect to NPS (20%).

(2)	Mr. Higginbotham’s target Annual Incentive Award was increased to 75% while he served as interim Chief Financial Officer from March 1, 2023 through June 11, 2023.

Mr. Page’s employment with the Company terminated prior to the Annual Incentive Plan 2023 award; he was, therefore, ineligible to receive an annual incentive award.

53	Foot Locker, Inc.

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LTI Awards

We have a history of setting challenging performance goals. Incentive payouts are earned only when we achieve or exceed our goals.

Our LTI awards included a combination of PSU awards and other long-term equity awards granted annually under the Stock Incentive Plan in the form of stock options and RSUs. Our LTI awards were awarded as 60% PSUs, 20% stock options, and 20% RSUs.

PSU AWARDS

The PSU awards are designed to reward executives for achieving multi-year performance targets. The PSU awards are formula-driven, with targets established by the HCC Committee based upon financial targets included in the business plan approved each year by our Board. The actual number of PSUs awarded will be based upon the Company’s performance results, without individual performance adjustments. Key design features of the PSU awards are:

Feature	Description
	2022-24 Performance Period	2023-25 Performance Period
Maximum Payout as a Percent of Target	187.5% (including the impact of the TSR modifier)	200% (including the impact of the TSR modifier)
100% Equity	100% of earned payouts are made in equity payable under the Stock Incentive Plan for all of the NEOs.
Two-Year Average After-Tax Income and ROIC Targets

The preliminary performance targets are based on the Two-Year Average After-Tax Income (70%) and ROIC (30%) that are contained in the business and financial plan approved by the Board for the performance period.

For additional detail on these performance targets, see PSU Awards (2022-24) below and PSU Awards (2023-25) beginning on page 55.

Settlement at End of Three-Year Period

The preliminary PSU payouts calculated following the end of two-year performance period are adjusted by a TSR modifier to represent the Company’s TSR percent rank over a three-year performance period relative to the companies in the S&P 1500 Specialty Retail Index, such that it is multiplied by between 75% for TSR below the 30th percentile to 125% for TSR above the 80th percentile. The TSR modifier is designed to enhance the alignment of internal incentive plan payouts with changes in external shareholder value.

Aligned with Shareholder Return

A decrease in the Company’s stock price results in a decrease in the value of previously-awarded PSUs. When our stock price increases and generates positive returns for our shareholders, the increase impacts an executive’s realized pay.

PSU AWARDS (2022-24)

Consistent with our pay-for-performance culture, the HCC Committee established Two-Year Average After-Tax Income and ROIC targets in 2022 for the 2022-24 performance period that were rigorous and appropriate in light of the Company’s prior performance, and set a “performance floor” for each performance measure. The targets the HCC Committee established were based on the Company achieving Two-Year Average After-Tax Income of $410.9 million (which accounts for 70% of the payout) and ROIC of 8.0% (which accounts for 30% of the payout). The Company achieved Two-Year Average After-Tax Income of $304.9 million and ROIC of 6.6% for this performance period, which were below the threshold performance. As a result, no payouts were earned for this performance period. The targets, along with the adjusted actual performance for the period and the calculation of ROIC, are shown in the table below.

2024 PROXY STATEMENT	54

ExECuTIvE COmPEnSATIOn

The HCC Committee establishes certain performance targets in connection with determining the Company’s PSU payouts. The PSU payouts provide for the exclusion of certain items from such performance targets that the HCC Committee considers to be unusual or non-recurring. These items, if they occur, are excluded when calculating the PSU payouts, however, such unusual or non-recurring items may not be material for purposes of the non-GAAP measures presented in the Annual Report. In addition, certain items may not be adjusted for purposes of the PSU payouts, as they do not exceed a pre-established adjustment threshold, although they are adjusted for financial reporting purposes in the Annual Report consistent with past practices. See Appendix A for a reconciliation of our non-GAAP to GAAP financial results.

The PSU payouts are formula-driven based upon Company performance, and calculated on the basis of a straight-line interpolation between the threshold (85% of target) and maximum (120% of target). Our program does not provide for discretionary adjustments based upon individual performance. The HCC Committee did not exercise discretion in the amounts payable to the NEOs or any other executive officers or corporate officers under this incentive program.

The target PSU values for the NEOs for the 2022-24 performance period are listed in the following table:

Name	PSU Values at Target ($)
Dillon(1)	3,487,350
Bracken	1,113,776
Rodgers(2)	618,886
Page(3)	780,004

(1)	Ms. Dillon joined the Company in August 2022, and was appointed President and Chief Executive Officer, effective September 2022. Her target PSU award was prorated for the 2022-24 performance period.

(2)	Mr. Rodgers joined the Company in December 2022. His target PSU award was prorated for the 2022-24 performance period.

(3)	Mr. Page forfeited these PSUs in connection with the termination of his employment.

Mr. Baughn joined the Company in June 2023, and Ms. Reeves and Mr. Higginbotham became eligible for PSU awards in December 2022, so they were not granted PSU awards for the 2022-24 performance period.

PSU AWARDS (2023-25)

In March 2023, the HCC Committee established that (1) preliminary PSU performance goals for the 2023-25 performance period will be based (a) 70% on the Company’s Two-Year Average After-Tax Income, and (b) 30% on the Company’s Two-Year Average ROIC; and (2) the preliminary PSU payout will be adjusted by a TSR modifier to represent the Company’s TSR percent rank over a three-year performance period commencing at the beginning of Fiscal 2023 relative to the companies in the S&P 1500 Specialty Index, such that it is multiplied by between 75% for TSR below the 30th percentile to 125% for TSR above the 80th percentile. Additionally, the HCC Committee increased the maximum payouts to 200% of target from 187.5% in the prior year, including the impact of the TSR modifier for participants under the PSU awards to deliver market-competitive compensation, which is necessary in attracting and retaining talented executives, particularly given the Company’s transformation initiatives, when shareholders’ expectations of the target goals are exceeded. For competitive reasons, since this performance period is still ongoing, we have not disclosed the targets established for the period. The HCC Committee will determine whether preliminary payouts have been earned following the end of the Company’s 2024 fiscal year, which will be adjusted by a TSR modifier following the end of Fiscal 2025. We will provide specific information on the targets and results after the completion of the performance period. For any awards earned for the 2023-25 performance period, payment will be made to participating executives in 2026.

55	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

The target PSU values for the NEOs for the 2023-25 performance period if the performance goals are achieved are listed in the following table:

Name	PSU Values at Target ($)
Dillon	4,800,000
Baughn(1)	637,796
Bracken	1,177,740
Rodgers	1,080,000
Reeves(2)	324,000
Higginbotham	240,000

(1)	Mr. Baughn joined the Company in June 2023. His target PSU award was prorated for the 2023-25 performance period.

(2)	Ms. Reeves will forfeit these PSUs in connection with the termination of her employment.

Mr. Page’s employment with the Company terminated prior to the PSU award for the 2023-25 performance period; he was, therefore, ineligible to receive a PSU award.

Transformation PSU Award

The HCC Committee considered the significant transformation initiatives occurring in the Company’s business and the strategic work that would be necessary by the CEO to achieve its long-term goals. In light of this, as previously-disclosed in the 2023 Proxy Statement, in connection with Ms. Dillon’s employment, the HCC Committee granted her an additional sign-on employment inducement award of PSUs focused on the Company’s transformation initiatives. While this inducement award was granted in connection with Ms. Dillon’s hiring in August of 2022, because the performance conditions of the transformation PSU award were set in 2023, accounting principles require that this award be reflected in 2023 reporting, including the Summary Compensation Table. This transformation PSU award is designed to encourage and reward superior performance of stretch performance goals aligned with the Lace Up Plan. The HCC Committee views the financial targets under the Lace Up Plan as challenging but attainable. After the Company granted the transformation PSU award, the Company updated the timing during its fourth quarter 2023 earnings call of when it expects to achieve the financial targets under the Lace Up Plan that were communicated at the Company’s March 2023 Investor Day. This delay has no impact on the goals under the transformation PSU award.

These shares will be earned based on a three-year performance period (2023-25) subject to the achievement of stretch performance goals aligned with the Lace Up Plan above: (1) revenue (which accounts for 40% of the payout), (2) EBIT margin (which accounts for 40% of the payout), and (3) a scorecard that measures the quality of the revenue and EBIT margin outcomes equally against the Company’s four strategic imperatives embedded in the Lace Up Plan (which accounts for 20% of the payout):

2024 PROXY STATEMENT	56

ExECuTIvE COmPEnSATIOn

Strategic Imperative	Performance Metric (% to Total)	Weighting (%)
Expand Sneaker Culture	Sales from Strategic Vendors	25
Power Up Our Portfolio	Off-Mall Square Footage	25
Deepen Our Relationship with Customers	Sales from Loyalty	25
Be Best-in-Class Omni	Sales from eCommerce	25

Each of the performance metrics included in the scorecard is objective, quantifiable, measurable, and critical to executing the Company’s transformation.

This award was converted into 137,024 shares based on the closing stock price on August 24, 2022 of $36.49 per share with an initial value of $5,000,000. Under GAAP accounting rules, a grant date value for accounting purposes is not established until the performance targets and any other conditions are approved and communicated. Since this occurred in March 2023, the grant date value of the transformation PSU award is reported in the Summary Compensation Table and other supporting compensation tables and reflects the Company’s stock price on the date on which the HCC Committee approved the performance goals.

As Ms. Dillon had previously left her prior employment at the time of her recruitment to the Company, this award was not intended to replace stock-based awards or other compensation that she forfeited from prior employment. Instead, in designing Ms. Dillon’s compensation package, the HCC Committee sought to deliver market-competitive compensation for talented chief executive officers commensurate with Ms. Dillon’s capabilities and experience, particularly given the value of her leadership to the Company’s transformation initiatives.

In determining to grant this award and the behavior to be incentivized by it, the HCC Committee first considered the existing executive incentive programs, including the Annual Incentive Plan, which is based (a) 80% on Adjusted Operating Income and (b) 20% on NPS, and the PSU awards, which is based preliminarily (a) 70% on Two-Year Average After-Tax Income and (b) 30% on Two-Year Average ROIC, and then adjusted by a TSR modifier. Given the desire to accelerate the pace by which the Company drives its transformation initiatives, the HCC Committee believed that it was important to provide additional incentive directly focused on revenue, EBIT margin, and the quality of these financial outcomes across the Company’s strategic imperatives.

The percentage of achievement of the performance goals at the end of the three-year performance period will be applied to the target number of PSUs granted to Ms. Dillon to determine the actual number of PSUs that may be earned. The percentage of the target number of PSUs that may be earned at threshold is 44% and at maximum is 100%. If the threshold performance goals are not met, no PSUs will be earned or paid out to Ms. Dillon.

As the performance period is on-going, we have not disclosed the actual targets because we believe it would be competitively harmful to do so. At the end of the performance period—in 2026—the HCC Committee will determine whether the performance goals have been achieved, and we will provide specific disclosure regarding the targets, performance results relative to those targets, and the earned payouts, if any, for the completed performance period.

Stock Option and RSU Awards

The HCC Committee granted stock options and RSUs to the NEOs in 2023. In deciding to grant these awards and determining the value of the awards, the HCC Committee considered each executive’s performance, position, and career potential and the competitive market for equivalent talent. See Grants of Plan-Based Awards in Fiscal 2023 beginning on page 68 for additional information on awards granted in Fiscal 2023.

The values shown in Grants of Plan-Based Awards in Fiscal 2023 for the stock option awards in 2023 are based on the applicable Black-Scholes value on the grant date. The amounts shown in the table do not necessarily reflect the actual value that may be realized by the NEOs. The stock option exercise price is equal to the closing price of the Common Stock on the grant date. Stock options typically vest at the rate of one-third of the total award per year over the first three years of the ten-year option term, subject to continuous service through each vesting date and accelerated vesting in certain limited circumstances. RSUs generally cliff vest after a period of three years based on continued employment. The HCC Committee does not typically consider an executive’s gains from prior stock awards in granting new awards as compensation in the current year. The HCC Committee determines the number of options granted based on a fixed value, using the Black-Scholes value on the grant date.

57	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

ADDITIONAL RSU AWARDS

The HCC Committee granted RSU awards in 2023 to (1) Mr. Baughn upon hire, as discussed above in order to replace compensation he forfeited when he was recruited by us, and (2) Mr. Higginbotham, on March 1, 2023, to reflect the additional responsibilities he assumed as Interim Chief Financial Officer while continuing to perform his other duties, and, again on October 16, 2023, to reflect the additional responsibilities he assumed as Treasurer as well as for retention purposes. The sign-on RSU awards’ vesting, and sign-on cash payment, schedules were designed to align with the vesting and payment schedules, as applicable, of the stock-based awards and other compensation Mr. Baughn forfeited from his prior employment in connection with his recruitment to the Company. In deciding to grant these awards and determining the values of the awards, the HCC Committee considered each executive’s position, the Company’s recruiting needs, and, with respect to Mr. Higginbotham, his expanded scope and responsibilities. The HCC Committee determined that Messrs. Baughn and Higginbotham’s additional RSU awards were in the best interests of the Company and its shareholders. The additional RSU awards will vest over two years from the grant dates, subject to continued employment through the vesting dates. All of these values, and corresponding grant dates, are shown in the table below:

Name	RSUs 03/01/23 (#)	RSUs 06/12/23 (#)	RSUs 10/16/23 (#)	Grant Date Fair Value ($)
Baughn	—	22,440	—	600,046
Higginbotham	4,055	—	—	175,014
	—	—	9,175	200,015

Retirement Plan and Excess Cash Plan

The Company maintains a Retirement Plan and the Excess Cash Plan for participants, including the NEOs who met the eligibility requirements prior to the plan being frozen for new participants (including rehires) after December 31, 2019. Of the NEOs, only Mr. Bracken participated in the Retirement Plan and Excess Cash Plan during 2023. These plans, as well as the method of calculating benefits payable under these plans, are described on page 75.

401(k) Plan and Excess Savings Plan

Of the NEOs, Mses. Dillon and Reeves, and Messrs. Bracken, Higginbotham, and Page participated in the 401(k) Plan and the Excess Savings Plan during 2023. These plans, as well as the method of calculating contributions under these plans, are described beginning on page 75.

Perquisites

We provide the NEOs with certain perquisites, which the HCC Committee believes are reasonable and consistent with its overall objective of attracting and retaining talented executives in a competitive labor market. The Company provides each of the NEOs with an automobile reimbursement (other than Ms. Dillon), medical expense reimbursement, supplemental long-term disability insurance, and financial planning. In addition, the Company reimburses Ms. Dillon for reasonable car service expenses for transportation in the New York metropolitan area while in New York on Company business for increased personal security and efficiency. We do not provide a gross-up to executives for the income tax liability they incur due to their receipt of these perquisites.

Employment Arrangements and Offer Letters

Ms. Dillon has an employment agreement, and each of the other current executive officers has an employment agreement or an offer letter with substantially the same benefits, and subject to substantially the same provisions, as other current executive officers with employment agreements, as described on page 67. All of our NEOs are employed at-will.

2024 PROXY STATEMENT	58

ExECuTIvE COmPEnSATIOn

PROCEDURES FOR DETERMINING COMPENSATION

Setting Compensation, Establishing Goals, and Evaluating Performance

As reflected in the following timeline, the HCC Committee oversees a rigorous and comprehensive compensation approval, goal setting, and performance review process:

►	The HCC Committee reviews any feedback from shareholder engagement meetings regarding the compensation program.

►	At its February meeting, the HCC Committee discusses further refined planning and preliminary recommendations for the compensation program.

►

At its March meeting, final recommendations are presented, and the HCC Committee approves the executive compensation design, components, and equity awards for each executive. The HCC Committee meets privately with its independent compensation consultant to review and approve the CEO’s compensation. The HCC Committee also establishes the Annual Incentive Plan and PSU goals.

►

During its meetings over this period, the HCC Committee has preliminary discussions with management and the HCC Committee’s independent compensation consultant regarding the compensation program design for the following year, including reviewing compensation trends, peer group composition, a competitive analysis of each executive’s compensation relative to market, preliminary pay recommendations and performance evaluations, and the current incentive payout forecast. The HCC Committee provides feedback and direction regarding the program design for the next fiscal year.

►	The HCC Committee meets privately with its independent compensation consultant regarding the CEO’s compensation.

Year-Round

►	The HCC Committee meets at other times throughout the year with management and privately with its independent compensation consultant to review performance against the established performance goals, discuss developments and emerging trends, and review specific executive compensation and management resources issues. The HCC Committee is also responsible each year for reviewing the compensation paid to non-employee directors and making recommendations to the Board regarding the directors’ compensation program.

Peer Group Approach

We have established targets for compensation, including cash and equity, for each NEO. These targets are reviewed annually and are based upon compensation for comparable positions in a peer group consisting of (1) companies having revenues of approximately 0.5 to 2 times the Company’s revenue and market capitalization of approximately 0.25 to 4 times the Company’s market capitalization; and (2) select sub-industries within the consumer discretionary sector most comparable to the Company’s business, including apparel retail; apparel, accessories, and luxury goods; footwear; home furnishing retail; internet and direct marketing retail; and specialty stores. We also use the peer group data to assess the competitiveness of total direct compensation awarded to our senior executives and as a data point in designing compensation plans, benefits, and perquisites.

59	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

The HCC Committee determined that the following companies, which comprised the peer group for 2023 compensation decisions, were appropriate for executive compensation purposes based upon the nature of their businesses, revenues, and the talent pool from which they recruit their executives.

PEER GROUP FOR 2023 COMPENSATION DECISIONS	► Academy Sports and Outdoors, Inc. ► American Eagle Outfitters, Inc. ► Bath & Body Works, Inc. ► Burlington Stores, Inc. ► Capri Holdings Limited ► Dick’s Sporting Goods, Inc.

►   The Gap, Inc.

►   Hanesbrands Inc.

►   Levi Strauss & Co.

►   The ODP Corporation

►   Petco Health and Wellness Company, Inc.

►   PVH Corp.

►   Qurate Retail, Inc.

►   Ralph Lauren Corporation

►   Sally Beauty Holdings, Inc.

►   Signet Jewelers Limited

►   Skechers U.S.A., Inc.

►   Tapestry, Inc.

►   Tractor Supply Company

►   Ulta Beauty, Inc.

►   Under Armour, Inc.

►   Urban Outfitters, Inc.

►   Victoria’s Secret & Co.

►   Williams-Sonoma, Inc.

One goal of the HCC Committee is to provide competitive total compensation opportunities for the NEOs that vary with Company performance. The HCC Committee uses the peer group target information as a reference point in evaluating executive compensation, assessing the competitiveness of total direct compensation awarded to our senior executives, and designing compensation plans, benefits, and perquisites. The HCC Committee does not, however, attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the HCC Committee looks to position an executive’s total compensation at the median of comparable positions at peer companies, consistent with the Company’s revenue in relation to peer companies. The HCC Committee also considers other factors, including performance, responsibility, experience, tenure, internal equity, and market positioning, when determining compensation.

During 2023, the HCC Committee reviewed the peer group and determined that (other than the removal of Bed Bath & Beyond Inc. due to its bankruptcy) no changes to the peer group were appropriate for 2024 compensation decisions.

Use of Compensation Consultant

The HCC Committee has retained a nationally-recognized compensation consultant, that is independent and performs no work for management, as its advisor. The compensation consultant reports directly to the HCC Committee, meets with the HCC Committee privately without management present, and regularly communicates privately with the Committee Chair. The compensation consultant also meets with the NCR Committee regarding non-employee directors’ compensation and reports on related governance and trends. The HCC Committee has assessed the compensation consultant’s independence based on standards promulgated by the SEC and concluded that no conflict of interest exists that would prevent it from serving as an independent compensation consultant to the HCC Committee. Each year, the compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, provides a pay-for-performance analysis of our executive compensation program, and reviews the CEO’s compensation. In addition, each year the compensation consultant reviews and makes recommendations regarding the compensation program for non-employee directors, and the HCC Committee considers the compensation consultant’s report on the program.

Management Involvement in Developing the Compensation Program

Management is involved in various aspects of developing the executive compensation program. Our Chief Human Resources Officer, Vice President—Total Rewards, and other Human Resources staff work with our CEO to develop compensation recommendations for all executive officers, corporate officers, and other employees with base salaries of $500,000 or greater, other than the CEO. The CEO or the Chief Human Resources Officer reviews these proposals with the Committee Chair, and may make changes to the recommendations based upon her input, before the recommendations are presented to the HCC Committee for review. As part of her responsibilities, the Non-Executive Chair of the Board also attends all HCC Committee meetings and advises the HCC Committee Chair in fulfilling her designated role and responsibilities. Our General Counsel, and Deputy General Counsel and Corporate Secretary, also attend meetings of the HCC Committee and participate in some of these discussions and preparations.

2024 PROXY STATEMENT	60

ExECuTIvE COmPEnSATIOn

ADDITIONAL INFORMATION

Key Compensation Governance Policies

Clawback Policy

The Company has adopted a policy concerning the recoupment of incentive compensation, or “clawback” policy, which applies to each executive officer, corporate officer, certain other senior executives, and any other executive who reports directly to the CEO or CFO, that provides for the recovery of incentive compensation paid in cash or equity if the HCC Committee determines that the participant (1) engaged in fraud or gross misconduct which results in an accounting adjustment, whether or not the adjustment results in a restatement of our financial statements, or (2) committed a significant legal or compliance violation of the Code of Business Conduct or other policies.

Additionally, in compliance with the SEC rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and the NYSE listing standards consistent with the SEC rules, the Company has adopted a supplemental clawback policy, which applies to our executive officers, within the meaning of the Exchange Act, who were employed by the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which incentive-based compensation was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the HCC Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any incentive-based compensation award that was received by an executive officer during the last completed three fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement (and following October 2, 2023, the effective date specified in the NYSE listing standards).

Stock Ownership Guidelines

We have meaningful stock ownership guidelines for our non-employee directors and executive officers. At the end of 2023, all of the NEOs met or exceeded their applicable requirements (or were within the initial five-year period to achieve compliance). These guidelines are described on page 29.

Policy Prohibiting Hedging or Pledging of the Company’s Stock

Directors, executive officers, corporate officers, and certain other team members are prohibited from (1) engaging in transactions involving publicly-traded options that relate to the Company’s securities, or (2) purchasing financial instruments (e.g., prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset a decrease in the market value of securities either granted to, or otherwise held, directly or indirectly, by, the director, executive officer, corporate officer, or certain other team member. No team member may engage in these types of transactions while aware of material nonpublic information about the Company. For additional information regarding the Company’s policy prohibiting hedging or pledging of the Company’s stock, see our Policy Prohibiting Insider Trading available at investors.footlocker-inc.com/trading.

61	Foot Locker, Inc.

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Compensation Program and Risk

We believe that our compensation program encourages our NEOs to take action to improve the Company’s performance without encouraging them to take undue risk. The Annual Incentive Plan and PSU awards are paid based upon performance as compared to the Company’s annual and two-year financial plans, respectively, which are prepared each year by management and approved by the Board. No incentive awards are earned or paid unless the applicable performance goals are achieved. We believe that the plans are rigorous, but reasonably achievable, under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a payout.

Our LTI awards for the NEOs are designed with a similar goal in mind. We believe that our LTI awards are reasonable in relation to overall compensation. Stock options typically vest ratably over a three-year period and have a 10-year term, and RSUs generally cliff vest after a period of three years, thereby each reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period. PSU payouts are first calculated at the conclusion of an initial two-year performance period, and then adjusted by a TSR modifier at the end of a third year. In addition to serving as a retention vehicle, this also requires that the executive continues to have the value of their award at risk and dependent on fluctuations in stock price, for an additional year. It also allows a year to pass in which any issues concerning the Company’s operating or financial performance may come to light before payments are made.

In addition, there are certain other factors related to our compensation programs for the NEOs that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk, as described below:

Factor	Description

ROIC as PSU Award Measurement

As a retail company, we believe that one of the potential risks we have is that management will attempt to achieve profit targets without taking into account the capital used, particularly working capital invested in inventory and operating leases. We have, therefore, designed our PSU awards for senior management, including the NEOs, to take into account ROIC as well as Two-Year Average After-Tax Income in determining whether a PSU award payout will be paid.

No Bonus Payments to Executives with Poor Performance Ratings

We have designed our plans so that executives who receive a “Not Meeting Performance” rating under the Company’s annual performance appraisal process are not eligible to receive an annual incentive payout. This helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the Company to undue risk.

Incentive Targets	Annual Incentive Plan targets are based on the financial plan that is approved by the Board.

Annual Incentive Payout Caps	Annual incentive payouts to executives are capped and do not include excessive leverage.

Mix of Components	We use a mix of annual and long-term incentive components, as well as a mix between the use of cash and equity.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the HCC Committee’s allocation of compensation among the different components. The HCC Committee believes that in certain instances it is in the best interests of the Company and our shareholders to have the flexibility to pay compensation that is not tax deductible so that we may provide compensation consistent with our program and objectives.

2024 PROXY STATEMENT	62

ExECuTIvE COmPEnSATIOn

2024 COMPENSATION PROGRAM DESIGN CHANGES

As part of the comprehensive compensation approval, goal setting, and performance review process conducted by the HCC Committee for 2023-24, the HCC Committee considered shareholders’ feedback received as part of our 2023 shareholder engagement cycle concerning the design and effectiveness of the Company’s executive compensation program. See Shareholder Engagement beginning on page 36 for a discussion of the 2023 shareholder engagement cycle. The HCC Committee also considered the significant transformation initiatives occurring in the Company’s business and the strategic work that would be necessary by management to achieve its long-term goals. In light of this, the HCC Committee aligned the Company’s Annual Incentive Plan and LTI with the Lace Up Plan. This redesign is meant to encourage and reward performance aligned with the Lace Up Plan. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.

Compensation Program		2023	2024
	Performance Goals	80% Adjusted Operating Income, and 20% NPS (assessed at the corporate and division levels, as applicable)	80% Adjusted Operating Income, and 20% Lace Up Plan scorecard (assessed at the corporate level only, and not by division)
Annual Incentive Plan	Performance Gate	Not applicable for NEOs (75% for participants with individual objectives)	75% of Corporate Adjusted Operating Income for Lace Up Plan scorecard, and 75% of Corporate/Division Adjusted Operating Income for participants with individual objectives, as applicable
	Performance Goals for Threshold and Maximum Payouts	90% and 115% of target financial performance	80% and 120% of target financial performance
LTI Awards	Vehicle Mix	PSU awards (60%), stock option awards (20%), and RSU awards (20%)	PSU awards (60%) and RSU awards (40%) for the CEO, and PSU awards (50%) and RSU awards (50%) for other NEOs
PSU Awards	Performance Goals

The preliminary performance targets are based 70% on Two-Year Average After-Tax Income, and 30% on Two-Year Average ROIC. The preliminary PSU payouts calculated following the end of two-year performance period are adjusted by a TSR modifier to represent the Company’s TSR percent rank over a three-year performance period relative to the companies in the S&P 1500 Specialty Retail Index, such that it is multiplied by between 75% for TSR below the 30th percentile to 125% for TSR above the 80th percentile.

50% on Three-Year Cumulative Adjusted After-Tax Income, 25% on Three-Year Cumulative Revenue, and 25% on TSR to represent the Company’s TSR percent rank over a three-year performance period relative to the companies in the S&P 1500 Specialty Retail Index

	Performance Period	2 years with 3-year TSR modifier	3 years
	Performance Goals for Threshold and Maximum Payouts	85% and 120% of target Average After- Tax Income performance 89% and 116% of target Average ROIC performance

80% and 120% of target Cumulative Adjusted After-Tax Income performance

93% and 107% of target Cumulative Revenue performance

30% relative TSR rank equates to a 25% payout, 55% relative TSR rank equates to a 100% payout, and 80% relative TSR rank equates to a 200% payout

RSU Awards	Vesting	Three-Year Cliff	Three-Year Ratable

63	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

HCC COMMITTEE REPORT

The HCC Committee has reviewed and discussed the CD&A with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this Proxy Statement.

Members of the HCC Committee

KIMBERLY UNDERHILL	ALAN D. FELDMAN	GUILLERMO G. MARMOL	DARLENE NICOSIA	DONA D. YOUNG
Chair	Member	Member	Member	Ex Officio Member

HCC COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mses. Underhill and Nicosia and Messrs. Feldman and Marmol served on the HCC Committee during 2023, and Ms. Young served as an Ex Officio Member. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

2024 PROXY STATEMENT	64

ExECuTIvE COmPEnSATIOn

SUMMARY COMPENSATION TABLE

For 2023, our NEOs were the following seven individuals, four of whom serve as executive officers as of the date of this Proxy Statement:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Mary N. Dillon (she/her/hers)	2023	1,300,000	—	11,754,925	1,600,011	—	—	37,689	14,692,625
President and Chief Executive Officer	2022	584,058	250,000	6,203,885	716,483	1,481,630	—	40,549	9,276,605
Michael A. Baughn (he/him/his)	2023	416,099	883,364	1,497,885	260,008	—	—	8,903	3,066,259
Executive Vice President and Chief Financial Officer
Franklin R. Bracken (he/him/his)	2023	860,550	—	1,570,364	392,582	—	3,489	119,841	2,946,826
Executive Vice President and Chief Commercial Officer	2022	818,750	—	2,485,048	371,255	1,104,253	—	63,942	4,843,248
	2021	643,542	—	1,396,860	199,212	943,273	—	231,301	3,414,188
Elliott D. Rodgers (he/him/his)	2023	800,000	—	1,440,032	360,010	—	—	1,643	2,601,685
Executive Vice President and Chief Operations Officer	2022	133,333	700,000	831,844	200,003	—	—		1,865,180
Rosalind Reeves(8) (she/her/hers)	2023	450,000	—	432,025	108,001	—	—	730,956	1,720,982
Former Executive Vice President and Chief Human Resources Officer	2022	325,000	—	—	—	—	—	16,366	341,366
Andrew E. Page(9) (he/him/his)	2023	54,167	—	—	—	—	—	23,771	77,938
Former Executive Vice President and Chief Financial Officer	2022	641,250	—	1,040,019	260,010	—	—	2,162,107	4,103,386
	2021	496,193	500,000	1,656,881	184,503	675,870	—	21,048	3,534,495
Robert F. Higginbotham(10) (he/him/his)	2023	483,477	—	695,098	80,007	—	—	28,629	1,287,211
Former Interim Chief Financial Officer

(1)

The amounts in columns (c) and (g) reflect the annual base salaries and non-equity incentive plan compensation, respectively, earned by our NEOs for the designated years. For 2023, these combined amounts represented the following percentages of the NEOs’ total compensation: Ms. Dillon (9%), Mr. Baughn (14%), Mr. Bracken (29%), Mr. Rodgers (31%), Ms. Reeves (26%), Mr. Page (70%), and Mr. Higginbotham (38%). For information on the NEOs’ employment agreements and offer letters, as applicable, see Employment Agreements and Offer Letters on page 67.

(2)

The amount in column (d) related to Mr. Baughn reflects (1) a sign-on cash payment in the amount of $600,000, $300,000 of which was paid within 90 days after his start date, and the remaining $300,000 of which is payable within 90 days after the one-year anniversary of his start date, and (2) a prorated cash bonus calculated in the same manner as 2023 payouts, if any, made for 2023 under the Annual Incentive Plan guaranteed at least at target of 85% of his base salary (which was later reduced, upon the approval of the HCC Committee, by an amount equal to the negative discretion exercised by the HCC Committee for all participants levels Vice President and above, including the NEOs, with respect to NPS (20%)). The sign-on cash payments were intended to replace compensation Mr. Baughn forfeited from his prior employment in connection with his recruitment to the Company.

(3)

The amounts reflected in columns (e) and (f) reflect the stock and option awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year computed in accordance with stock-based compensation accounting rules. A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Grants of Plan-Based Awards in Fiscal 2023 beginning on page 68 for additional information on awards granted in 2023. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the NEOs.

(4)

The amounts in column (e) include the grant date fair value of PSU awards granted for the 2023-25, 2022-24, and 2021-22 performance periods, valued at the grant date based upon the probable outcome of meeting the performance conditions, which is based on the target performance level. The amounts are consistent with the estimates of the aggregate compensation cost to be recognized over the service period determined at the grant date under stock-based compensation accounting rules, and exclude the effect of estimated forfeitures. Assuming the maximum performance level, the grant date fair value of the PSU awards granted for the 2023-25 performance period would be $9,600,000 for Ms. Dillon; $1,275,592 for Mr. Baughn; $2,355,480 for Mr. Bracken; $2,160,000 for Mr. Rodgers; $648,000 for Ms. Reeves; and $480,000 for Mr. Higginbotham. This column also includes RSU awards, where applicable. See Grants of Plan-Based Awards in Fiscal 2023 beginning on page 68 for additional information on the awards granted in 2023. In addition, for Ms. Dillon, the amount in column (e) for 2023 includes the grant date fair value of a transformation grant of PSUs granted for the 2023-25 performance period, valued at the grant date based upon the probable outcome of meeting the performance conditions, which is based on the target performance level. The amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under stock-based compensation accounting rules, and excludes the effect of estimated forfeitures. Assuming the maximum performance level, the grant date fair value of the transformation PSU award granted for the 2023-25 performance period would be $5,354,898. See CD&A beginning on page 46 for a discussion of the transformation grant.

65	Foot Locker, Inc.

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(5)

The amounts in column (g) reflect the cash incentive bonuses earned under the Annual Incentive Plan for the designated years, which amounts are paid to the NEO in the following year (subject to the NEO’s employment on such payment date).

(6)	The amounts in column (h) represent the annual change in pension value for the designated years. See Pension Benefits in Fiscal 2023 on page 74 for more information on fiscal 2023 pension benefits.

(7)

The amounts in column (i) represent perquisites and other compensation attributable to the NEOs for 2023, valued at the incremental cost to the Company of providing them, which represents the actual cost, as reflected in the table below.

Name	Automobile Reimbursement ($)	Medical Expense Reimbursement ($)(A)	Supplemental LTD Insurance Premiums ($)	Universal Life Insurance Premiums ($)	Financial Planning ($)(B)	401(k) Plan and Excess Savings Plan Match ($)	Accrued Severance Benefits ($)(C)	Accrued Outplacement ($)	Total ($)
Dillon	—	10,076	6,408	6,038	—	15,167	—	—	37,689
Baughn	8,903	—	—	—	—	—	—	—	8,903
Bracken	27,873	5,247	4,130	2,421	11,540	68,630	—	—	119,841
Rodgers	—	1,643	—	—	—	—	—	—	1,643
Reeves	6,417	2,692	3,348	2,469	13,462	22,818	675,000	4,750	730,956
Page	15,190	5,000	873	—	—	2,708	—	—	23,771
Higginbotham	1,260	3,513	—	1,386	—	22,470	—	—	28,629

(A)	The amounts shown reflect amounts reimbursed in 2023, including certain amounts submitted in 2023 for expenses incurred in 2022.

(B)	The amounts shown reflect the total amounts paid, including fees.

(C)	The amount shown reflects severance benefits calculated according to the terms of Ms. Reeves’s offer letter, given the HCC Committee determined her termination constitutes a termination without cause.

2024 PROXY STATEMENT	66

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(8)

Ms. Reeves ceased to serve as Executive Vice President and Chief Human Resources Officer, effective March 11, 2024. Ms. Reeves is currently serving as an Advisor and expects to depart the Company, effective July 31, 2024, under circumstances the HCC Committee determined constitutes a termination without cause under the terms of her offer letter and the Company’s benefit plans, thereby requiring the Company to pay Ms. Reeves severance benefits according to the terms of her offer letter.

(9)

Mr. Page ceased to serve as Executive Vice President and Chief Financial Officer, effective February 28, 2023, under circumstances the HCC Committee determined constituted a termination without cause under the terms of his offer letter and the Company’s benefit plans, thereby requiring the Company to pay Mr. Page severance benefits according to the terms of his offer letter, as previously disclosed in the 2023 Proxy Statement.

(10)

Mr. Higginbotham was appointed as interim Chief Financial Officer, effective March 1, 2023, in addition to his then current duties as Senior Vice President, Investor Relations and Financial Planning & Analysis, while the Company was conducting a comprehensive search to identify a successor Chief Financial Officer. He ceased to serve as interim Chief Financial Officer, effective on June 11, 2023. Mr. Higginbotham was appointed Senior Vice President, Investor Relations, Corporate Finance, and Treasurer, effective August 9, 2023.

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the SERP, the Excess Cash Plan, the Excess Savings Plan, the executive employment agreements, and other benefit plans, agreements, or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Upon the occurrence of a Potential Change in Control of the Company (as defined in the trust agreement), the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

EMPLOYMENT AGREEMENTS AND OFFER LETTERS

Dillon. The Company has an employment agreement in place with Ms. Dillon. This agreement provides for an annual base salary of not less than $1,300,000, and participation in all bonus, incentive, and equity plans maintained by the Company for senior executives. If Ms. Dillon’s employment is terminated by the Company (other than for Cause, death, or disability), or if Ms. Dillon resigns with Good Reason (each as defined in the Employment Agreement), then she would be entitled to the following severance payments and benefits, subject to her execution and non-revocation of a general release of claims: (i) two years’ base salary continuation; (ii) a prorated bonus under the Annual Incentive Plan for the fiscal year in which the termination occurs, based on actual performance against the applicable performance goals, and (iii) appropriate outplacement services for one year following termination. In addition, any outstanding equity awards held by Ms. Dillon at the time of termination will be treated in accordance with the terms of the applicable plans and award agreements, provided, however, that with regard to equity awards granted to Ms. Dillon through March 2027 (i) if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of Fiscal 2026, Ms. Dillon would become vested in 50% of her then outstanding equity awards, and (ii) if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of Fiscal 2027, Ms. Dillon would become vested in 100% of her then outstanding equity awards. If the Company terminates Ms. Dillon’s employment without Cause or if she terminates her employment with Good Reason during the two-year period following a Change in Control (as defined in the Employment Agreement), rather than the severance payments provided for above, she would be entitled to an amount equal to two times the sum of her base salary and target bonus under the Company’s annual bonus plan, payable in a single lump sum within 10 days of such termination of employment.

Other NEOs. The HCC Committee approves all offers to executive officers joining the Company. Each of the other NEOs’ (who are current executive officers) offer letters includes customary elements of the Company’s compensation program (i.e., salary, Annual Incentive Plan, and LTI), and definitions of certain terms, such as “Cause” (i.e., dismissal by the company under certain circumstances) and “Change in Control” (e.g., the acquisition of 35% or more of the Company’s outstanding stock). Information on estimated potential payments and benefits upon termination of the NEOs’ employment, including following a change in control, is described under Potential Payments Upon Termination or Change in Control beginning on page 77.

67	Foot Locker, Inc.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023

The following table shows the awards made to the NEOs in 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Dillon	Annual Incentive	03/22/23(1)	650,000	2,600,000	5,200,000
	PSU	03/22/23(2)				30,166	120,664	241,328				4,800,014
	Transformation PSU	03/22/23(2)				60,291	137,024					5,354,898
	Stock Option	03/22/23(3)								113,571	39.08	1,600,011
	RSU	03/22/23(4)							40,942			1,600,013
Baughn	Annual Incentive	06/12/23(1)	88,551	354,205	708,410
	PSU	06/12/23(2)				5,858	23,432	46,863				637,819
	Stock Option	06/12/23(3)								29,005	26.74	260,008
	RSU	06/12/23(4)							9,724			260,020
	Sign-on RSU	06/12/23(4)							22,440			600,046
Bracken	Annual Incentive	03/22/23(1)	236,732	946,926	1,893,852
	PSU	03/22/23(2)				7,402	29,607	59,213				1,177,766
	Stock Option	03/22/23(3)								27,866	39.08	392,582
	RSU	03/22/23(4)							10,046			392,598
Rodgers	Annual Incentive	03/22/23(1)	200,000	800,000	1,600,000
	PSU	03/22/23(2)				6,788	27,150	54,299				1,080,027
	Stock Option	03/22/23(3)								25,554	39.08	360,010
	RSU	03/22/23(4)							9,212			360,005
Reeves	Annual Incentive	03/22/23(1)	84,375	337,500	675,000
	PSU	03/22/23(2)				2,037	8,145	16,290				324,008
	Stock Option	03/22/23(3)								7,666	39.08	108,001
	RSU	03/22/23(4)							2,764			108,017
Higginbotham	Annual Incentive	03/22/23(1)	72,090	288,363	576,726
	PSU	03/22/23(2)				1,509	6,034	12,067				240,033
	Stock Option	03/22/23(3)								5,679	39.08	80,007
	RSU	03/01/23(4)							4,055			175,014
	RSU	03/22/23(4)							2,048			80,036
	RSU	10/16/23(4)							9,175			200,015

2024 PROXY STATEMENT	68

ExECuTIvE COmPEnSATIOn

(1)	Annual Incentive Awards

The amounts in columns (c), (d), and (e) reflect the payment levels at threshold, target, and maximum performance for Fiscal 2023 under the Annual Incentive Plan and reflect the potential amounts to be paid at the end of the period if the applicable performance goals are achieved. The estimated annual incentive payouts are based on a percentage of the NEO’s base salary rate, as shown in the table below:

	Threshold	Target	Maximum
Name	(%)	(%)	(%)
Dillon	50	200	400
Baughn(A)	21.25	85	170
Bracken	27.50	110	220
Rodgers	25	100	200
Reeves	18.75	75	150
Higginbotham	12.5	50	100

(A)

Mr. Baughn joined the Company as Executive Vice President and Chief Financial Officer in June 2023. His target Annual Incentive Award was prorated for the 2023 performance period based on actual, but not less than target, performance. On March 27, 2024, the HCC Committee approved an amendment to Mr. Baughn’s offer letter to reduce such guaranteed prorated Annual Incentive Plan award by an amount equal to the negative discretion exercised by the HCC Committee for all participants levels Vice President and above, including the NEOs, with respect to NPS (20%).

Mr. Page’s employment terminated prior to the Company granting the Annual Incentive Plan in 2023.

(2)	PSU Awards

For each of the NEOs, provided the preliminary performance goals for the 2023-25 performance period are achieved, the preliminary PSU payout will be adjusted by a TSR modifier to represent the Company’s TSR percent rank over a three-year performance period commencing at the beginning of Fiscal 2023 relative to the companies in the S&P 1500 Specialty Index, such that it is multiplied by between 75% for TSR below the 30th percentile to 125% for TSR above the 80th percentile. The HCC Committee will determine whether preliminary payouts have been earned following the end of Fiscal 2024, which will be adjusted by a TSR modifier following the end of Fiscal 2025. For any awards earned for the 2023-25 performance period, payment will be made to participating executives in 2026, following the completion of a one-year vesting period. Columns (f), (g), and (h) reflect the number of PSUs that would be paid out at threshold, target, and maximum performance if the applicable performance goals are achieved for the 2023-25 performance period. The threshold, target, and maximum number of PSUs for each NEO were calculated based on the Monte Carlo valuation as of the grant date. The Monte Carlo valuation as of the grant date of March 22, 2023 for each of the NEOs other than Mr. Baughn was $39.78. The Monte Carlo valuation as of the grant date of June 12, 2023 for Mr. Baughn was $27.22. Similarly, the grant date fair value of the PSUs is based on the Monte Carlo valuation on the associated grant date. The actual number of PSUs paid out will be based on the Company’s performance compared to targets and TSR. The value of the PSUs received by an NEO will depend upon the Company’s stock price on the payment date in 2026. No dividends are paid or accrued in connection with the PSUs. The aggregate payout in stock at threshold, target, and maximum performance for each of the NEOs is based on a percentage of their base salary rate in the first year of the performance period. The PSU award values for the 2023-25 performance period for the NEOs at threshold, target, and maximum performance are listed in the following table:

	Threshold	Target	Maximum
Name	($)	($)	($)
Dillon	1,200,000	4,800,000	9,600,000
Baughn(A)	159,449	637,796	1,275,592
Bracken	294,435	1,177,740	2,355,480
Rodgers	270,000	1,080,000	2,160,000
Reeves(B)	81,000	324,000	648,000
Higginbotham	60,000	240,000	480,000

(A)	Mr. Baughn joined the Company as Executive Vice President and Chief Financial Officer in June 2023. His PSU award was prorated for the 2023-25 performance period.

(B)	Ms. Reeves will forfeit this PSU award in connection with the termination of her employment.

Mr. Page’s employment terminated prior to the Company granting PSU awards in connection with the 2023-25 performance period.

Ms. Dillon also received a transformation PSU award with an initial value of $5,000,000, which was converted into 137,024 shares based on the closing stock price on August 24, 2022 of $36.49 per share. Under GAAP accounting rules, a grant date value for accounting purposes was established when the performance targets were approved by the HCC Committee on March 22, 2023 and the closing stock price was $39.08. The transformation PSU award will vest based on three years of continued employment and the achievement of certain performance targets. The values of the transformation PSU award for the 2023-25 performance period for Ms. Dillon at threshold and target performance (which represents the maximum payout) are listed in the following table:

	Threshold	Target
Name	($)	($)
Dillon	2,356,155	5,354,898

(3)	Stock Option Awards

The amounts in column (j) reflect the number of stock options awarded in Fiscal 2023 under the Stock Incentive Plan. The exercise price reflected in column (k) is equal to the closing price of a share of Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its grant date. Vested options may be exercised for ten years following the grant date, unless the option is cancelled or exercised sooner. If the NEO retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable and those options that would have become exercisable on the next anniversary of the grant date will remain (or become) exercisable as of that date. Options granted in 2023 will become exercisable upon a participant’s termination of employment on or within 24 months following a Change in Control. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

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The vesting schedules for the stock options granted to the NEOs in 2023 are as follows:

Name	Grant Date	Shares (#)	Vest Date:	Shares (#)	Vest Date:	Shares (#)	Vest Date:	Shares (#)
Dillon	03/22/23	113,571	03/22/24:	37,857	03/22/25:	37,857	03/22/26:	37,857
Baughn	06/12/23	29,005	06/12/24:	9,668	06/12/25:	9,668	06/12/26:	9,669
Bracken	03/22/23	27,866	03/22/24:	9,288	03/22/25:	9,289	03/22/26:	9,289
Rodgers	03/22/23	25,554	03/22/24:	8,518	03/22/25:	8,518	03/22/26:	8,518
Reeves	03/22/23	7,666	03/22/24:	2,555	03/22/25:	*	03/22/26:	*
Higginbotham	03/22/23	5,679	03/22/24:	1,893	03/22/25:	1,893	03/22/26:	1,893

* Unvested portion of stock option award cancelled upon termination of employment.

Mr. Page’s employment terminated prior to the Company granting the stock option awards in 2023.

(4)	RSU Awards

The amounts in column (i) reflect the number of RSUs awarded for Fiscal 2023 under the Stock Incentive Plan. The awards will vest according to the schedules below, provided that the NEO remains employed by the Company through the vesting date. No dividends are paid or accrued for RSU awards.

		Shares
Name	Grant Date	(#)	Vest Date
Dillon	03/22/23	40,942	03/22/26
	06/12/23	9,350	06/12/24
Baughn	06/12/23	13,090	06/12/25
	06/12/23	9,724	06/12/26
Bracken	03/22/23	10,046	03/22/26
Rodgers	03/22/23	9,212	03/22/26
Reeves(A)	03/22/23	2,764	03/22/26
	03/01/23	2,027	03/01/24
	03/01/23	2,028	03/02/25
Higginbotham	03/22/23	2,048	03/22/26
	10/16/23	2,294	10/16/24
	10/16/23	6,881	10/16/25

(A)	Ms. Reeves will forfeit these RSU awards in connection with the termination of her employment.

Mr. Page’s employment terminated prior to the Company granting the RSU awards in 2023.

(5)	Grant Date Fair Value

The amounts in column (l) reflect the aggregate grant date fair values of the RSU, PSU, and stock option awards granted in 2023, calculated in accordance with stock-based compensation accounting rules. A discussion of the assumptions used in computing the award values is found in Note 21 to our financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar. For the RSUs, the fair values are calculated by multiplying the closing price of our Common Stock on the NYSE on the award date by the number of RSUs granted. For the PSUs, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of PSUs that would be received at that level by the Monte Carlo valuation on the grant date, which applies a risk-free interest rate and expected volatility assumptions. This is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under stock-based compensation accounting rules. For Ms. Dillon’s transformation PSU award in connection with the 2023-25 performance period, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of PSUs that would be received at that level by the closing price of our Common Stock on March 22, 2023 when HCC Committee approved the performance goals. For the stock options, the values are calculated by multiplying the Black-Scholes value by the number of stock options awarded. All of these values, and corresponding grant dates, are shown in the table below.

							Stock	Stock
	RSUs	RSUs	RSUs	RSUs	PSUs	PSUs	Options	Options
	03/1/23	03/22/23	06/12/23	10/16/23	03/22/23	06/12/23	03/22/23	06/12/23
Name	($)	($)	($)	($)	($)	($)	($)	($)
Dillon, Bracken, Rodgers, and Reeves	—	39.08	—	—	39.78	—	14.09	—
Baughn	—	—	26.74	—	—	27.22	—	8.96
Higginbotham	43.16	39.08	—	21.80	39.78	—	14.09	—

Assuming the maximum performance level, the grant date fair value of the PSUs granted for the performance period of 2023-25 would be $9,600,000 for Ms. Dillon; $1,275,592 for Mr. Baughn; $2,355,480 for Mr. Bracken; $2,160,000 for Mr. Rodgers; $648,000 for Ms. Reeves; and $480,000 for Mr. Higginbotham. Also, assuming the maximum performance level, the grant date fair value of the transformation PSU award for the 2023-25 performance period would be $5,354,898 for Ms. Dillon.

2024 PROXY STATEMENT	70

ExECuTIvE COmPEnSATIOn

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR-END

The following table shows the number of outstanding stock options, both vested and unvested, the number of unvested RSUs, and the number of PSUs, both earned but unvested and unearned, held by the NEOs at the end of Fiscal 2023:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Dillon	18,134	36,269	—	36.49	08/24/2032	—	—	—	—
	—	113,571	—	39.08	03/22/2033	19,636	579,458	—	—
	—	—	—	—	—	40,942	1,208,198	—	—
	—	—	—	—	—	54,810	1,617,443	—	—
	—	—	—	—	—	—	—	30,166	890,199
	—	—	—	—	—	—	—	23,399	690,504
	—	—	—	—	—	—	—	137,024	4,043,578
Baughn	—	29,005	—	26.74	06/12/2033	—	—	—	—
	—	—	—	—	—	9,724	286,955	—	—
	—	—	—	—	—	22,440	662,204	—	—
	—	—	—	—	—	—	—	5,858	172,870
Bracken	934	—	—	45.08	03/26/2024	—	—	—	—
	1,250	—	—	62.11	03/25/2025	—	—	—	—
	6,336	—	—	63.79	03/23/2026	—	—	—	—
	6,419	—	—	72.83	03/22/2027	—	—	—	—
	4,049	—	—	44.78	03/28/2028	—	—	—	—
	4,365	—	—	58.94	03/27/2029	—	—	—	—
	14,922	—	—	21.60	03/25/2030	—	—	—	—
	6,596	3,299	—	53.61	03/24/2031	—	—	—	—
	11,870	23,742	—	30.98	03/23/2032	—	—	—	—
	—	27,866	—	39.08	03/22/2033	—	—	—	—
	—	—	—	—	—	3,716	109,659	—	—
	—	—	—	—	—	10,046	296,457	—	—
	—	—	—	—	—	10,661	314,606	—	—
	—	—	—	—	—	11,984	353,648	—	—
	—	—	—	—	—	21,850	644,794	—	—
	—	—	—	—	—	27,405	808,722	—	—
	—	—	—	—	—	—	—	7,402	218,433
	—	—	—	—	—	—	—	9,491	280,079
Rodgers	4,576	9,152	—	39.17	12/01/2032	—	—	—	—
	—	25,554	—	39.08	03/22/2033	—	—	—	—
	—	—	—	—	—	5,106	150,678	—	—
	—	—	—	—	—	9,212	271,846	—	—
	—	—	—	—	—	—	—	3,950	116,565
	—	—	—	—	—	—	—	6,788	200,314

71	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Reeves	—	7,666	—	39.08	03/22/2033	—	—	—	—
	—	—	—	—	—	583	17,204	—	—
	—	—	—	—	—	2,764	81,566	—	—
	—	—	—	—	—	4,842	142,887	—	—
	—	—	—	—	—	—	—	2,037	60,112
Higginbotham	—	5,679	—	39.08	03/22/2033	—	—	—	—
	—	—	—	—	—	2,048	60,436	—	—
	—	—	—	—	—	2,421	71,444	—	—
	—	—	—	—	—	4,055	119,663	—	—
	—	—	—	—	—	9,175	270,754	—	—
	—	—	—	—	—	—	—	1,509	44,531

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Name	Total Securities Underlying Unexercised Options (#)	Grant Date	Vesting Date for ⅓ of Total Grant	Vesting Date for ⅓ of Total Grant	Vesting Date for ⅓ of Total Grant
Dillon	54,403	08/24/2022	08/19/2023	08/19/2024	08/19/2025
	113,571	03/22/2023	03/22/2024	03/22/2025	03/22/2026
	167,974
Baughn	29,005	06/12/2023	06/12/2024	06/12/2025	06/12/2026
	29,005
Bracken	934	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	1,250	03/25/2015	03/25/2016	03/25/2017	03/25/2018
	6,336	03/23/2016	03/23/2017	03/23/2018	03/23/2019
	6,419	03/22/2017	03/22/2018	03/22/2019	03/22/2020
	4,049	03/28/2018	03/28/2019	03/28/2020	03/28/2021
	4,365	03/27/2019	03/27/2020	03/27/2021	03/27/2022
	14,922	03/25/2020	03/25/2021	03/25/2022	03/25/2023
	9,895	03/24/2021	03/24/2022	03/24/2023	03/24/2024
	35,612	03/23/2022	03/23/2023	03/23/2024	03/23/2025
	27,866	03/22/2023	03/22/2024	03/22/2025	03/22/2026
	111,648
Rodgers	13,728	12/01/2022	12/01/2023	12/01/2024	12/01/2025
	25,554	03/22/2023	03/22/2024	03/22/2025	03/22/2026
	39,282
Reeves	7,666	03/22/2023	03/22/2024	*	*
	7,666
Higginbotham	5,679	03/22/2023	03/22/2024	03/22/2025	03/22/2026
	5,679

* Unvested portion of stock option award cancelled upon termination of employment.

2024 PROXY STATEMENT	72

ExECuTIvE COmPEnSATIOn

(2)

The vesting dates for the RSU awards and earned PSUs shown in column (g) and the PSUs shown in column (i) are set forth in the table below. The PSUs shown in column (i) consist of (a) PSUs granted in 2022 for the 2022-24 performance period; and (b) PSUs granted in 2023 that will be earned only if the threshold performance goals for the 2023-25 performance period are achieved (and, if earned, will vest in 2026).

Name	Grant Date	Type of Award	Shares (#)		Vesting Date
Dillon	08/24/2022	RSU	19,636		08/19/2025
	08/24/2022	RSU	54,810		08/19/2025
	08/24/2022	PSU	23,399		03/23/2025
	03/22/2023	RSU	40,942		03/22/2026
	03/22/2023	PSU	30,166		03/22/2026
	03/22/2023	PSU	137,024		03/22/2026
Baughn	06/12/2023	RSU	9,350		06/12/2024
	06/12/2023	RSU	13,090		06/12/2025
	06/12/2023	RSU	9,724		06/12/2026
	06/12/2023	PSU	5,858		06/12/2026
Bracken	03/24/2021	RSU	3,716		03/24/2024
	11/16/2021	RSU	10,661		11/16/2024
	03/24/2021	PSU	21,850		03/24/2024
	03/23/2022	RSU	11,984		03/23/2025
	03/23/2022	PSU	9,491		03/23/2025
	08/24/2022	RSU	27,405		08/24/2025
	03/22/2023	RSU	10,046		03/22/2026
	03/22/2023	PSU	7,402		03/22/2026
Rodgers	12/01/2022	RSU	5,106		12/01/2025
	12/01/2022	PSU	3,950		12/01/2025
	03/22/2023	RSU	9,212		03/22/2026
	03/22/2023	PSU	6,788		03/22/2026
Reeves	03/24/2021	RSU	583		03/24/2024
	03/23/2022	RSU	4,842	(A)	03/23/2025
	03/22/2023	RSU	2,764	(A)	03/22/2026
	03/22/2023	PSU	2,037	(A)	03/22/2026
Higginbotham	03/23/2022	RSU	2,421		03/23/2025
	03/01/2023	RSU	2,027		03/01/2024
	03/01/2023	RSU	2,028		03/01/2025
	03/22/2023	RSU	2,048		03/22/2026
	03/22/2023	PSU	1,509		03/22/2026
	10/16/2023	RSU	2,294		10/16/2024
	10/16/2023	RSU	6,881		10/16/2025

(A)	Ms. Reeves will forfeit this award in connection with the termination of her employment.

73	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

(3)

Values in columns (h) and (j) calculated by multiplying the number of unvested RSUs and PSUs, as applicable, by the closing price of $29.51 on February 2, 2024, which was the last business day of Fiscal 2023. The values shown in column (h) and (j) for the PSUs are based on:

►	the number of PSUs at actual performance for the 2021-22 performance period, which will vest in March 2024;

►

the number of PSUs at threshold performance for the 2022-24 performance period, which were not earned following the end of Fiscal 2023 because threshold performance for the 2022-24 performance period was not achieved; and

►	the number of PSUs that may be earned at threshold performance for the 2023-25 performance period, which, if earned, will vest in March 2026.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2023

The following table provides information on the stock options exercised by, and RSU awards vested for, the NEOs during 2023:

	Options Awards		Stock Awards

(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bracken	–	–	3,473	131,905

PENSION BENEFITS IN FISCAL 2023

The table below provides the present value of the accumulated benefit payable to Mr. Bracken and the years of service credited to him under the Retirement Plan and the Excess Cash Plan, determined using interest rate and mortality rate assumptions consistent with those used in our 2023 financial statements. None of the remaining NEOs participated in the Retirement Plan or the Excess Cash Plan.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Bracken	Retirement Plan	9	66,235	—
	Excess Cash Plan	9	42,935	—
			109,170	—

(1)

In general, the present value of accumulated benefits was determined using the same measurement date (February 3, 2024) and assumptions used for financial reporting purposes. The following key assumptions were used in calculating the values:

►	ASC 715 discount rate of 5.2% for the Retirement Plan and ASC 715 discount rate of 5.2% for the Excess Cash Plan;

►	For the Retirement Plan and the Excess Cash Plan, retirement age is assumed to be 65; and

►	Form of payment for the Retirement Plan is 80% lump sum and 20% single life annuity. Form of payment for the Excess Cash Plan is a lump sum.

2024 PROXY STATEMENT	74

ExECuTIvE COmPEnSATIOn

DEFINED BENEFIT RETIREMENT PLANS

RETIREMENT PLAN

The Retirement Plan is a defined benefit plan with a cash balance formula, which takes into account only base salary and Annual Incentive Plan awards in determining pension benefits, that covers eligible team members of the Company and substantially all of its U.S. subsidiaries who were at least 21 years old with one year of service before the Retirement Plan was frozen on December 31, 2019. Plan participants become fully vested in their benefits under this plan generally upon completion of three years of service or upon reaching normal retirement age (age 65) while actively employed. The Retirement Plan was frozen as of December 31, 2019 for new participants (including rehires), and for benefit accruals for participants with fewer than 11 years of benefit service. Participants with 11 or more years of benefit service as of December 31, 2019 continued to earn credits annually for a three-year transition period ending December 31, 2022 under the cash balance formula based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. Compensation credits no longer accrue. All U.S.-based team members and expatriate U.S. team members who met the eligibility requirements prior to the plan being frozen on December 31, 2019 are participants in the Retirement Plan. Mr. Bracken is the only NEO who is a participant in the Retirement Plan.

EXCESS CASH PLAN

The IRC limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person covered under a qualified retirement plan, such as the Retirement Plan. Accordingly, the Company adopted the Excess Cash Plan for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeded the limitations of the IRC. The Excess Cash Plan is an unfunded, non-qualified benefit plan, under which the individual was paid the difference between the IRC limitations and the retirement benefit to which they would otherwise be entitled under the Retirement Plan. The Excess Cash Plan takes into account only base salary and Annual Incentive Plan awards in determining pension benefits. The Excess Cash Plan was frozen as of December 31, 2019 for new participants (including rehires), and for benefit accruals for participants with fewer than 11 years of benefit service. Participants with 11 or more years of benefit service as of December 31, 2019 continued to earn credits annually for a three-year transition period ending December 31, 2022 under the cash balance formula based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. Compensation credits no longer accrue. Mr. Bracken is the only NEO who is a participant in the Excess Cash Plan.

EARLY RETIREMENT ELIGIBILITY

The Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and the Excess Cash Plan as age 55 with at least 5 years of vesting service. Mr. Bracken, the only NEO who is a participant under these plans, is not currently eligible for early retirement under these plans.

401(k) PLAN

The Company has a 401(k) Plan that is available to team members whose primary place of employment is in the United States, as well as expatriate U.S. team members. Eligible team members may contribute to the 401(k) Plan following 28 days of employment and are eligible for Company matching contributions upon completion of one year of service consisting of at least 1,000 hours. As of January 1, 2023, the 401(k) Plan allows eligible team members to contribute up to 40% of their compensation on a pre-tax basis, subject to a maximum of $22,500 (which was increased to $23,000 effective January 1, 2024). The Company matches 100% of employees’ pre-tax contributions on up to the first 1% of the employees’ compensation (subject to certain IRC limitations), and 50% of the next 5%, subject to a maximum match of 3.5% if the participant contributes at least 6% to the plan. The matching contribution is made in cash and vests after the completion of two years. Of the NEOs, Mses. Dillon and Reeves, and Messrs. Baughn, Bracken, Rodgers, and Higginbotham participate in the 401(k) Plan. Mses. Dillon and Reeves, and Messrs. Bracken and Higginbotham also participate in the Excess Savings Plan. Messrs. Baughn and Rodgers are not yet eligible for Company matching contributions under the 401(k) Plan or the Excess Savings Plan. Mr. Page participated in the 401(k) Plan and the Excess Savings Plan prior to his termination of employment. See Note 7 to the Summary Compensation Table beginning on page 65 for the amount of the Company’s match under the 401(k) and Excess Savings Plans to the NEOs’ accounts.

75	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2023

The table below provides the amount of contributions and earnings during the last fiscal year to each of the NEOs under the Excess Savings Plan, as well as aggregate withdrawals and distributions and aggregate year-end balances.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions During Last Fiscal Year ($)	Registrant Contributions During Last Fiscal Year ($)(1)	Aggregate Earnings During Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Dillon	—	3,617	18	—	3,635
Bracken	—	57,080	4,561	—	158,375
Reeves	—	11,268	266	—	17,250
Higginbotham	—	10,920	56	—	10,976

(1)	The amounts shown in column (c) are reported as compensation for the NEOs in Fiscal 2023 in the “All Other Compensation” column of the Summary Compensation Table beginning on page 65.

(2)	The amounts shown in column (d) are not reported in the Summary Compensation Table because the earnings are not preferential.

EXCESS SAVINGS PLAN

Participants in our 401(k) Plan for whom contributions are limited by Section 401(a)(17) of the IRC participate in the Excess Savings Plan, which is an unfunded, non-qualified benefit plan. See Note 7 to the Summary Compensation Table beginning on page 65 for the amount of the Company’s match under the 401(k) and Excess Savings Plans to the NEOs’ accounts. The Excess Savings Plan does not permit employees to elect to defer any compensation, but instead solely provides for the crediting of Company matching contributions. In Fiscal 2023, we made a matching contribution to each participant’s bookkeeping account under the Excess Savings Plan at the same rate of contribution as our 401(k) Plan. Company matching contributions vest to the same extent that the participant’s employer matching contributions vest under the 401(k) Plan. Each participant’s account is credited with simple interest per annum at a rate of 120% of the annually compounded long-term applicable federal rate as reported as of December of the prior year. Following a termination of employment, distributions of a participant’s vested account balance will be made in a lump sum on the first payroll date of the month that occurs thirty days after the termination date (or such later date as may be required by Section 409A of the IRC, or in the event of death, no later than December 31 of the year following the year in which the participant’s death occurs).

2024 PROXY STATEMENT	76

ExECuTIvE COmPEnSATIOn

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The NEOs’ employment agreements or offer letters, as applicable, and certain of the plans and programs that the NEOs participate in, require the Company to pay compensation to the NEOs if their employment terminates under certain circumstances. Estimates of the compensation, benefits, and vesting of equity grants that may be payable to the NEOs under these circumstances are included in the tables below. The information in the tables assumes a termination date of February 3, 2024, with the exception of Mr. Page, and equity awards have been valued using the closing stock price on February 2, 2024, the last trading day of Fiscal 2023, of $29.51 per share. For Mr. Page, who departed his role prior to the end of Fiscal 2023, the information in the tables reflects the actual payments made in connection with his termination date of February 28, 2023. Ms. Reeves is currently serving as an Advisor and is expected to depart the Company in July 2024.

Termination Event	Severance ($)		LTI ($)		Excess Cash Balance Plan ($)(1)	Excess Saving Plan ($)(2)	Life Insurance ($)(3)
Dillon
By Company w/o Cause or By Executive For Good Reason	2,604,750	(4)	4,043,578	(5)	—	3,635	—
Change in Control(6)	7,804,750	(7)	9,229,075	(8)	—	3,635	—
Disability	—		7,237,741	(9)	—	3,635	—
Death	—		7,237,741	(9)	—	3,635	1,300,000
Baughn
By Company w/o Cause	975,000	(10)	—		—	—	—
Change in Control(6)	2,405,000	(7)	1,375,243	(8)	—	—	—
Disability	—		736,939	(9)	—	—	—
Death	—		736,939	(9)	—	—	650,000
Bracken
By Company w/o Cause	1,308,600	(10)	—		38,781	158,375	—
Change in Control(6)	3,664,080	(7)	2,964,737	(8)	38,781	158,375	—
Disability	—		2,114,170	(9)	38,781	158,375	—
Death	—		2,114,170	(9)	38,781	158,375	872,400
Rodgers
By Company w/o Cause	1,200,000	(10)	—		—	—	—
Change in Control(6)	3,200,000	(7)	823,122	(8)	—	—	—
Disability	—		538,469	(9)	—	—	—
Death	—		538,469	(9)	—	—	800,000
Reeves(11)
By Company w/o Cause	675,000	(12)	—		—	17,250	—
Change in Control(6)	1,575,000	(7)	361,837	(8)	—	17,250	—
Disability	—		249,138	(9)	—	17,250	—
Death	—		249,138	(9)	—	17,250	450,000
Page
Actual Payments(13)	2,131,750	(14)	—		—	—	—
Higginbotham
By Company w/o Cause	66,154	(10)	—		—	10,976	—
Change in Control(6)	66,154	(7)	611,329	(8)	—	10,976	—
Disability	—		285,008	(9)	—	10,976	—
Death	—		285,008	(9)	—	10,976	430,000

(1)

Benefit payable in a lump sum under the Excess Cash Balance Plan six months following Mr. Bracken’s termination date (or such later date as may be required by Section 409A of the IRC). No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried team members (except as described in Retirement Plan on page 75) and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

77	Foot Locker, Inc.

ExECuTIvE COmPEnSATIOn

(2)

Benefit payable in a lump sum under the Excess Savings Plan on the first payroll date of the month that occurs thirty days following the termination date (or such later date as may be required by Section 409A of the IRC), or in the event of death, no later than December 31 of the year following the year in which the participant’s death occurs. No information is provided with respect to the benefit under the 401(k) Plan because that plan is available generally to all salaried team members and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)	Senior executive life insurance is payable following death in a lump sum to the NEO’s beneficiary.

(4)	This severance amount includes the following items, provided for under Ms. Dillon’s employment agreement:

Salary Continuation for 24 Months. Payment of the first twelve months of salary continuation would be made in a lump sum within 10 days following the six-month anniversary of termination, and the remaining payments would then be made on a monthly basis beginning on the twelve-month anniversary of termination ($2,600,000).

Annual Bonus for Year of Termination. For the fiscal year in which termination occurs, payment of the Annual Incentive Plan payouts that would have otherwise been earned if such termination had not occurred, prorated as of the termination date, to be paid at the same time as other Annual Incentive Plan payouts for the fiscal year in which the termination occurs ($0).

Outplacement. The approximate cost of one year of outplacement services ($4,750).

(5)	The amount shown represents the intrinsic value of the transformation PSU award that would vest.

Name	Transformation PSU (#)
Dillon	137,024

(6)

This covers termination by the Company without Cause or by the NEO for Good Reason during the two-year period following a Change in Control (each as defined in the NEO’s employment agreement or offer letter, as applicable). If the payments or benefits received by the NEO following a Change in Control are subject to the excise tax under Section 4999 of the IRC, then the Company would automatically reduce the NEO payments and benefits to an amount equal to $1 less than the amount that would subject the NEO to the excise tax, as long as the reduced amount would result in a greater benefit to the NEO compared to the unreduced amount on a net after-tax basis.

(7)

The severance amount equals two times the sum of the NEO’s annual salary plus the Annual Incentive Plan payout at target, payable in a lump sum within 10 days of the six-month anniversary of the termination date. With respect to Ms. Dillon, this amount also includes the approximate cost of one year of outplacement services ($4,750). Mr. Higginbotham’s severance equals 8 weeks of base salary.

(8)

The amount shown represents the sum of the (A) value of the RSUs that would vest, (B) value of the PSUs that the NEO would have been entitled to receive based on the (i) prorated target level achievement of the performance goals for the 2023-25 performance period, (ii) actual level achievement of the performance goals for the 2022-24 performance period, and (iii) actual level achievement of the performance goals for the 2021-22 performance period, and (C) intrinsic value of the stock options that would vest. The RSUs, PSUs, and stock options would become immediately vested and payable.

Name	RSUs (#)	PSUs (#)	Stock Options (#)
Dillon	115,388	197,356	149,840
Baughn	32,164	11,716	29,005
Bracken	63,812	36,654	54,907
Rodgers	14,318	13,575	34,706
Reeves	8,189	4,073	7,666
Higginbotham	17,699	3,017	5,679

(9)

The amount shown represents the sum of the (A) value of the RSUs, prorated based on the days employed between the grant date and termination date, (B) value of the PSUs that the NEO would have been entitled to receive based on the (i) target level achievement of the performance goals for the 2023-25 performance period, prorated to the termination date, (ii) actual level achievement of the performance goals for the 2022-24 performance period, and (iii) actual level achievement of the performance goals for the 2021-22 performance period, and (C) intrinsic value of the stock options that would vest. The PSUs would be paid out at the same time as the payouts are made to the other participants in the plan. The actual value of the PSUs to the NEO would depend upon the Company’s stock price on the payout date.

Name	RSUs (#)	PSUs (#)	Stock Options (#)
Dillon	47,908	197,356	55,991
Baughn	12,349	11,716	9,668
Bracken	34,989	36,654	24,458
Rodgers	4,672	13,575	13,094
Reeves	4,370	4,073	2,555
Higginbotham	6,641	3,017	1,893

(10)

The severance amount equals one-and-a-half times the NEO’s annual salary, payable in a lump sum within 10 days of the six-month anniversary of the termination date. Mr. Higginbotham’s severance equals 8 weeks of base salary.

(11)

Ms. Reeves will cease to be employed by the Company, effective July 31, 2024. The HCC Committee determined that Ms. Reeves’ forthcoming departure constitutes a termination without cause, and accordingly, certain amounts will be required to be paid to Ms. Reeves under the terms of her offer letter and the Company benefit plans, as detailed in her separation agreement.

2024 PROXY STATEMENT	78

ExECuTIvE COmPEnSATIOn

(12)

The severance amount consists of the following items provided for under Ms. Reeves’ separation agreement: (i) a severance payment in the amount of $675,000, pursuant to the terms of her offer letter, and (ii) up to 12 months of outplacement services ($4,750). The severance benefits are payable in a lump sum following the revocation period after execution of the separation agreement, commencing within 10 business days following Ms. Reeves’ termination of service and are subject to Ms. Reeves’ execution and non-revocation of a general release of claims in favor of the Company and continuing compliance with restrictive covenants.

(13)

Mr. Page ceased to be employed by the Company, effective February 28, 2023. The HCC Committee determined that Mr. Page’s departure constituted a termination without cause, and accordingly, certain amounts were required to be paid to Mr. Page under the terms of his offer letter and the Company’s benefit plans, as detailed in his separation agreement.

(14)

The severance amount consists of the following items provided for under Mr. Page’s separation agreement: (i) a severance payment in the amount of $975,000, pursuant to the terms of his offer letter, (ii) additional consideration in the amount of $1,152,000 for amounts actually earned under the Annual Incentive Plan and LTI Awards vesting shortly after his termination, determined by the HCC Committee using a consistent methodology for all impacted NEOs, and (iii) up to 12 months of outplacement services ($4,750). The severance benefits are payable over an 18-month period, in equal installments, commencing within 10 business days following the six-month anniversary of Mr. Page’s termination of service and are subject to Mr. Page’s execution and non-revocation of a general release of claims in favor of the Company and continuing compliance with restrictive covenants.

CEO PAY RATIO

Using the methodology described in last year’s Proxy Statement, our CEO pay ratio based on Fiscal 2023 compensation is approximately 729:1.

To calculate the CEO pay ratio for this year’s Proxy Statement, we used the same median team member we identified as of December 31, 2022. We believe there have been no changes in our employee population or our compensation arrangements in 2023 that would result in a significant change in our pay ratio disclosure or our median employee.

We are a global retailer and approximately 69% of our team members are part-time team members. Our median team member is a part-time sales team member who worked an average of 27 hours per week in one of our Foot Locker store locations in Madrid, Spain, and whose annual compensation, including premium pay in addition to his base salary required by local law, was $20,168 in Fiscal 2023. Our median team member was paid in Euro instead of U.S. Dollar given the location of his role is in Madrid, Spain; these figures have been converted to U.S. dollars using the weighted-average exchange rate published by the Wall Street Journal consistent with the rates used by the Company to translate its international earnings. Our CEO’s annualized total compensation during the same time period was $14,692,625.

This information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identification of the median team member or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions, or estimates in calculating their CEO pay ratio. Accordingly, CEO pay ratio disclosures may involve a degree of imprecision and may be inconsistent in methodology among companies. Therefore, the CEO pay ratio disclosed by other companies may not be comparable to the Company’s CEO pay ratio as disclosed above.

79	Foot Locker, Inc.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive CAP and the Company’s financial performance.

REQUIRED TABULAR DISCLOSURE OF CAP VERSUS PERFORMANCE

The following table discloses information on CAP to our PEOs and (on average) to our non-PEO NEOs during the specified years alongside TSR and net income metrics, as well as a Company-selected measure of Adjusted Operating Income. The Company selected this measure as the most important in linking CAP to our NEOs and Company performance, as Adjusted Operating Income was the predominant metric used in our Annual Incentive Plan, as described beginning on page 51.

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
	Summary Compensation Table Total for PEO (1)		Compensation Actually Paid to PEO (2)				Value of Initial Fixed $100 Investment Based on:
Year	Dillon ($)	Johnson ($)	Dillon ($)	Johnson ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)(3)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)	Net (Loss) Income (in millions) ($)(5)	Adjusted Operating Income (in millions) ($)(6)
2023	14,692,625	–	(1,789,634)	–	1,950,150	344,969	89.59	228.62	(330)	198
2022	9,276,605	13,007,421	11,584,032	13,265,906	3,983,840	2,552,512	127.70	206.92	342	692
2021	–	14,458,325	–	20,132,914	2,804,318	2,591,300	122.45	211.51	893	1,049
2020	–	11,941,320	–	19,680,849	2,607,957	3,162,703	118.39	243.54	323	428

(1)

Reflects the total compensation of Ms. Dillon, who currently serves as our CEO, and Richard A. Johnson, who served as CEO until September 2022, in accordance with SEC rules. Amounts shown are as calculated in the Summary Compensation Table for each of the years shown.

(2)

The dollar amounts shown in these columns reflect CAP to Ms. Dillon, Mr. Johnson, and our non-PEO NEOs, respectively, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to any individual during the applicable years. The adjustments made to each officer’s total compensation for 2023 to determine CAP are shown in the tables below.

Reconciliation of Summary Compensation Table Total to CAP Total(a)

		Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(b)		Fair Value of Equity Calculated Using SEC Methodology ($)(c)		Total Present Value of Pension Benefits from Summary Compensation Table ($)		CAP Total ($)
Dillon	2023	14,692,625	–	13,354,936	+	(3,127,323)	–	—	=	(1,789,634)
Average non-PEO NEOs	2023	1,950,150	–	1,139,335	+	(465,264)	–	582	=	344,969

(a)

As shown in these tables, the CAP totals represent the Summary Compensation Table totals for the applicable year, but adjusted as required by SEC rules to (1) include the fair value of current and prior year equity awards that are outstanding, vested, or forfeited during the applicable year, instead of the grant date value of awards granted during the applicable year, and (2) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for the applicable year. We note SEC rules also require CAP to include any actuarially-determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year.

(b)	Represents the total of the amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for the applicable year.

(c)

The fair value of the equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the Summary Compensation Table, which includes a calculation of the grant date value of equity awards granted during the applicable year, the CAP table includes a calculation of equity fair value as follows:

i.	for awards granted during the applicable year (and which are still outstanding), the year-end value; plus
ii	for awards granted during prior years that were still outstanding as of the applicable year-end, the change in value as of the applicable year-end compared against the prior year-end; plus
iii.	for awards granted in prior years that vested during the applicable year, the change in value as of the vesting date compared against the prior year-end; plus
iv.	for any awards granted in the applicable year that vested during the applicable year, the value as of the vesting date; plus
v.

for any awards that vested during the applicable year, the value of any dividend equivalents that accrued during the vesting period with respect to those awards and were paid out at the same time as the underlying awards, as of the vesting date; minus

vi.	for awards granted in prior years that were forfeited during the applicable year, the value as of the prior year-end.

The specific calculations for each of Ms. Dillon and our Average Non-PEO NEOs for 2023 are shown in the table below.

2024 PROXY STATEMENT	80

pAY vERsus pERFORMAnCE

CAP Fair Value of Equity Calculation*

		YE Value of Current Year Awards Outstanding as of YE ($)	Change in Value as of YE for Prior Year Awards Outstanding as of YE ($)		Change in Value as of Vesting Date for Awards that Vested During the Year ($)		Value as of Prior YE for Prior Year Awards Forfeited During the Year ($)			Value of Equity for CAP Purposes ($)
Dillon	2023	3,372,957	+	(6,289,563)	+	(210,717)	–	—	=	(3,127,323)
Average non-PEO NEOs	2023	541,076	+	(789,457)	+	18,904	–	235,787	=	(465,264)

*

The fair value of option award reported for CAP purposes in columns (c) and (e) is estimated using the Black-Scholes option-pricing model in accordance with SEC rules. The following table indicates the assumptions used to determine the fair value for awards granted during 2017-23 at various dates as required to calculate CAP. The ranges, based upon the various measurement dates, are as follows:

	2023	2022	2021	2020	2019	2018	2017
Risk-Free Rate of Interest	4.0% – 4.1%	3.6% – 4.0%	1.5% – 3.7%	0.1% – 4.7%	0.4% – 2.6%	0.2% – 1.4%	0.2% – 1.3%
Expected Volatility	55.0%	50.0%	48.0% – 50.0%	47.0% – 50.0%	40.0% – 50.0%	40.0% – 48.0%	40.0% – 47.0%
Expected Award Life (in years)	3.6 – 6.3	2.6 – 5.5	4.3 – 6.3	0.9 – 3.0	3.6 – 6.6	2.8 – 5.6	3.4 – 5.4
Divident Yield	1.5%	3.4%	2.7% – 4.0%	1.4% – 3.9%	1.4% – 4.8%	1.4% – 4.8%	2.1% – 5.2%

(3)

Reflects the average total compensation of our non-PEO NEOs, as calculated in the Summary Compensation Table for each of the years shown. Our non-PEO NEOs are the following individuals: for 2023, Mr. Baughn, Mr. Bracken, Mr. Rodgers, Ms. Reeves, Mr. Page, and Mr. Higginbotham; for 2022, Mr. Page, Mr. Bracken, Elizabeth S. Norberg, Susan J. Kuhn, Samantha Lomow, and Andrew I. Gray; for 2021, Mr. Page, Mr. Bracken, W. Scott Martin, Mr. Gray, Lauren B. Peters, and Vijay Talwar; and for 2020, Ms. Peters, Mr. Talwar, Mr. Martin, Mr. Gray, and Stephen D. Jacobs.

(4)

Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on February 1, 2020. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P 600 Specialty Retail Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K. We previously used the S&P 400 Specialty Retailing Index, however, due to the reduction in size of our market capitalization it was determined that the S&P 600 Specialty Retailing Index is a more appropriate benchmark as the median market capitalization is the closest to the Company’s. The TSR of the prior peer group based on the same initial investment of $100 as in columns (f) and (g) was $171.95, $153.52, $159.96, and $148.56 for 2023, 2022, 2021, and 2020, respectively. The separate peer group used by the HCC Committee for purposes of determining compensation paid to our executive officers is described beginning on page 59.

(5)	Reflects after-tax net income attributable to shareholders prepared in accordance with GAAP for each of the years shown.

(6)

As required by Item 402(v) of Regulation S-K, the Company has determined that Adjusted Operating Income is the Company Selected Measure, as it is the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to the NEOs to company performance for the most recently completed fiscal year. We place significant emphasis on Adjusted Operating Income because it reflects strong operating dynamics in the underlying business, which is imperative for sustained long-term growth. Adjusted Operating Income is defined on page 52 and is a non-GAAP financial measure.

REQUIRED TABULAR DISCLOSURE OF MOST IMPORTANT MEASURES LINKING CAP DURING 2023 TO COMPANY PERFORMANCE

The following table discloses information on CAP to our PEOs and (on average) to our non-PEO NEOs. As required, we disclose below the most important measures used by the Company to link CAP to our NEOs for 2023 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, see CD&A beginning on page 46.	2023 Most Important Measures (Unranked)
Adjusted Operating Income
Two-Year Average After-Tax Income
Two-Year Average ROIC

81	Foot Locker, Inc.

pAY vERsus pERFORMAnCE

REQUIRED DISCLOSURE OF THE RELATIONSHIP BETWEEN CAP AND FINANCIAL PERFORMANCE MEASURES

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company TSR and that of the S&P 600 Specialty Retail Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by, or actually paid to, the NEOs during the applicable years.

Relationship between CAP and Company/Peer Group TSR

Relationship between CAP and Net Income

Relationship between CAP and Adjusted Operating Income

2024 PROXY STATEMENT	82

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 3, 2024 for compensation plans under which equity securities may be issued:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)
Equity Compensation Plans Approved by Security Holders	2,683,370		48.46	15,383,308	(1)(2)
Equity Compensation Plans Not Approved by Security Holders(3)	54,403	(4)	36.49	408,636
Total			—	15,791,944

(1)

Includes 2,785,161 shares available for future issuance under the ESPP other than upon the exercise of options, warrants, or rights. Participating employees under the ESPP are permitted to purchase shares in June and December of each year and may contribute up to 10% of their annual compensation during a plan year to acquire shares of the Company’s Common Stock at 85% of the lower market price on specified dates in each plan year. In no event may the number of shares purchased on behalf of any one participant in any plan year exceed the number determined by dividing $25,000 by the fair market value of a share on the grant date.

(2)	The Stock Incentive Plan currently is the only plan under which stock awards may be granted to directors, officers, and other team members of the Company.

(3)

Represents the employment inducement awards issued in 2022 to Ms. Dillon in connection with her recruitment, in reliance on the employment inducement award exemption under the NYSE Listed Company Manual Rule 303A.08. The employment inducement awards cover shares of our Common Stock which may be issued upon (i) the vesting and settlement of RSUs, in accordance with the terms of the RSU Inducement Award Agreement, by and between the Company and Ms. Dillon, (ii) the vesting and settlement of PSUs, in accordance with the terms of the PSU Inducement Award Agreement (Transformation PSU Award), by and between the Company and Ms. Dillon, (iii) the vesting and exercise of stock options, in accordance with the terms of the Nonstatutory Stock Option Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon, (iv) the vesting and settlement of RSUs, in accordance with the RSU Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon, and (v) the vesting and settlement of PSUs, in accordance with the PSU Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon.

(4)

Figure does not include the inducement awards of 74,446 RSUs and 175,491 PSUs for the 2022-24 performance period, assuming maximum level of performance is achieved. These RSU awards have no exercise price and thus are not reflected in the weighted average exercise price set forth in column (b).

83	Foot Locker, Inc.

PROPOSAL	RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board Recommends a vote FOR this proposal.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees.

The Audit Committee ensures the regular rotation of the lead audit partner, as required by law, as it did in 2022 to commence in Fiscal 2023. The Audit Committee is also involved in reviewing, evaluating, and selecting the new lead audit partner based on their qualifications when the previous lead audit partner is required to rotate off the audit engagement. In evaluating and selecting a lead audit partner, the Audit Committee provides selection criteria to KPMG LLP, and KPMG LLP responds with a roster of qualified candidates. The Audit Committee Chair and the Non-Executive Chair, and the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, separately, interview the candidates, and select a proposed lead audit partner for the Audit Committee’s consideration and approval.

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2024. We are asking shareholders at the Annual Meeting to ratify this appointment of KPMG LLP for 2024. KPMG LLP has served as our independent registered public accounting firm since 1995. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification because we value our shareholders’ views regarding this appointment and we view it as a good corporate governance practice. In the event that shareholders do not ratify this appointment, it will be deemed a recommendation to the Board and the Audit Committee to consider selecting a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

2024 PROXY STATEMENT	84

PROPOSAL 3

AUDIT AND NON-AUDIT FEES

The following table shows the fees we paid to KPMG LLP for the audit of the Company’s annual financial statements for 2022 and 2023, as well as the fees billed for other services KPMG LLP provided during these two fiscal years:

Category	2022 ($)	2023 ($)
Audit Fees(1)	5,032,000	5,529,000
Audit-Related Fees(2)	327,000	542,000
Tax Fees(3)	396,000	371,000
Total	5,755,000	6,442,000

(1)

Audit fees related principally to professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Quarterly Reports on Form 10-Q, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees related principally to audits of financial statements of certain employee benefit plans, the Foot Locker Foundation, and assurance services related to the Company’s Impact Report.

(3)	Tax fees related principally to certain corporate income tax compliance assistance services.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. The Audit Committee has delegated this authority to the Audit Committee Chair to approve fees between meetings, and then the fees are reviewed with the Audit Committee at a subsequent meeting. Management reviews the total amount and nature of the audit and non-audit services provided by the independent accountants since its prior meeting, including services for our subsidiaries and affiliates, with the Audit Committee at regularly-scheduled meetings.

85	Foot Locker, Inc.

PROPOSAL 3

AUDIT COMMITTEE REPORT

In accordance with the charter adopted by the Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities of the Company’s accounting policies and practices, as well as financial reporting. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Company’s management is responsible for preparing our financial statements and establishing and maintaining adequate internal controls over financial reporting.

The Audit Committee consists of five independent directors named below, as independence is defined under the NYSE rules. All of the Audit Committee members meet the expertise requirements under the NYSE rules.

The Audit Committee held 13 meetings during 2023. At these meetings, the Audit Committee discussed with management, the Company’s independent registered public accounting firm (KPMG LLP), and the Company’s internal auditors the assessment of the Company’s internal controls over financial reporting. The Audit Committee also discussed with KPMG LLP its attestation report and opinion on the Company’s internal controls over financial reporting contained in the Annual Report. The Audit Committee regularly meets privately with KPMG LLP, the internal auditors, and the Vice President of Internal Audit.

The Audit Committee reviewed and discussed with management and KPMG LLP the audited financial statements for Fiscal 2023. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable PCAOB and SEC standards. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considered, among other things:

►	historical and recent performance of the current independent audit firm;

►	an analysis of known significant legal or regulatory proceedings related to the firm;

►	external data on audit quality and performance, including PCAOB reports;

►	industry experience;

►	audit fee revenues;

►	firm capabilities and audit approach; and

►	the independence, tenure, and partner rotation of the audit firm.

The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm. The Audit Committee obtained from KPMG LLP the written disclosures and the letter required by applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided to the Company by KPMG LLP are compatible with maintaining KPMG LLP’s independence. The Audit Committee has satisfied itself that KPMG LLP is independent.

As a result of this evaluation, the Audit Committee approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2024.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.

Members of the Audit Committee

GUILLERMO G. MARMOL	VIRGINIA C. DROSOS	DARLENE NICOSIA	ULICE PAYNE, JR.	DONA D. YOUNG

Chair	Member	Member and Audit Committee Financial Expert	Member	Member

2024 PROXY STATEMENT	86

SHAREHOLDER OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and NEOs, and by all directors, NEOs, and other executive officers as a group, as of the Record Date, including shares of Common Stock that they have a right to acquire within 60 days after the Record Date by the exercise of stock options.

No director or NEO beneficially owned 1% or more of the total number of outstanding shares as of the Record Date. Each person has sole voting and investment power for the number of shares shown, except as otherwise noted below:

	Common Stock Beneficially Owned Excluding Stock Options	Stock Options Exercisable Within 60 Days After the Record Date	DSUs, RSUs, and PSUs	Total
Name	(#)(1)	(#)	(#)(2)	(#)
Baughn	–	–	32,164	32,164
Bracken	38,870	80,265	60,096	179,231
Dillon	27,649	55,991	115,388	199,028
Drosos	7,752	–	1,925	9,677
Feldman	85,410	–	35,546	120,956
Higginbotham(3)	–	1,893	8,524	10,417
Marmol	52,500	–	1,925	54,425
Nicosia	7,181	–	12,984	20,165
Oakland	19,119	–	17,535	36,654
Page(3)	576	–	–	576
Payne	17,476	–	9,255	26,731
Reeves(3)	850	2,555	8,189	11,594
Rodgers	–	13,094	14,318	27,412
Underhill	25,535	–	1,925	27,460
Walker	5,965	–	11,715	17,680
Young	50,651	–	93,327	143,978
All 19 directors and executive officers as a group, including the NEOs	391,476	251,154	452,838	1,095,467	(4)

(1)	This column includes shares held in the 401(k) Plan.

(2)

This column includes the (a) DSUs credited to the accounts of the directors who elected to defer fees, (b) executives’ unvested RSUs, and (c) earned but unvested PSUs. The DSUs, RSUs, and PSUs do not have current voting or investment power.

(3)

This information is based on the last beneficial ownership reports filed on behalf of Messrs. Page and Higginbotham and Ms. Reeves with the SEC on May 31, 2022, March 24, 2023, and March 15, 2023, respectively.

(4)	This number represents approximately 1.2% of the shares of Common Stock outstanding at the close of business on the Record Date.

87	Foot Locker, Inc.

SHAREHOLDER OWNERSHIP

PRINCIPAL SHAREHOLDERS

The table below provides information on shareholders who beneficially owned more than 5% of our Common Stock as of December 31, 2023 according to reports filed with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than 5% of a class of the Company’s voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
BlackRock, Inc.	16,763,037(a)	17.8(a)
50 Hudson Yards
New York, New York 10001
Vesa Equity Investment S.à r.l., EP Equity Investment S.à r.l., EP Investment S.à r.l., and Daniel Křetínský	11,468,571(b)	12.3(b)
2, place de Paris
L-2314 Luxembourg, Luxembourg
The Vanguard Group, Inc.	10,187,297(c)	10.82(c)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	6,876,896(d)	7.303(d)
245 Summer Street
Boston, Massachusetts 02210

(a)

Reflects shares beneficially owned as of December 31, 2023, according to Amendment No. 3 to Schedule 13G filed with the SEC. As reported in this schedule, BlackRock, Inc., a parent holding company, holds sole voting power with respect to 16,533,597 shares and sole dispositive power with respect to 16,763,037 shares.

(b)

Reflects shares beneficially owned as of December 31, 2022, according to Amendment No. 4 to Schedule 13G filed with the SEC. As reported in this schedule, Vesa Equity Investment S.à r.l. is the record holder of the reported shares of Common Stock. The principal shareholder of Vesa Equity Investment S.à r.l. is EP Equity Investment S.à r.l. and its principal shareholder is EP Investment S.à r.l., the ultimate beneficial owner of which is Daniel Křetínský. Each of EP Equity Investment S.à r.l., EP Investment S.à r.l., and Mr. Křetínský may be deemed to hold shared voting power with respect to 11,468,571 shares and shared dispositive power with respect to 11,468,571 shares, and to be an indirect beneficial owner of the shares owned by Vesa Equity Investment S.à r.l.

(c)

Reflects shares beneficially owned as of December 31, 2023, according to Amendment No. 14 to Schedule 13G filed with the SEC. As reported in this schedule, The Vanguard Group, an investment adviser, holds shared voting power with respect to 55,082 shares, sole dispositive power with respect to 10,040,991 shares, and shared dispositive power with respect to 146,306 shares.

(d)

Reflects shares beneficially owned as of December 31, 2023, according to Amendment No. 5 to Schedule 13G filed with the SEC. As reported in this schedule, FMR LLC holds sole voting power with respect to 6,844,066 shares, and sole dispositive power with respect to 6,876,896. Each of FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and Strategic Advisers LLC beneficially own shares.

2024 PROXY STATEMENT	88

ADDITIONAL INFORMATION

DEADLINES AND PROCEDURES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Nominations and Shareholder Proposals	Procedure	Deadline
Proposals for Inclusion in Our 2025 Proxy Materials

Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our Proxy Statement and form of proxy for the 2025 annual meeting, our Corporate Secretary must receive the proposal at our Corporate Headquarters in order to be considered for inclusion in the 2025 proxy statement.

December 12, 2024
Director Nominations Under Our Proxy Access Bylaw

Under our proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding Common Stock continuously for at least three years as of the date of the notice of nomination, may nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the Bylaws), provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. Notices of proxy access nomination for the 2025 annual meeting should be addressed to our Corporate Secretary at our Corporate Headquarters. You should carefully review the requirements specified in the Bylaws, which are available at investors.footlocker-inc.com/by-laws.

No earlier than November 12, 2024 and no later than December 12, 2024
Other Proposals or Nominations for the 2025 Annual Meeting

For any shareholder proposal that is not submitted under SEC Rule 14a-8, and any nomination of directors not submitted pursuant to our proxy access bylaw provision, our Bylaws describe the procedures that must be followed. Proposals for nomination for directors and other items of business should be addressed to our Corporate Secretary at our Corporate Headquarters and must contain the information specified in the Bylaws, which are available at investors.footlocker-inc.com/by-laws.

No earlier than January 21, 2025 and no later than February 20, 2025. However, if we hold the 2025 annual meeting on a date that is not within 25 days before or after the first anniversary of the Annual Meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

By Order of the Board of Directors,

ANTHONY D. FOTI (he/him/his)

Senior Vice President, Deputy General Counsel and Corporate Secretary

April 11, 2024

89	Foot Locker, Inc.

FREQUENTLY ASKED QUESTIONS

Q:	What constitutes a quorum for the Annual Meeting?

A:

We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding and entitled to vote are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

Q:	Who may vote at the Annual Meeting?

A:

Only shareholders of record on the books of the Company as of the Record Date are entitled to vote at the Annual Meeting, and any adjournments or postponements of the meeting, on the items of business described in this Proxy Statement. There were 94,494,579 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock is entitled to one vote.

Q:	Can I vote shares held in employee plans?

A:

If you hold shares of Common Stock through the 401(k) Plan or the 1165(e) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a VIF for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 11:59 p.m. EDT on May 18, 2024.

Q:	Could matters be voted on at the Annual Meeting other than the proposals on page 1?

A:

We do not know of any other business that will be presented at the Annual Meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Q:	What happens if I do not vote my shares?

A:

This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1 and 2. If you do not instruct your bank or broker regarding how to vote your shares, no votes will be cast on your behalf on Proposals 1 and 2 because the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your bank or broker will have discretion to vote any uninstructed shares on Proposal 3. If you are a “shareholder of record,” meaning your stock ownership is reflected directly on the books and records of the Company’s transfer agent, or if you hold your shares through the 401(k) Plan or 1165(e) Plan, no votes will be cast on your behalf on any of the proposals if you do not cast your vote.

Q:	How will the votes be counted?

A:

Votes will be counted and certified by an independent inspector of election. If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote because abstentions and broker non-votes are not considered to be votes cast.

Q:	Can I change my mind after voting my shares?

A:	Yes, you may revoke your proxy at any time before it is used by:

►	sending a written notice to our Corporate Secretary at our Corporate Headquarters,

►	delivering a valid proxy card with a later date,

►	providing a later-dated vote by telephone, scanning, internet, or app, or

►	voting at the Annual Meeting.

2024 PROXY STATEMENT	90

FREQUENTLY ASKED QUESTIONS

Q:	How do I attend the Annual Meeting?

A:

We are pleased to welcome shareholders to the Annual Meeting. The Annual Meeting will be held in a virtual format only. All shareholders will be afforded the same rights they would have had at a physical meeting. The live audio webcast of the meeting will begin promptly at 9:00 a.m. EDT. Online access to the audio webcast will open shortly prior to the start of the meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. A support line will be available on the meeting website shortly prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the meeting. To be admitted to the Annual Meeting, you will need to log-in to virtualshareholdermeeting.com/FL2024 using the 16-digit control number found on your Notice, proxy card, VIF, or email previously sent to shareholders entitled to vote at the Annual Meeting. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.

Q:	Will there be a question and answer session at the Annual Meeting?

A:

Live questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at virtualshareholdermeeting.com/FL2024. We will answer questions during the meeting that are pertinent to the Company as time permits and in accordance with our rules of conduct for the Annual Meeting, which will be available on the virtual meeting website. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Answers to any pertinent questions that are not addressed during the meeting may be published following the meeting on our corporate website at footlocker.com/corp.

Q:	Will the Annual Meeting be available for replay?

A:

A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at virtualshareholdermeeting.com/FL2024. The replay will be available for approximately one year.

Q:	Who pays the cost of this proxy solicitation?

A:

The Company will pay for the cost of the solicitation of proxies, including the preparation, printing, and mailing of the proxy materials. Proxies may be solicited, without additional compensation, by our directors, officers, or team members by mail, telephone, facsimile, in person, or otherwise. We will request banks, brokers, and other custodians, nominees, and fiduciaries to deliver proxy materials to the beneficial owners of the Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under both SEC and NYSE rules. In addition, we have retained Innisfree to assist us in the solicitation of proxies for a fee of $15,000 plus out-of-pocket expenses.

Q:	Why did I receive a notice, but no proxy materials?

A:

We are furnishing proxy materials to our shareholders primarily over the internet under the SEC’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our shareholders, and decreases the environmental impact of our Annual Meeting. Our Global Environmental and Climate Change Policy is available at investors.footlocker-inc.com/climate. On or about April 11, 2024, we started mailing a Notice to most of our shareholders in the United States. The Notice contains instructions on how to access our Proxy Statement and Annual Report on the internet and vote online. If you received a Notice, you will not receive paper copies of the proxy materials, unless you request them. If you received a Notice and would like to receive paper copies of the proxy materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you. We are mailing to shareholders, or making available to shareholders via the internet, this Proxy Statement, proxy card, and Annual Report on or about April 11, 2024.

Q:	What is “householding” and how does it affect me?

A:

The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/VIFs to vote their shares. Shareholders who receive the Notice will get instructions on submitting their proxy cards/VIF via the internet. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge using their contact information provided under Helpful Resources on page 92. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information concerning householding.

91	Foot Locker, Inc.

HELPFUL RESOURCES

Annual Meeting	virtualshareholdermeeting.com/FL2024

Board of Directors
Board	investors.footlocker-inc.com/board
Committees	investors.footlocker-inc.com/bcommittees
Committee Charters
Audit Committee	investors.footlocker-inc.com/audit
HCC Committee	investors.footlocker-inc.com/comp
NCR Committee	investors.footlocker-inc.com/gov
Technology Committee	investors.footlocker-inc.com/tech

Public Reporting
Annual Report	investors.footlocker-inc.com/ar
Impact Report	investors.footlocker-inc.com/impactreport

Governance Documents
Anti-Corruption Policy	investors.footlocker-inc.com/acp
Bylaws	investors.footlocker-inc.com/by-laws
Certificate of Incorporation	investors.footlocker-inc.com/coi
Code of Business Conduct	investors.footlocker-inc.com/cobc
Conflict Minerals Policy	investors.footlocker-inc.com/conflictminerals
Corporate Governance Guidelines	investors.footlocker-inc.com/cgg
Global Environmental and Climate Change Policy	investors.footlocker-inc.com/climate
Global Human Rights Policy	investors.footlocker-inc.com/humanrights
Global Occupational Health and Safety Policy	investors.footlocker-inc.com/safety
Global Sourcing Guidelines	investors.footlocker-inc.com/gsg
Global Water Stewardship Policy	investors.footlocker-inc.com/water
Incentive Compensation Recoupment Policy	investors.footlocker-inc.com/clawback
Policy Prohibiting Insider Trading	investors.footlocker-inc.com/trading
Procedures for Communications with the Board	investors.footlocker-inc.com/boardcomms
Stock Ownership Guidelines	investors.footlocker-inc.com/stock

Contacts

To Request Copies of our Annual Report,

Committee Charters, or Governance Documents

Company Contacts
Board or Corporate Secretary
anthony.foti@footlocker.com

Investor Relations
ir@footlocker.com

or mail to our Corporate Headquarters,
attention to the applicable contact

Corporate Headquarters
Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
212-720-3700

To Request Copies of the Internet Notice or Proxy Materials

Broadridge Financial Solutions, Inc.
(Tabulator/Inspector of Election)
proxyvote.com
sendmaterial@proxyvote.com
800-579-1639

To Change Your Householding Election
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
866-540-7095

For Questions or Assistance Voting
Innisfree M&A Incorporated (Proxy Solicitor)
Shareholders in the United States and Canada: 866-239-1762
Shareholders in all other locations: 412-232-3651
Banks and brokers: 212-750-5833

2024 PROXY STATEMENT	92

APPENDIX A

GAAP TO NON-GAAP RECONCILIATION

Adjusted Operating Income Calculation for Annual Incentive Plan Payouts. Please note the following reconciliation:

2023
($ in millions )
Pre-tax income:
Loss before income taxes	(423)
Pre-tax adjustments excluded from GAAP:
53rd week	(16)
Impairment and other charges	80
Other income, net	548
Interest expense, net	9
Adjusted Operating Income (Annual Incentive Plan Payout)	198

Two-Year Average After-Tax Income Calculation for 2022-24 PSU Payouts. Please note the following reconciliation:

	2023	2022	Average
	($ in millions)
After-tax income:
Net (loss) income attributable to Foot Locker, Inc.	(330)	342
After-tax adjustments excluded from GAAP:
Impairment and other charges, net of income tax benefit of $18 million and $21 million, respectively(1)	62	91
Other expense, net of income tax benefit of $(142) million and $(9) million, respectively(1)	406	32
Net loss from discontinued operations, net of income tax benefit of $- and $1 million, respectively(1)	—	3
Tax reserves benefit/charge(1)	(4)	5
Two-Year Average After-Tax Income (non-GAAP)	134	473
Disregarded items for the PSU awards, not part of non-GAAP adjustments(2)	—	36
Two-Year Average After-Tax Income (PSU payouts)	134	437	286

(1)	See pages 22 through 24 of our Annual Report for a description of these items.

(2)

The PSU awards provide for the exclusion of certain items that the HCC Committee considers unusual or non-recurring. The disregarded items permitted under the PSU awards include adjustments relating to the 53rd week of Fiscal 2023.

93	Foot Locker, Inc.

APPENDIX A

ROIC Calculation for 2022-24 PSU Payouts. Please note the following reconciliation:

	2023	2022	Average
	($ in millions)
Pre-tax income:
(Loss) income before income taxes	(423)	524
Pre-tax adjustments excluded from GAAP:
Impairment and other charges(1)	80	112
Other income, net(1)	548	41
Adjusted income before income taxes (non-GAAP)	205	677
Interest expense, net	(9)	(15)
Adjusted EBIT for ROIC (PSU awards)	214	692
+ Interest component of straight-line rent expense(1)	133	136
Adjusted net operating profit	347	828
- Adjusted income tax expense(1)	(107)	(244)
+ Net loss attributable to noncontrolling interests	—	1
= Adjusted return after taxes	240	585	413
Average total assets	7,388	8,021
- Average cash and cash equivalents	(417)	(670)
- Average non-interest-bearing current liabilities	(927)	(1,109)
- Average merchandise inventories	(1,576)	(1,455)
+ 13-month average merchandise inventories	1,804	1,569
= Average invested capital	6,272	6,356	6,314
ROIC % (PSU payouts)	3.8%	9.2%	6.5%

(1)	See pages 22 through 24 of our Annual Report for a description of these items.

2024 PROXY STATEMENT	94

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FOOT LOCKER, INC.

BOARD OF DIRECTORS

Mary N. Dillon [1]
President and
Chief Executive Officer

Dona D. Young [1, 2, 4]
Non-Executive Chair;
Retired Chairman,
President and Chief Executive Officer
The Phoenix Companies, Inc.

Virginia C. Drosos [2, 5]
Chief Executive Officer
Signet Jewelers Limited

Alan D. Feldman [3, 5]
Retired Chairman,
President and Chief Executive Officer
Midas, Inc.

Guillermo G. Marmol [1, 2, 3]
President and Chief Executive Officer
Porosome Therapeutics, Inc.;
President
Marmol & Associates

Darlene Nicosia [2, 3]
Chief Executive Officer
Hearthside Food Solutions LLC

Steven Oakland [1, 4, 5]
Chairman, Chief Executive Officer
and President
TreeHouse Foods, Inc.

Ulice Payne, Jr. [1, 2, 4]
President
Cyber-Athletix, LLC;
President and Managing Member
Addison-Clifton, LLC

Kimberly K. Underhill [1, 3, 4]
Senior Advisor
Boston Consulting Group

Tristan Walker [4, 5]
Managing Member
Heirloom Management Company, LLC

EXECUTIVE LEADERSHIP TEAM

Mary N. Dillon
President and
Chief Executive Officer

Michael A. Baughn
Executive Vice President and
Chief Financial Officer

Franklin R. Bracken
Executive Vice President and
Chief Commercial Officer

Cindy Carlisle
Executive Vice President and
Chief Human Resources Officer

Jennifer L. Kraft
Executive Vice President and
General Counsel

Elliott D. Rodgers
Executive Vice President and
Chief Operations Officer

Kristin Bauer
Senior Vice President and
Chief Supply Chain Officer

Adrian Butler
Senior Vice President and
Chief Technology Officer

Robert Higginbotham
Senior Vice President,
Investor Relations,
Corporate Finance and Treasurer

Bryon Milburn
Senior Vice President and
Chief Merchandising Officer

Peter Scaturro
Senior Vice President,
Strategic Planning and Growth

Kim Waldmann
Senior Vice President and
Chief Customer Officer

CORPORATE INFORMATION

Worldwide Website
Our website at www.footlocker-inc.com offers information about our Company, including our SEC filings, press releases, and corporate governance documents.

Transfer Agent and Registrar
Computershare
P.O. Box 43006
Providence, RI 02940-3078
(866) 857-2216
(201) 680-6578 Outside U.S. and Canada
(800) 952-9245 Hearing Impaired - TTY Phone
www.computershare.com/investor

Overnight correspondence
should be sent to:
150 Royall Street, Suite 101
Canton, MA 02021

Independent Registered Public Accounting Firm
KPMG LLP
345 Park Avenue
New York, New York 10154
(212) 758-9700

Service Marks and Trademarks
The service marks and trademarks Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos are owned by Foot Locker, Inc. or its affiliates.

Investor Information
Investor inquiries should be directed to the Investor Relations Department at (212) 720-4600.

1 Member of Executive Committee
2 Member of Audit Committee
3 Member of HCC Committee
4 Member of NCR Committee
5 Member of Technology Committee

THE HEART
OF SNEAKERS

FOOT LOCKER, INC.

footlocker-inc.com

MIX
Paper | Supporting responsible forestry
FSC® C127009
FSC
www.fsc.org

FOOT LOCKER, INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38390-P03953 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOOT LOCKER, INC.

Proposals - The Board of Directors recommends a vote FOR each of the nominees, and FOR Proposals 2 and 3.

Nominees:	For	Against	Abstain
1a. Mary N. Dillon	☐	☐	☐
1b. Virginia C. Drosos	☐	☐	☐
1c. Guillermo G. Marmol	☐	☐	☐
1d. Darlene Nicosia	☐	☐	☐
1e. Steven Oakland	☐	☐	☐
1f. Ulice Payne, Jr.	☐	☐	☐
1g. Kimberly Underhill	☐	☐	☐
1h. Tristan Walker	☐	☐	☐
1i. Dona D. Young	☐	☐	☐

	For	Against	Abstain
2. Vote, on an Advisory Basis, to Approve the Company's Named Executive Officers' Compensation.	☐	☐	☐
3. Ratify the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the 2024 Fiscal Year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

V38391-P03953

FOOT LOCKER, INC.
Annual Meeting of Shareholders
May 21, 2024 at 9:00 A.M. Eastern Daylight Time
This proxy is solicited by the Board of Directors of Foot Locker, Inc.

Michael A. Baughn and Jennifer L. Kraft, or either of them, each with the power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 21, 2024, at 9:00 A.M., local time, virtually at www.virtualshareholdermeeting.com/FL2024, and at any adjournment or postponement thereof, upon the matters set forth in Foot Locker, Inc.'s Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE THE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

EMPLOYEE PLANS
IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

Continued and to be signed on reverse side